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                          CONSOLIDATED PUMA TRUST DEED

               CONSOLIDATED VERSION OF THE AMENDED PUMA TRUST DEED
               DATED 8 JUNE 1993, AS AMENDED BY THE SECOND DEED OF
                   VARIATION OF TRUST DATED 24 NOVEMBER 1994,
                  BY THE THIRD DEED OF VARIATION OF TRUST DATED
                     14 FEBRUARY 1995, BY THE FOURTH DEED OF
                 VARIATION DATED 26 MAY 1995, BY THE FIFTH DEED
                    OF VARIATION DATED 3 OCTOBER 1995, BY THE
               SIXTH DEED OF VARIATION OF TRUST DATED 2 MAY 1996,
            BY THE SEVENTH DEED OF VARIATION DATED 19 SEPTEMBER 1996,
          BY THE EIGHTH DEED OF VARIATION DATED 29 JANUARY 1997, BY THE
               NINTH DEED OF VARIATION DATED 24 MARCH 1997 BY THE
             TENTH DEED OF VARIATION DATED 25 AUGUST 2000 AND BY THE
                 ELEVENTH DEED OF VARIATION DATED 20 JULY 2001.
                    TWELFTH DEED OF VARIATION DATED [ ] 2001

     SECOND DEED OF VARIATION             DOES NOT AFFECT:
                                          MAC FUND ONE
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3

     FOURTH DEED OF VARIATION             DOES NOT AFFECT:
                                          MAC FUND ONE
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3
                                          PUMA SUB-FUND P-1 AND P-2

     FIFTH DEED OF VARIATION              DOES NOT AFFECT:
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3
                                          PUMA SUB-FUND P-1, P-2 AND P-3

     SIXTH DEED OF VARIATION              DOES NOT AFFECT:
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3
                                          PUMA SUB-FUND P-1, P-2, P-3 AND P-4

    SEVENTH DEED OF VARIATION             DOES NOT AFFECT:
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3
                                          PUMA SUB-FUND P-1, P-2, P-3, P-4 AND
                                          MASTERFUND P-5

     EIGHTH DEED OF VARIATION             DOES NOT AFFECT:
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO.3
                                          PUMA SUB-FUND P-1, P-2, P-3, P-4 AND
                                          MASTERFUND P-5

     NINTH DEED OF VARIATION              DOES NOT AFFECT:
                                          PUMA SUB-FUND NO. 1, NO. 2 AND NO. 3
                                          PUMA SUB-FUND P-1, P-2, P-3, P-4 AND
                                          MASTERFUNDS P-5 AND P-6

     TENTH DEED OF VARIATION              AFFECTS ALL SUB-FUNDS AND MAC FUND ONE

     ELEVENTH DEED OF VARIATION           AFFECTS ALL SUB-FUNDS AND MAC FUND ONE

     TWELFTH DEED OF VARIATION            DOES NOT AFFECT (EXCEPT TO A LIMITED
                                          EXTENT):PUMA SUB-FUND P-1, P-2, P-3,
                                          P-4 AND MASTERFUNDS P-5, P-6, P-7,
                                          E-1, E-2 AND E-3



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                     LAWYERS
          Levels 23-35 No 1 O'Connell Street Sydney NSW 2000 Australia
            PO Box H3 Australia Square Sydney NSW 1215 DX 370 Sydney
                               www.claytonutz.com
                    Tel + 61 2 9353 4000 Fax + 61 2 9251 7832
                OUR REF - 174/3323/1537356 CONTACT - TESSA HOSER
            SYDNEY O MELBOURNE O BRISBANE O PERTH O CANBERRA O DARWIN
 Liability limited by the Solicitors' Limitation of Liability Scheme approved under the Professional Standards Act 1994 (NSW)

WHEREAS

     The Trustee is desirous of establishing by this Deed trust funds to be known collectively by the names referred to in clause 2.2 hereof pursuant to which the Trustee will (inter alia) issue Notes to Noteholders backed, directly or indirectly, primarily by Loans secured by Approved Mortgages.

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1.          DEFINITIONS AND INTERPRETATION

1.1         DEFINITIONS

            In this Deed, the Recital and the Schedules, unless a contrary intention appears or the context otherwise requires, the following terms shall have the meanings respectively ascribed to them:

            "ACCOUNT" in relation to a Warehouse Fund or a Sub-Fund means the relevant account(s) opened with a Bank in accordance with clause 12 in relation to that Warehouse Fund or that Sub-Fund (as the case may be).

            "ACKNOWLEDGEMENT" means a Noteholder Acknowledgement or a Unitholder Acknowledgement.

            "ACQUIRING FUND" in relation to any Tranche of Approved Mortgages means the Fund specified as such in relation to that Tranche of Approved Mortgages in a Transfer Proposal.

            "ADJUSTMENT ADVANCE" in relation to a Tranche of Approved Mortgages and a Transfer Date means an amount, as determined by the Manager and specified in the corresponding Transfer Proposal, not exceeding an amount equal to the accrued and unpaid interest in respect of the Tranche of Approved Mortgages less any accrued and unpaid costs and expenses in respect of the Tranche of Approved Mortgages during the period up to (but not including) that Transfer Date.

            "APPLICATION FOR NOTES" means an application for Notes in the form of the Tenth Schedule or in such other form as may from time to time be agreed between the Trustee and the Manager.

            "APPROVED MORTGAGE" means a registered first mortgage over Land, situated in any State, granted or transferred (whether legally or equitably) to the Trustee (and which may be subject to any prior statutory charges and any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, which, in the opinion of the Manager, do not prevent the mortgage from being considered a first ranking mortgage in accordance with standard lending practice in the relevant State at the time that the mortgage is granted or transferred to the Trustee) and securing the repayment of a Loan and the payment of interest and all other moneys in respect of a Loan, and includes, where the context permits, the Loan itself.

            "APPROVED SOLICITOR" means a solicitor, conveyancer or Licensed Land Broker or firm of any of them approved by the Trustee for the purposes of the Funds having, unless otherwise agreed by each Current Rating Authority for each Sub-Fund:

            (a)     not less than three principals; and

            (b) professional indemnity or similar insurance for an amount of not less than four million dollars.

            "APPROVED VALUER" means a valuer who, in relation to Land in any State which requires valuers of Land to be registered or otherwise qualified, is so registered or qualified and who is approved by the Trustee and each Mortgage Insurer for the purposes of the Fund.

            "ASSOCIATE" in relation to a person means a person that is taken to be an associate of the firstmentioned person by virtue of Division 2 of Part 1.2 of the Corporations Act 2001.

            "AUDITOR" in relation to a Warehouse Fund or a Sub-Fund, means the auditor of that Warehouse Fund or Sub-Fund appointed from time to time pursuant to clause 13.

            "AUSTRACLEAR" means Austraclear Limited, ABN 94 002 060 773.

            "AUSTRACLEAR SYSTEM" means the system operated by Austraclear for holding securities and recording and settling transactions in those securities between members of that system.

            "AUTHORISED INVESTMENTS" in relation to a Fund means investments which at their date of acquisition are of the type specified in the Second Schedule in relation to that Fund PROVIDED THAT in the case only of a Warehouse Fund the foregoing investments may from time to time be varied or supplemented as provided in any Warehouse Investment Deed relating to that Warehouse Fund or as otherwise specified in writing to the Trustee and the Manager by the Warehousing Investor relating to that Warehouse Fund.

            "AUTHORISED SIGNATORY":

            (a) in relation to the Trustee, means a director, secretary or any person whose title contains the word or words "manager" or "chief executive officer" or a person performing the functions of any of them; and

            (b) in relation to any other corporation, means any person from time to time certified in writing by two directors of the corporation to be an authorised signatory of the corporation, whose signature appears on such certificate and which such signature is certified thereon by such directors to be that person's signature.

            "BANK" means a body corporate that is an ADI (authorised deposit-taking institution) for the purposes of the Banking Act 1959.

            "BANKING DAY" means a day, other than a Saturday, Sunday or public holiday in New South Wales, on which Banks are open for business in Sydney.

            "CASH" means coins and notes that are the legal tender for the time being of the Commonwealth of Australia.

            "CCC LIABILITY" means any loss, cost, damage or expense (including legal costs and disbursements on a full indemnity basis or a solicitor and own client basis, whichever is higher) arising out of or in connection with any civil claims or civil proceedings or threatened civil claims or civil proceedings concerning or relating to the Consumer Credit Code (including, without limitation, in respect of any civil penalty, order or judgment made under Part 6 or any other Part of the Consumer Credit Code) arising at any time on or after 1 November 1996. This includes:

            (a) the amount of any civil penalty order made against the Trustee under Part 6 of the Consumer Credit Code together with any other money ordered to be paid by the Trustee and legal costs or other costs and expenses payable or incurred by the Trustee which relate to the order; and

            (b) the amount equal to any payment made by the Trustee to a debtor or any other person in settlement of an application for an order under Part 6 of the Consumer Credit Code, together with any legal costs or other costs or expenses payable or incurred by the Trustee which relate to the application.

            "CHARGE RELEASE DATE" in relation to a Sub-Fund has the same meaning as in the Security Trust Deed (if any) relating to that Sub-Fund.

            "CLEARSTREAM BANKING S.A." means Clearstream Banking, societe anonyme, Luxembourg.

            "COLLATERAL SECURITIES" means any collateral securities, guarantees, indemnities or other securities or support granted in respect of a Loan or an Approved Mortgage and held by the Trustee as trustee of a Fund.

            "COMBINED ACCOUNT" has the meaning given to that term in clause
            12.6.

            "CONSUMER CREDIT CODE" means the Consumer Credit (New South Wales) Code and the equivalent legislation in each other state and territory of Australia.

            "CURRENT RATING AUTHORITY" means:

            (a) in relation to Notes and a Sub-Fund, each Rating Authority that at the request of the Manager has rated, or is proposed by the Manager to be requested to rate, the Notes issued by the Trustee as trustee of that Sub-Fund; and

            (b) in relation to any Specified Investor Securities specified in the Sub-Fund Notice for a Sub-Fund or the special terms in respect of Notes in relation to a Sub-Fund, each Rating Authority specified in that Sub-Fund Notice or those special terms as being a "Current Rating Authority" for those Specified Investor Securities, and each such Sub-Fund is taken to be a Sub-Fund to which a Current Rating Authority is applicable.

            "DEED" means this Trust Deed (including all Schedules), as altered, added or modified from time to time in accordance herewith.

            "DISTRIBUTION AGREEMENT" means any deed, agreement or arrangement relating to the issue, subscription, sale or similar of or for Notes including, without limiting the generality of the foregoing, any underwriting agreement, dealer agreement, issue and purchase agreement, subscription agreement or paying agent agreement.

            "DTC" means The Depository Trust Company of 55 Water Street, New York, NY 10041, U.S.A.

            "EUROCLEAR SYSTEM" means Euroclear Clearance System Public Limited Company.

            "EVENT OF DEFAULT" in relation to a Sub-Fund has the same meaning as under the Security Trust Deed for that Sub-Fund.

            "EXTRAORDINARY RESOLUTION" in relation to the Noteholders of a Sub-Fund means:

            (a) a resolution passed at a meeting of the Noteholders of that Sub-Fund duly convened and held in accordance with the provisions contained in the First Schedule by a majority consisting of not less than three quarters of the votes cast thereat; or

            (b) a resolution in writing pursuant to clause 15 of the First Schedule signed by all the Noteholders of the Sub-Fund.

            "FACE VALUE" means:

            (a) in relation to an Authorised Investment, the face value or the principal amount payable in respect of the Authorised Investment;

            (b) in relation to an Approved Mortgage, the principal amount of the Loan secured by that Approved Mortgage; and

            (c) in relation to any Notes, the principal amount of the Notes or (as the case requires) the aggregate of all such amounts in relation to Notes on issue in respect of a Sub-Fund.

            "FEES AND EXPENSES" in relation to a Sub-Fund or a Warehouse Fund (as the case may be) means fees and expenses payable by or recoupable from the relevant Sub-Fund or Warehouse Fund (as the case may be) in accordance with clause 17.

            "FINANCIAL YEAR" means, subject to clause 9.3(i), each period of twelve months ending on 30 September in each calendar year PROVIDED THAT the "FINANCIAL YEAR" under the Original PUMA Trust Deed that would otherwise have ended on 30 June 1993 shall be extended to 30 September 1993 AND PROVIDED FURTHER THAT the last Financial Year shall commence on the day immediately after the last day of the full Financial Year immediately preceding the Vesting Date and end on the Vesting Date.

            "FIRST WAREHOUSE FUND" means the Warehouse Fund constituted pursuant to the Original PUMA Trust Deed and known as the "First Warehouse Fund".

            "FITCH" means Fitch Inc. or Fitch Australia Pty Ltd, ABN 93 081 339 184, and includes their respective successors and assigns.

            "FUND" and "FUNDS" means, as the context requires, each or all of the separate trusts constituted by this Deed, being the First Warehouse Fund, each subsequent Warehouse Fund and each Sub-Fund.

            "GOVERNMENTAL AGENCY" means the Federal Government of the Commonwealth of Australia, the Government of any State or Territory of the Commonwealth of Australia, the Government of any other country or political subdivision thereof and any minister, department, office, commission, instrumentality, agency, board, authority or organ of any of the foregoing or any delegate or person deriving authority from any of the foregoing.

            "GUARANTEED INVESTMENT CONTRACT" means:

            (a) generally, a guaranteed investment contract and includes, without limiting the generality of the foregoing, an agreement whereby the Trustee receives a promise from the relevant counterparty to pay a specified amount or return to the Trustee in its capacity as trustee of the Sub-Fund or Warehouse Fund (as the case may be) in exchange for the transfer by the Trustee of Approved Mortgages or the benefit thereof; and

            (b) in relation to a Sub-Fund to which a Current Rating Authority is applicable, a guaranteed investment contract within the meaning of paragraph (a) of this definition, entered into or held by the Trustee as trustee of that Sub-Fund with a counterparty having a Prescribed Rating at the time of entering into the same or at the time the benefit of the same comes to be held by the Trustee as trustee of the Sub-Fund, and includes, subject to paragraph (b) above, any agreement which is specified by the Trustee and the Manager to be a Guaranteed Investment Contract.

            "HEDGE ARRANGEMENT" means any futures contract, options agreement, hedge, swap or other arrangement made by the Trustee (whether alone or with the Manager or any other person) entered into in accordance with clause 10.5 and, only in the case of a Sub-Fund to which a Current Rating Authority is applicable, with a counterparty having a Prescribed Rating at the time of entering into the same or at the time the benefit of the same comes to be held by the Trustee as trustee of the Sub-Fund and includes, subject to foregoing, any agreement which is specified by the Trustee and the Manager to be a Hedge Arrangement in relation to the Fund.

            "INCEPTION DATE" in relation to a Sub-Fund means the date of its creation pursuant to clause 6A.

            "ISSUE DATE" in relation to a Sub-Fund or Notes of that Sub-Fund means each date upon which the Trustee issues such Notes as trustee of that Sub-Fund.

            "ISSUING DOCUMENT" in relation to a Sub-Fund and Notes means each document pursuant to which Notes are issued, or are to be issued, as applicable, by the Trustee as trustee of that Sub-Fund and includes, where applicable, the Notes themselves and any document which is specified by the Trustee and the Manager to be an Issuing Document in relation to the Sub-Fund.

            "LAND" means:

            (a) any estate or interest whether at law or in equity in freehold or leasehold land, including all improvements on such land; and

            (b) any parcel and any lot, common property and land comprising a parcel within the meaning of the Strata Titles Act, 1973 (New South Wales) or the Community Land Development Act, 1989 (New South Wales) or any equivalent legislation in any other State.

            "LICENSED LAND BROKER" means in the case of Western Australian Land, a "settlement agent" within the meaning of the Settlement Agents Act, 1981 (Western Australia).

            "LOAN" means a loan (including any repaid then redrawn amount) secured by an Approved Mortgage and complying with the criteria set out in the Third Schedule.

            "MANAGEMENT DEED" means a Management Deed dated 26 July 1990 between the Trustee and Macquarie Securitisation Limited (then called Schroders Australia Mortgage Securities Limited), as amended from time to time.

            "MANAGER" means Macquarie Securitisation Limited or, in the event of the retirement or removal of Macquarie Securitisation Limited, such substitute person as is appointed in its place by the Trustee in accordance with the Management Deed.

            "MARKED TRANSFER AND ACCEPTANCE" means a Note Transfer and Acceptance marked by the Trustee in accordance with clause 8.11.

            "MOODY'S" means Moody's Investors Service, Inc, or Moody's Investors Service Pty Ltd, ABN 61 003 399 657, and includes their respective successors and assigns.

            "MORTGAGE INSURANCE POLICY" means each Pool Insurance Policy and each Primary Mortgage Insurance Policy.

            "MORTGAGE INSURER" means each corporation which:

            (a) is approved from time to time by the Trustee and the Manager; and

            (b)     has issued a Mortgage Insurance Policy to the Trustee.

            "MORTGAGOR" means the mortgagor under an Approved Mortgage.

            "NET ACCOUNTING INCOME" in relation to a Fund for a Financial Year means the amount calculated under clause 14.6(a) for the Fund for the Financial Year.

            "NET TAX INCOME" in relation to a Fund for a Financial Year means the net income of the Fund for the Financial Year determined in accordance with section 95(1) of the Income Tax Assessment Act 1936
            (Cth).

            "NOMINATED SUB-FUNDS" means each of the Sub-Funds already in existence as at 1 November 1996.

            "NOTE" in relation to a Sub-Fund means:

            (a) a debt security issued or to be issued (as the context requires) by the Trustee as trustee of that Sub-Fund as contemplated by clause 7 or an Issuing Document;

            (b) in relation to the holding of any Noteholder, that portion of Notes (as defined in paragraph (a)) on issue in relation to a Sub-Fund to which the Noteholder has an entitlement as shown in the Register or determined in accordance with an Issuing Document; and

            (c) all Notes (as defined in paragraph (a)) on issue from time to time in relation to that Sub-Fund.

            "NOTE TRANSFER AND ACCEPTANCE" means a transfer and acceptance in respect of Notes in the form of the Fifth Schedule or in such other form as the Trustee shall approve.

            "NOTED SECURITY HOLDER" means, in respect of any Registered Notes, the person (if any) whose name is or is to be (as the context requires) specified as such in the relevant Register in relation to such Notes.

            "NOTEHOLDER" in relation to:

            (a) a Registered Note, means the person shown in the Register as the holder of that Note; and

            (b) a Note issued pursuant to an Issuing Document, means the holder of that Note as determined in accordance with that Issuing Document.

            "NOTEHOLDER ACKNOWLEDGEMENT" means the acknowledgement of a Noteholder Entitlement in the form set out in the Fourth Schedule or in such other form as may from time to time be agreed between the Trustee and the Manager.

            "NOTEHOLDER ENTITLEMENT" means in respect of Notes of a Sub-Fund held by a Noteholder, the entitlement of the Noteholder, determined in accordance with this Deed, the corresponding Sub-Fund Notice, the special terms (if any) of the Notes, the Issuing Documents (if any) in relation to the Notes and the corresponding Security Trust Deed (if any), to the repayment by the Trustee as trustee of the Sub-Fund of the Face Value of those Notes and the payment of interest on those Notes on the due date for such repayment or payment.

            "ORIGINAL PUMA TRUST DEED" means the Deed of Trust dated 13 July 1990 between the party named in the First Schedule thereto and the Trustee.

            "ORIGINATION AGREEMENT" in relation to a Fund means any deed, agreement or arrangement relating to the appointment of Originators and/or their rights, duties and obligations and includes anything specified to be an Origination Agreement in relation to the Fund by the Trustee and the Manager.

            "ORIGINATOR" means a person approved by each Mortgage Insurer and appointed by the Manager in relation to the exercise of the Manager's and the Trustee's rights and powers and the performance of their duties and obligations or otherwise in respect of the administration of the Funds, Loans and Approved Mortgages (and includes any such person whether or not one of their functions is to originate Approved Mortgages).

            "PERPETUITY PERIOD" means the period commencing on the date of the Original PUMA Trust Deed and ending on the date being the earlier of:

            (a)  31 December 2069; and

            (b) twenty years from the date of death of the last survivor of the descendants of His Late Majesty King George V, living at the date of this Deed.

            "POOL INSURANCE POLICY" means any pool insurance policy from time to time taken out in favour of the Trustee.

            "PRESCRIBED RATING" means in relation to a counterparty to a Support Facility in respect of a Sub-Fund, the credit rating (if any) specified or approved by each Current Rating Authority as the minimum credit rating for a counterparty for that Sub-Fund to that particular Support Facility or Support Facilities of that class (or if no minimum credit rating is specified or approved by any Current Rating Authority for a counterparty to such Support Facility for that Sub-Fund, any counterparty is deemed to have a "Prescribed Rating").

            "PRIMARY CCC INDEMNITY" in relation to a Fund has the meaning given to it in the Management Deed unless otherwise specified in the corresponding Sub-Fund Notice or Warehousing Investment Deed.

            "PRIMARY MORTGAGE INSURANCE POLICY" means a policy of insurance (other than a Pool Insurance Policy) under which, inter alia, an insurer insures an Approved Mortgage against loss by the Trustee for, inter alia, a fixed sum or a percentage (up to and including 100%) of the principal amount of the Loan secured thereby.

            "RATING AUTHORITY" means Moody's, S & P, Fitch or any other recognised rating agency designated in writing by the Manager to the Trustee.

            "REGISTER" means the one or more registers containing the information referred to in clause 15 maintained by the Trustee (or, if a delegation is made pursuant to clause 9.4, Austraclear or such other Relevant Clearing System) in relation to this Deed.

            "REGISTERED ADDRESS" means the address of a Noteholder, a Noted Security Holder or a Unitholder, as the case may be, as set out in the Register.

            "REGISTERED NOTES" has the meaning given to it in clause 7.5.

            "RELATED BODY CORPORATE" has the meaning ascribed to that expression in section 9 of the Corporations Act 2001.

            "RELEVANT CLEARING SYSTEM" means the Austraclear System, the Euroclear System, Clearstream Banking S.A., DTC or any other clearance or depository systems or recognised exchanges and any successor of or depository or nominee of, any of the foregoing as agreed between the Manager and Trustee in accordance with clause 9.4 of this Deed.

            "S & P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Standard and Poor's (Australia) Pty. Limited, ABN 62 007 324 852, and includes their respective successors and assigns.

            "SALE AGREEMENT" in relation to a Fund means any agreement or deed under which the Trustee as trustee of the Fund acquires or may acquire a legal or equitable interest in Approved Mortgages, Loans, Collateral Securities and/or related assets and rights from any person and includes, without limiting the generality of the foregoing, any written offer for the sale of the foregoing that can be accepted by conduct or otherwise and any master agreement or deed setting out the terms that would apply to any sale of the foregoing if that person offered these for sale to the Trustee as trustee of a Fund and such offer was accepted by the Trustee and includes anything specified to be a Sale Agreement in relation to the Fund by the Trustee and the Manager.

            "SECURITY ENHANCEMENTS" means any Mortgage Insurance Policy, any certification, representation, warranty or indemnity provided by any person (including but not limited to any certification provided by the Manager or a Warehousing Investor under or pursuant to this Deed, including certification made pursuant to a Transfer Proposal or a Warehousing Investor's Transfer Certificate) and/or such other security, support, rights and/or benefits made available to the Trustee in support of or substitution for an Authorised Investment or income or benefit arising thereon as permitted by this Deed and includes any agreement, instrument or right which is specified by the Trustee and the Manager to be a Security Enhancement.

            "SECURITY INTEREST" includes any mortgage, pledge, lien, charge, encumbrance, hypothecation, title retention, preferential right or trust arrangement.

            "SECURITY TRUST DEED" in relation to a Fund means a document or combination of documents between the Trustee, the Manager and the Security Trustee under which the Trustee as trustee of the Fund grants a charge over some or all of the assets of the Fund in favour of the Security Trustee.

            "SECURITY TRUSTEE" means Perpetual Trustee Company Limited in its capacity as security trustee under each Security Trust Deed and any successor trustee appointed under that Security Trust Deed.

            "SELLING FUND" means:

            (a) in relation to a Transfer Proposal, each Warehouse Fund or Sub-Fund specified as such in that Transfer Proposal; and

            (b) in relation to a Tranche of Approved Mortgages, the Warehouse Fund or Sub-Fund specified in a Transfer Proposal to be the "Selling Fund" in relation to that Tranche of Approved Mortgages.

            "SPECIFIED INVESTOR SECURITIES" means, in relation to any Notes of a Sub- Fund, the securities (if any) specified as such in the Sub-Fund Notice in relation to that Sub-Fund or the special terms (if any) for those Notes.

            "STAND-BY ARRANGEMENT" means an agreement made by the Trustee as trustee of a Sub-Fund (whether alone or with the Manager or any other person) with a counterparty:

            (a) in the case of a Sub-Fund to which a Current Rating Authority is applicable, having a Prescribed Rating at the time of entering into the agreement; and

            (b) where the counterparty agrees to provide funds to the Trustee as trustee of the Sub-Fund to an agreed limit or extent to cover a short-fall of funds available in the Sub-Fund,

            and includes, subject to paragraph (a) above, any agreement which is specified by the Trustee and the Manager to be a Stand-by Arrangement in relation to the Fund.

            "STATE" means, other than in the Second Schedule, a State or Territory of the Commonwealth of Australia.

            "SUB-FUND" means each individual trust fund from time to time created pursuant to clause 6A.1.

            "SUB-FUND NOTICE" in relation to a Sub-Fund means a notice with respect to that Sub-Fund issued by the Manager pursuant to clause 6A.1 and accepted or to be accepted (as the case may be) by the Trustee in accordance with that clause.

            "SUPPORT FACILITY" in relation to a Fund means each Hedge Arrangement, Guaranteed

            Investment Contract, Security Enhancement and Stand-by Arrangement entered into by or transferred to the Trustee, or which the Trustee has the benefit of, as trustee of that Fund and includes any other agreement or instrument which is specified by the Trustee and the Manager to be a Support Facility in relation to the Fund.

            "TAX ACT" means the Income Tax Assessment Act 1936 (Cth) or, as the context requires, the Income Tax Assessment Act 1997 (Cth).

            "TITLE DOCUMENTS" means the documents of title and other supporting documents in relation to Authorised Investments of the Fund as the Trustee is entitled to hold including, without limitation, documents of title to or other documents evidencing Collateral Securities.

            "TITLE INSURANCE POLICY" means an indemnity insurance contract issued by a Title Insurer to insure the Trustee (as mortgagee) against the risk of a Loan and any Approved Mortgages in respect of that Loan, being invalid, unenforceable or subject to any claims of prior interests or encumbrances.

            "TITLE INSURER" means First American Title Insurance Company of Australia Pty Ltd (ABN 64 075 279 908) or any other person approved in writing by the Trustee and the Manager.

            "TRANCHE OF APPROVED MORTGAGES" means collectively a group of Approved Mortgages specified by the Manager in a Transfer Proposal to be transferred by a particular Selling Fund.

            "TRANSACTION DOCUMENTS" means:

            (a)     this Deed;

            (b)     the Management Deed;

            (c)     each Sub-Fund Notice;

            (d) each document setting out the terms of the appointment of an Originator;

            (e)     each Security Trust Deed;

            (f)     each Warehouse Investment Deed;

            (g)     each Support Facility;

            (h)     each Issuing Document;

            (i)     each Sale Agreement;

            (j)     each Origination Agreement;

            (k)     each Distribution Agreement;

            (l)     all Notes from time to time;

            (m) each other document which is expressed to be, or which is agreed by the Manager and Trustee to be, a Transaction Document for the purposes hereof; and

            (n) each other document that is executed under or which is or is expressed to be incidental or collateral to, any other Transaction Document,

            and in relation to a Warehouse Fund or a Sub-Fund means all of the foregoing to the extent (if at all) they relate to that Warehouse Fund or Sub-Fund.

            "TRANSFER AND ACCEPTANCE" means a Note Transfer and Acceptance or a Unit Transfer and

            Acceptance.

            "TRANSFER DATE" in relation to a Tranche of Approved Mortgages and an Acquiring Fund, means the date for the transfer of the Tranche of Approved Mortgages from a Selling Fund to the Trustee on behalf of the Acquiring Fund.

            "TRANSFER PAYMENT" in relation to a Tranche of Approved Mortgages and a Transfer Date means:

            (a) the aggregate of the Face Values of the Approved Mortgages comprising that Tranche of Approved Mortgages on that Transfer Date; and

            (b) if the Tranche of Approved Mortgages includes any Approved Mortgages under which interest is charged at a fixed rate, plus or minus an additional amount as determined by the Manager and specified in the corresponding Transfer Proposal to represent the net present value or burden (if any) to the Acquiring Fund of the difference between the fixed rate applying to each such Approved Mortgage and the fixed rate that would apply to that Approved Mortgage if the interest rate for the relevant amount of the Approved Mortgage was fixed on that Transfer Date until the end of the relevant fixed rate period taking into account any Hedge Arrangements transferred or novated to the Acquiring Fund with the Tranche of Approved Mortgages and any Hedge Arrangements in relation to the Approved Mortgages terminated and replaced with new Hedge Arrangements with the Acquiring Fund on the same terms on that Transfer Date provided that, in the case of a Transfer Proposal where the Selling Fund or the Acquiring Fund is a Sub-Fund, each Current Rating Authority in relation to that Sub-Fund has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes or Specified Investor Securities of that Sub-Fund, or such other amount as is specified by the Manager in the corresponding Transfer Proposal provided that, in the case of a Transfer Proposal where the Selling Fund or Acquiring Fund is a Warehouse Fund, the corresponding Warehousing Investor consents to such other amount and, in the case of a Transfer Proposal where a Selling Fund or Acquiring Fund is a Sub-Fund, each Current Rating Authority in relation to that Sub-Fund has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes or Specified Investor Securities of that Sub-Fund.

            "TRANSFER PROPOSAL" means a proposal by the Manager to the Trustee in the form of the Eleventh Schedule (or in such other form as the Trustee may from time to time accept) and at any given time means such a proposal as amended pursuant to clause 6B.2(a).

            "TRUSTEE" means the trustee of the Funds in its capacity as trustee of the Funds, whether original or substitute.

            "UNIT" means a unit in a Sub-Fund.

            "UNITHOLDER ACKNOWLEDGEMENT" means the acknowledgement of a Unitholder Entitlement in the form set out in the Sixth Schedule or in such other form as may from time to time be agreed between the Trustee and the Manager.

            "UNIT TRANSFER AND ACCEPTANCE" means a transfer and acceptance in respect of Units in the form of the Seventh Schedule or in such other form as the Trustee shall approve.

            "UNITHOLDER" in relation to a Unit means the person shown in the Register as the holder of that Unit.

            "UNITHOLDER ENTITLEMENT" in relation to a Unit, a Unitholder and a Sub-Fund means the entitlement of the Unitholder of that Unit to the payment of any amount due in respect of that

            Unit by the Trustee in its capacity as trustee of the Sub-Fund in accordance with this Deed and the Sub-Fund Notice for that Sub-Fund.

            "VESTING DATE" means the day upon which the Perpetuity Period shall expire.

            "WAREHOUSE FUND" means a trust fund established for the benefit of a Warehousing Investor in accordance with clauses 2.1 or 5 of the Original PUMA Trust Deed or clause 5 of this Deed.

            "WAREHOUSING INVESTOR" means a person on whose behalf the Trustee holds a Warehouse Fund pursuant to clause 5.1.

            "WAREHOUSING INVESTMENT DEED" in relation to a Warehousing Investor and a Warehouse Fund means each deed, agreement or other instrument from time to time entered into by the Warehousing Investor, the Trustee and the Manager regarding the Warehousing Investor's Warehouse Fund.

            "WAREHOUSING INVESTOR ENTITLEMENT" means, subject to clause 1.3, the entitlements applicable to a Warehousing Investor described in clause 5.8(d) of this Deed.

            "WAREHOUSING INVESTOR'S TRANSFER CERTIFICATE" means a certificate from the Warehousing Investor to the Trustee in the form of the Ninth Schedule (or in such other form as the Trustee may from time to time accept).

            1.2 GENERAL

            In this Deed, the Recitals and the Schedules, except to the extent that the context otherwise requires or the contrary intention appears:

            (a) references to any legislation or to any provision of any legislation shall include any statutory modification or re-enactment of, any legislation or provision substituted for or replacing (in whole or in substance) such legislation or provision, and all legislation and statutory instruments issued under, such legislation;

            (b) words denoting the singular number shall include the plural and vice versa;

            (c) words denoting individuals shall include corporations and firms and vice versa;

            (d) references to this Deed, to any other Transaction Document or to any other document or agreement, shall include references to this Deed, the other Transaction Document or such other document or agreement as novated, supplemented, varied or replaced from time to time;

            (e) references to any person in this Deed or any other document or arrangement shall include reference to its successors and permitted assigns;

            (f)     words denoting any gender shall include all genders;

            (g) headings are for convenience only and shall not affect interpretation of this Deed;

            (h) where any payment is to be made, or notice given, under or in relation to this Deed on a day not being a Banking Day the requirement for such payment or notice shall be deemed to be on the next following Banking Day;

            (i) references to "DOLLARS", "DOLLARS", "$", "A$", "AUSTRALIAN DOLLARS" or to another amount are references to the relevant units of the lawful currency of the Commonwealth of Australia;

            (j) "WRITING" includes words of like import including printing, typing, lithography and other means of reproducing words in a tangible form;

            (k) "CLASS" in relation to Notes or Units of a Sub-Fund means Notesor Units (as the case may be) having as amongst themselves the same rights and restrictions as to the amount and timing of payments of interest and principal and as to voting entitlements and "CLASS" in relation to the Noteholders or Unitholders of a Sub-Fund has a corresponding meaning;

            (l) references to "TRANSFER" or "TRANSFERRED" of any assets or rights in relation to two Funds are references to the Trustee ceasing to hold those assets or rights as the trustee of a Fund and thereafter holding those assets or rights as trustee of another Fund in accordance this Deed;

            (m) references to a Schedule are a reference to a Schedule of this Deed; and

            (n) a reference to "FRAUD", "NEGLIGENCE" or "WILFUL DEFAULT" of theTrustee or the Manager means the fraud, negligence or wilful default of the Trustee or the Manager (as the case may be) and of its officers, employees, agents and any other person where the Trustee or the Manager (as the case may be) is liable for the acts or omissions of such other person under the terms of any Transaction Document.

1.3         WAREHOUSE INVESTMENT DEEDS

            The rights, entitlements and obligations of a Warehousing Investor, the Trustee and the Manager, the procedures relating to a Warehouse Fund, the property and investments comprising a Warehouse Fund and any other matter or thing in respect of a Warehouse Fund or in respect of the relationship or rights and obligations between the Trustee, the Manager and a Warehousing Investor under a Transaction Document may be varied or supplemented by the Warehousing Investment Deed relating to that Warehouse Fund or, with the agreement of the Trustee and the Manager, by that Warehousing Investor. Notwithstanding anything contained in any other Transaction Document insofar as it affects the relationship or the rights and obligations between the Trustee, the Manager and the Warehousing Investor, the provisions of a Warehousing Investment Deed shall prevail to the extent of any inconsistency with the provisions thereof (unless the particular provision of the Transaction Document expressly provides that it operates notwithstanding this clause 1.3).

1.4         SECURITY TRUST DEEDS

            Notwithstanding anything herein contained, the provisions of any Security Trust Deed in relation to a Fund shall prevail to the extent of any inconsistency with the provisions hereof in relation to that Fund and the provisions of each Security Trust Deed shall be binding on the parties thereto, the Noteholders and Unitholders in relation to the Fund (if the Fund is a Sub-Fund), the Warehousing Investor in relation to the Fund (if the Fund is a Warehouse Fund) and all other persons taking or described as beneficiaries thereunder.

1.5         CONSENTS AND APPROVALS

            Where this Deed or the Management Deed provides for the consent or appointment by the Trustee or the Manager of an Approved Solicitor, a Title Insurer, an Approved Valuer, an Originator or any other person or in relation to any other matter or thing, that consent or approval may be subject to the prior consent or approval of any person, or the prior satisfaction of any other condition, as set out in any other Transaction Document.

1.6         INCORPORATION OF SCHEDULES

            The Schedules to this Deed shall be incorporated into and shall form part of this Deed.

--------------------------------------------------------------------------------
2.          THE FUNDS - CONSTITUTION, DURATION AND TERMINATION


2.1         CONSTITUTION OF THE FUNDS

            (a) The parties acknowledge that the Warehouse Fund known as the "First Warehouse Fund" was constituted pursuant to the Original PUMA Trust Deed.

                    Sub-Funds and additional Warehouse Funds may be created from time to time in accordance with clauses 5 and 6 (as the case requires). All Sub-Funds and Warehouse Funds shall be separate and distinct trust funds.

            (b) The sum settled pursuant to the Original PUMA Trust Deed to constitute the First Warehouse Fund shall be utilised (so far as it will extend) in the acquisition of Authorised Investments for, or the payment of Fees and Expenses of, the First Warehouse Fund.

2.2         NAME OF FUNDS

            The Sub-Funds and Warehouse Funds constituted and established pursuant to this Deed shall be collectively known and identified as the "Pooled Unlisted Managed Assets Fund" and also as the "PUMA Fund" or the "PUMA Programme".

2.3         DURATION AND TERMINATION OF FUNDS

            Each Sub-Fund and Warehouse Fund shall come in to existence at the times provided in this Deed and shall continue and shall not vest until the time provided by this Deed provided always that no Sub-Fund or Warehouse Fund shall extend beyond the Vesting Date.

--------------------------------------------------------------------------------
3.          THE TRUSTEE

3.1         APPOINTMENT OF TRUSTEE AND DECLARATION OF TRUST

            The Trustee is hereby expressly appointed and agrees to act as trustee of each Sub-Fund and Warehouse Fund and the Trustee declares that it holds and will continue to hold same on the trusts provided by this Deed.

3.2         POWERS AND DUTIES OF TRUSTEE

            Each Noteholder, each Unitholder, each Warehousing Investor and the Manager shall be hereby deemed to irrevocably appoint and authorise the Trustee to act as Trustee under this Deed with such powers conferred by statute or as are expressly provided for the Trustee by the terms of this Deed. Each Noteholder, each Unitholder, each Warehousing Investor and the Manager shall be deemed to have agreed that the Trustee shall have no duties or responsibilities except those expressly set forth in this Deed.

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4.          DEED BINDING ON NOTEHOLDERS, WAREHOUSING INVESTORS, UNITHOLDERS AND
            MANAGER


            This Deed shall be binding on all of the Noteholders and Warehousing Investors (in each case whether original or by transfer or transmission or otherwise), the Manager and the Unitholders of each Sub-Fund as if each were originally a party hereto.

--------------------------------------------------------------------------------
5.          WAREHOUSE FUNDS AND WAREHOUSING INVESTORS

5.1         CONSTITUTION OF A WAREHOUSE FUND

            A person may, with the prior written consent of the Manager (which such consent may be included in a Warehouse Investment Deed), from time to time submit to the Trustee a notice in the form of the Eighth Schedule or in such other form as the Trustee may accept requesting the Trustee to accept specified Authorised Investments to be vested in the Trustee as trustee for that person on the terms of this Deed. The Trustee shall accept such request upon receipt of a certificate from the Manager that the specified investments are Authorised Investments of the Warehouse Fund to be constituted. Upon acceptance by the Trustee of such request the specified Authorised Investments shall be vested in the Trustee as trustee of a separate and distinct Warehouse Fund upon trust for such person vesting the Authorised Investments in the Trustee (who shall thereafter be a Warehousing Investor) on the terms of this Deed.

5.2         NAME OF WAREHOUSE FUND

            A Warehouse Fund shall bear such name or designation as the Manager shall from time to time determine provided that such name or designation is, in the opinion of the Trustee, clearly distinguishable from the name of each Fund then in existence.

5.3         COMMENCEMENT AND DURATION OF WAREHOUSE FUND

            (a) A Warehouse Fund shall come in to existence when created and shall continue until the earliest to occur of:

                    (i)     the Vesting Date;

                    (ii) the date on which the last Authorised Investment held by the Trustee in the Warehouse Fund has been transferred from the Warehouse Fund in accordance with clauses 5.7 and 5.8; and

                    (iii) the date notified by the Manager to the Trustee in writing which must be after the later of the date on which the last Authorised Investment held by the Trustee in the Warehouse Fund is transferred to another Fund in accordance with clause 6B and (where applicable) the date on which the last distribution due to the Trustee as trustee of the Warehouse Fund in accordance with clause 6B.2(f) is distributed to the Warehousing Investor pursuant to this Deed, at which time the Warehouse Fund shall vest in the Warehousing Investor.

            (b) The Trustee shall upon the vesting of a Warehouse Fund in a Warehousing Investor execute such documents and do all such acts, matters and things (at the cost and expense of the Warehousing Investor) as the Warehousing Investor may reasonably require to vest the legal title in the Authorised Investments of the Warehouse Fund in the Warehousing Investor. The Warehousing Investor, the Trustee, the Manager and any relevant Originator shall forthwith thereafter account to each other for any outstanding moneys properly payable to or by them under or pursuant to, in the case of an Originator, the terms of its appointment and in every other case pursuant to the provisions of this Deed, the Warehouse Investment Deed (if any), the Management Deed and any Security Trust Deed.

5.4         ENTRY OF WAREHOUSE FUND AND WAREHOUSING INVESTOR IN REGISTER

            The Trustee shall record in the Register the establishment and name of the Warehouse Fund (as soon as practicable after establishment of the Warehouse Fund), a list of the Authorised

            Investments held from time to time by the Trustee as trustee of the Warehouse Fund and such other particulars in the Register in relation to the Warehouse Fund as are required pursuant to clause 15.1(b).

5.5         ADDITIONS TO WAREHOUSE FUND AND CREATION OF APPROVED MORTGAGES

            (a) A Warehousing Investor may with the prior written consent of the Manager, or the Manager may on behalf of the Warehousing Investor if authorised under the corresponding Warehouse Investment Deed, from time to time request the Trustee to accept additional specified Authorised Investments to be vested in the Trustee as trustee of a Warehouse Fund (being a Warehouse Fund which the Trustee holds on trust for such Warehousing Investor). The Trustee shall accept such a request upon receipt of a certificate from the Manager (in such form as the Trustee and the Manager may agree from time to time) that the specified investments are Authorised Investments of the Warehouse Fund. Upon the acceptance by the Trustee of such request the additional specified Authorised Investments shall be vested in the Trustee as trustee of such Warehouse Fund upon trust for such Warehousing Investor.

            (b) Subject to there being sufficient available funds in the Warehouse Fund the Trustee may from time to time make Loans on the security of Approved Mortgages.

5.6         BENEFICIAL INTEREST IN THE WAREHOUSE FUND

            The Trustee shall hold the Warehouse Fund and each Authorised Investment comprised therein from time to time (including the Trustee's interest as mortgagee under any relevant Approved Mortgage) on trust for the Warehousing Investor as the beneficial owner thereof on the terms of this Deed, as varied or supplemented by the corresponding Warehouse Investment Deed (if any).

5.7         DEALING WITH AUTHORISED INVESTMENTS IN A WAREHOUSE FUND

            (a)     Subject to clause 1.4 (and any applicable Security Trust
                    Deed), this clause 5, the Management Deed and any Warehouse Investment Deed, the Trustee shall only deal with an Authorised Investment to which a Warehousing Investor is entitled in accordance with the written directions of the Warehousing Investor and, without limiting the foregoing but subject to the same limitations as hereinbefore mentioned, the Trustee shall upon receipt of such a direction from a Warehousing Investor transfer to the Warehousing Investor or its nominee any Authorised Investment comprised in the relevant Warehouse Fund.

            (b) Subject to any Warehouse Investment Deed, the Trustee shall not be obliged to deal with any Authorised Investments for a Warehousing Investor (including, without limitation, upon termination and vesting of a Warehouse Fund) unless and until the Warehousing Investor has paid or procured payment of:

                    (i) any costs, expenses or outgoings for which the Trustee or any other person is liable or may incur as a result of such dealing; and

                    (ii) any unpaid or accrued Fees and Expenses in respect of the Warehouse Fund or amounts which the Trustee, after consultation with the Manager, considers necessary to meet any future obligations for Fees and Expenses in respect of the Warehouse Fund.

            (c) Notwithstanding any other provision of this Deed, the Trustee will not be obliged to deal with any Authorised Investment of a Warehouse Fund (including to pay or transfer an Authorised Investment, or the proceeds of sale of an Authorised Investment, to or at the direction of the Warehousing Investor, and whether before or after termination of the Warehouse Fund) unless all Fees and Expenses payable (or which the Trustee reasonably considers may become payable) out of the Warehouse Fund have been paid or otherwise provided for to the satisfaction of the Trustee.

5.8         WAREHOUSING INVESTOR ENTITLEMENTS

            Subject to the provisions of any corresponding Warehouse Investment
            Deed:

            (a) the Warehousing Investor will be presently entitled to all income of the Warehouse Fund;

            (b) the Warehousing Investor will also be presently entitled to the amount of the Face Value or any part of the Face Value of any Authorised Investment in the Warehouse Fund prepaid or repaid on maturity of that Authorised Investment. The Trustee shall pay such amount to the Warehousing Investor as soon as practicable after receipt by the Trustee. The Trustee shall be entitled to deduct any costs, expenses or outgoings for which the Trustee or any other person is liable or may incur as a result of this clause 5.8(b) and any other unpaid, accrued or anticipated Fees and Expenses in respect of the Warehouse Fund;

            (c) the Warehousing Investor will be entitled upon termination of a Warehouse Fund to any remaining capital and/or income comprised in the Warehouse Fund after the payment of all unpaid, accrued or anticipated Fees and Expenses in respect of the Warehouse Fund. The Trustee shall remit same to the Warehousing Investor as soon as possible after termination of the Warehouse Fund as aforesaid and after paying, or making allowance to its satisfaction, of all such unpaid, accrued or anticipated Fees and Expenses; and

            (d) the Warehousing Investor's right to payments set out in clauses 5.8(a), 5.8(b) and 5.8(c) and the Warehousing Investor's beneficial interest in the Authorised Investments in the Warehouse Fund shall, subject to clause 5.9, constitute the Warehousing Investor Entitlement.

5.9         PROHIBITION ON OTHER INTERESTS OVER WAREHOUSE FUNDS

            Without prejudice to clause 1.4(b):

            (a) The rights and interests of each Warehousing Investor in respect of its corresponding Warehouse Fund shall be personal to the Warehousing Investor and shall not be capable of being assigned, or having any Security Interest created or existing thereover, without the prior written consent of the Manager (which it may give or withhold in its absolute discretion).

            (b) Each Warehousing Investor shall be obliged and hereby shall be deemed to undertake to and agree with the Trustee and the Manager to immediately notify the Trustee and the Manager in the event that the Warehousing Investor purports to assign, or to create or suffers to exist any Security Interest over, the Warehousing Investor's rights and interests in respect of a Warehouse Fund.

            (c) If a Warehousing Investor purports to assign, or to create or suffers to exist any Security Interest over, any of its rights and interests in respect of a Warehouse Fund in breach of clause 5.9(a), that assignment and that Security Interest insofar as it purports to extend to the Warehousing Investor's rights and interests in the Warehousing Fund shall be of no force and effect (each such right and interest being subject to this clause) and shall not vest in any purported assignee or holder of the Security Interest any right, title or interest in the Warehouse Fund or the Warehousing Investor's rights and interests therein.

5.10        LIABILITY OF WAREHOUSING INVESTOR FOR LATER FEES AND EXPENSES


            Upon the termination of a Warehouse Fund, and payment pursuant to clause 5.8(c), the Trustee shall be indemnified, and forever held harmless, by the Warehousing Investor for any further Fees and Expenses or other liabilities or costs incurred by the Trustee or the Manager in respect of the Warehouse Fund.

--------------------------------------------------------------------------------
6A.        SUB-FUNDS

6A.1       SUB-FUND NOTICE

            The Manager may from time to time issue a Sub-Fund Notice, signed by two Authorised Signatories of the Manager, to the Trustee in respect of a Sub-Fund to be constituted under this Deed. Each Sub-Fund Notice must contain:

            (a)     the name of the Sub-Fund;

            (b) details of the Units to be issued by the Trustee in respect of that Sub-Fund;

            (c) the special terms and provisions to apply to that Sub-Fund including any variation to the provisions of this Deed to the extent that they apply to the Sub-Fund; and

            (d) details of the manner in which the Sub-Fund Notice may be varied,

            and, without limiting the foregoing, may contain such provisions in relation to the Sub-Fund as the Manager determines in its absolute discretion (including provisions allowing the Manager to specify special terms, binding upon the Trustee and the Manager, in relation to one or more classes of Notes to be issued by the Trustee as trustee of the Sub-Fund). The Manager may, by notice in writing to the Trustee signed by two Authorised Signatories of the Manager, withdraw or vary a Sub-Fund Notice previously issued by the Manager but not yet accepted by the Trustee. The Trustee may, in its absolute discretion, accept a Sub-Fund Notice by two Authorised Signatories of the Trustee signing the Sub-Fund Notice. Each Sub-Fund Notice which is accepted by the Trustee in accordance with this clause 6A.1 is (and any special terms in relation to one or more classes of Notes issued pursuant to that Sub-Fund Notice are) binding upon the Trustee, the Manager and each Noteholder and Unitholder of that Sub-Fund, and the Trustee and the Manager must perform all their obligations contained in a Sub-Fund Notice and such special terms, as if the provisions of the Sub-Fund Notice and such special terms were set out in this Deed in full. To the extent of any conflict between the terms of this Deed to the extent that it applies to a Sub-Fund and the terms of the Sub-Fund Notice in relation to that Sub-Fund, the terms of the Sub-Fund Notice prevail.

6A.2        CONSTITUTION OF SUB-FUNDS

            A Sub-Fund may be created at any time by:

            (a) the issue by the Manager to the Trustee of a Sub-Fund Notice in relation to the Sub-Fund and the acceptance by the Trustee of that Sub-Fund Notice in accordance with clause 6A.1; and

            (b) the settlement by the Manager on the Trustee as trustee of the proposed Sub-Fund for the benefit of the Unitholders of the Sub-Fund of the sum of one hundred dollars.

            There shall be no limit on the number of Sub-Funds which may be so created. The Trustee hereby agrees to hold the said settled sum (which shall be invested, so far as it extends, in Authorised Investments of the Sub-Fund) as trustee of the Sub-Fund on the terms and provisions of this Deed and the corresponding Sub-Fund Notice and for the benefit of the Unitholders of the Sub-Fund as provided in clause 6A.6.

6A.3        NAME OF SUB-FUND

            A Sub-Fund shall bear such name or designation as the Manager shall initially specify in the relevant Sub-Fund Notice or shall determine from time to time and notify to the Trustee provided that such name or designation is in the opinion of the Trustee clearly distinguishable from the name of the Funds and any other Warehouse Fund and Sub-Fund then in existence.

6A.4        COMMENCEMENT AND DURATION OF SUB-FUND

            Each Sub-Fund shall come into existence on the Inception Date and shall continue until the earliest to occur of:

            (a) the day notified by the Manager to the Trustee in writing following the date of the payment of all moneys due to any person under or pursuant to the provisions of this Deed in relation to that Sub-Fund or in the event of a deficiency such lesser amounts as are finally available for payment and distribution upon full and final liquidation and realisation of the Authorised Investments comprised in the relevant Sub-Fund and the exercise by the Trustee of all rights which the Trustee thinks appropriate (including in relation to any Security Enhancement) in relation to the relevant Sub-Fund; and

            (b)     the Vesting Date; and

            (c)     the Charge Release Date (if any) relating to that Sub-Fund.

6A.5        RIGHTS IN RESPECT OF A SUB-FUND

            (a) In relation to Noteholder Entitlements in respect of a Sub-Fund each Noteholder shall be a creditor of the Trustee in its capacity as trustee of the relevant Sub-Fund and shall have:

                    (i) no beneficial or, subject to the Security Trust Deed, other interest in the Sub-Fund or any Authorised Investment comprised therein;

                    (ii) except as is set out in the proviso to clause 6A.5(a)(iii), no right to take any proceedings of any nature whatsoever in any court or otherwise or to obtain any remedy of any nature (including, without limitation, against the Trustee, the Manager or any former Trustee or Manager or in respect of the relevant Sub-Fund or any other of the Funds or any asset held by the Trustee as trustee of the Sub-Fund or any other of the Funds) in relation to the payment or non-payment of moneys due to it under or in accordance with this Deed or the Security Trust Deed or the performance or non-performance of any other obligation of the Trustee under this Deed or the Security Trust Deed; and

                    (iii) no recourse whatsoever to the Trustee in its personal capacity or the Manager (except to the extent of any fraud, negligence or wilful default by the Trustee or the Manager respectively) or to any of the Funds or to any Authorised Investment of any of the Funds or to any payment or proceeds from any of the same, PROVIDED THAT subject to the terms of the applicable Sub-Fund Notice and the applicable Security Trust Deed (if any) and the special terms (if any) of the Notes issued to Noteholders or any class of Noteholders and appearing in the Register pursuant to clause 15.1(a), each Noteholder shall be entitled to:

                            A. compel the Trustee and the Manager to comply with their respective duties and obligations under this Deed, the Sub-Fund Notice and the Issuing Documents (if any) in relation to the Notes and, if the Noteholders are entitled to the benefit of any applicable Security Trust Deed, to compel the Security Trustee to comply with its duties and obligations under the Security Trust Deed; and

                            B. rely by way of subrogation on the Trustee's right of indemnity in respect of the relevant Sub-Fund to the extent of amounts due to the Noteholder in respect of the Sub-Fund.

            (b) The Trustee declares that the Trustee shall have no beneficial interest in property received by or vested in the Trustee as trustee of a Sub-Fund and shall hold each Sub-Fund on trust for the Unitholders of that Sub-Fund. None of the Trustee as trustee of any other Fund, any Warehousing Investor or any Unitholders shall have any beneficial or other interest in respect of any specific Authorised Investment comprising part of a Sub-Fund, the right to call for any dealing by the Trustee or any other person with any such Authorised Investment or any right to terminate or call for early vesting of the Sub-Fund.

            (c) Without limiting the generality of the foregoing, but always subject to the applicable Security Trust Deed (if any), no Noteholder, Warehousing Investor or Unitholder shall be entitled to:

                    (i) in any way interfere with or question the exercise or non-exercise by the Trustee, the Manager or any delegate or agent of the Trustee or the Manager of their respective duties powers authorities and discretions in relation to a Sub-Fund or otherwise hereunder nor bring any proceedings in any court or otherwise or seek any remedies in respect of any such matters except in the case of and to the extent of any fraud, negligence or wilful default by the Trustee or the Manager or any such delegate or agent PROVIDED THAT the Noteholders, Warehousing Investors and Unitholders shall be entitled to seek orders by a court of competent jurisdiction against the Trustee and/or the Manager ordering the Trustee and/or Manager to comply with their respective duties and obligations under this Deed, the corresponding Sub-Fund Notice and each relevant Issuing Document;

                    (ii) exercise any rights, powers or privileges in respect of any Authorised Investment of the Sub-Fund;

                    (iii) lodge or enter a caveat or like instrument claiming an estate or interest in any Land or real estate over which an Approved Mortgage is held or to which other Authorised Investment relates in respect of a Sub-Fund;

                    (iv) negotiate or communicate in any way with any Mortgagor in respect of an Approved Mortgage in a Sub-Fund; or

                    (v) call for the transfer of or passing of benefit in any Authorised Investment of the Sub-Fund.

            (d) None of any Noteholder, any Warehousing Investor, the Manager, any Unitholder or any other person to whom the Trustee has a liability in its capacity as trustee of a Sub-Fund or Warehouse Fund shall have any rights whatsoever in respect of property or rights held by the Trustee as trustee of another Sub-Fund or Warehouse Fund.


6A.6        BENEFICIAL INTEREST IN SUB-FUNDS

            The beneficial interest in each Sub-Fund will be divided into one or more units in accordance with the Sub-Fund Notice relating to that Sub-Fund. Subject to the corresponding Sub-Fund Notice, each Unit in a Sub-Fund represents an equal undivided beneficial interest in the assets of the Sub-Fund as a whole but not in any particular asset of the Sub-Fund. The Unitholders of a Sub-Fund are entitled to receive payments of their Unitholder Entitlements pursuant to the provisions of this Deed and the corresponding Sub-Fund Notice. Without limiting clause 6A.1, a Sub-Fund Notice in relation to a Sub-Fund may specify:

            (a)     that the Units in the Sub-Fund are divided into classes;

            (b) any rights, entitlements and benefits applying to any Unit or class of Units of the Sub-Fund; or

            (c) any restrictions applying to any Unit or class of Units of the Sub-Fund.

            Subject to the corresponding Sub-Fund Notice, there will not be any discrimination or preference between the Units, or the corresponding Unitholders, in relation to a Sub-Fund by reason of the time of issue of the Units or for any other reason.

6A.7        ACT IN INTERESTS OF NOTEHOLDERS AND UNITHOLDERS

            The Trustee agrees to act in the interests of the Noteholders and Unitholders of each Sub-Fund on the terms and conditions of this Deed and the corresponding Sub-Fund Notice. If there is a conflict between the interests of the Noteholders and the Unitholders (as such) of a Sub-Fund, the Trustee is empowered to, and must, act in the interests of the Noteholders of the Sub-Fund.

6B.         TRANSFER OF APPROVED MORTGAGES BETWEEN FUNDS

6B.1        APPLICATION OF THIS CLAUSE 6B

            Approved Mortgages (and any Loans, Collateral Securities and other rights and entitlements relating thereto) may be transferred between Funds pursuant to this clause 6B provided that:

            (a) if the Selling Fund or Acquiring Fund is a Sub-Fund, such a transfer is specifically authorised by the corresponding Sub-Fund Notice; or

            (b) if the Selling Fund or Acquiring Fund is a Warehouse Fund, the Warehousing Investor has given its prior written consent to the transfer or the transfer is specifically authorised under the corresponding Warehousing Investment Deed.

6B.2        TRANSFER OF APPROVED MORTGAGES

            (a) At least 6 Banking Days (or such other period agreed by the Trustee) prior to a proposed Transfer Date for an Acquiring Fund, the Manager shall complete and issue a Transfer Proposal to the Trustee proposing, inter alia, that the Trustee purchase as trustee of the Acquiring Fund all of the right title and interest in the Approved Mortgages specified by the Manager in the Transfer Proposal. A Transfer Proposal may relate to more than one Tranches of Approved Mortgages to be acquired by more than one Acquiring Fund from more than one Selling Fund. With the consent of the Trustee, the Manager may prior to or on a proposed Transfer Date amend by notice in writing to the Trustee a previously issued Transfer Proposal (including any Transfer Proposal previously amended pursuant to this clause) if in such notice:

                    (i) the Manager confirms that following such amendment its certification in Part C of the Transfer Proposal still remains correct; and

                    (ii) if such notice specifies the addition of any further Approved Mortgages into the Tranche of Approved Mortgages the Manager confirms that the certification given in Part A of the previously issued Transfer Proposal is correct in relation to such further Approved Mortgages.

            (b) The Trustee shall not accept a Transfer Proposal unless at least 5 Banking Days (or such other period agreed by the Trustee) prior to the proposed Transfer Date the following pre-conditions have been met:

                    (i) the Trustee is satisfied that the Transfer Proposal complies with this Deed and each corresponding Sub-Fund Notice; and

                    (ii) the Trustee is satisfied that the details of the Approved Mortgages referred to in the Transfer Proposal conform with the details in the Register in respect of those Approved Mortgages.

                    If the preconditions referred to in the preceding paragraphs are met, the Trustee may forthwith (and in no event later than the close of business 4 Banking Days (or such other period agreed by the Manager) prior to the proposed Transfer
                    Date) advise the Manager orally that it has accepted the Transfer Proposal. If the Trustee is not so satisfied that it is permitted by this clause to accept a Transfer Proposal, it shall no later than the close of business 4 Banking Days (or such lesser period agreed by the Manager) prior to the proposed Transfer Date advise the Manager in writing to this effect giving the grounds in reasonable detail for it being not so satisfied. If the Manager amends pursuant to clause 6B.2(a) a Transfer Proposal which has been previously accepted by the Trustee, the Trustee shall, not less than one Banking Day after receipt of such notice of amendment, advise the Manager orally that it accepts such amendment or advise the Manager in writing that it does not accept such amendment as not complying with this clause 6B and giving the grounds in reasonable detail for it not so accepting such amendment.

            (c) If in respect of a proposed transfer of a Tranche of Approved Mortgages from a Selling Fund to an Acquiring Fund on a Transfer Date, the Trustee has:

                    (i) accepted, or is required hereunder to accept, the corresponding Transfer Proposal;

                    (ii) if the Selling Fund is a Warehouse Fund, received with the Transfer Proposal (or at a later time but still prior to acceptance of the Transfer Proposal by the Trustee) a Warehousing Investor's Transfer Certificate in relation to the Tranche of Approved Mortgages executed on behalf of the Warehousing Investor and relating to the position as at the proposed Transfer Date;

                    (iii)   on or prior to the proposed Transfer Date:

                            A. obtained as trustee of the Acquiring Fund the benefit of the Support Facilities referred to in Part B of the Transfer Proposal; and

                            B. entered into arrangements for the novation (or equivalent) of its rights and obligations as trustee of the Selling Fund under the Hedge Arrangements relating to the Tranche of Approved Mortgages in favour of the Trustee as trustee of the Acquiring Fund, with such novation (or equivalent) taking effect from the proposed Transfer Date; and

                    (iv) sufficient available funds as trustee of the Acquiring Fund on the proposed Transfer Date to effect each of the transfers and other transactions specified in that Transfer Proposal, then, subject to the other requirements of this Deed and each corresponding Sub-Fund Notice being satisfied in relation to matters which must be done on or prior to the Transfer Date, the Trustee shall on the Transfer Date complete the transfer of the Tranche of Approved Mortgages from the Trustee as trustee of the Selling Fund to the Trustee as trustee of the Acquiring Fund (together with the transfer of the benefit of all Loans, Collateral Securities and other rights and entitlements relating thereto) and the Trustee as trustee of the Acquiring Fund shall pay to the Trustee as trustee of the relevant Selling Fund (which may occur by ledger entry in the Trustee's books) an amount equal to the Transfer Payment on that Transfer Date in relation to the Tranche of Approved Mortgages. Upon payment as aforesaid, the Trustee as trustee of the Acquiring Fund shall, without any further act or thing, and without any instrument being brought into existence, be vested with the entire right title and interest in the Tranche of Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements, relating thereto and the Trustee as trustee of the Selling Fund and the beneficiaries of that Selling Fund will each be divested of their respective rights, title and interest in those assets. As soon as practicable thereafter the Trustee shall record in the Register in accordance with clause 15.1 that the Tranche of Approved Mortgages is held by the Trustee as trustee of the Acquiring Fund.

            (d) Any warranties, undertakings or representations contained in a Transfer Proposal or a Warehousing Investor's Transfer Certificate shall be given to the Trustee in its capacity as trustee of the Acquiring Fund to which they relate and shall not merge on completion of the transfer of the corresponding Tranche of Approved Mortgages so that such liability shall subsist on and after the Transfer Date in respect thereof.

            (e) If a Transfer Proposal is accepted the Trustee as trustee of the Acquiring Fund shall be entitled to require that the Trustee as trustee of the Selling Fund (and where the Selling Fund is a Warehouse Fund, the Warehousing Investor) at any time execute such documentation and do all such other acts, matters or things as the Trustee shall reasonably require to transfer the Approved Mortgages (together with all Loans, Collateral Securities and other rights and entitlements relating thereto) comprised in the Selling Fund to the Trustee on behalf of an Acquiring Fund and to otherwise give effect to the proposals contained in the Transfer Proposal to the extent that they affect the Selling Fund and to require payment by the Trustee as trustee of the Selling Fund (and the Warehousing Investor, if applicable) of all costs, expenses and outgoings in relation to the transfer effected in accordance with the Transfer Proposal.

            (f) Subject to clause 6B.3, the Manager must direct the Trustee, and the Trustee must upon such a direction, on and after the Transfer Date debit or credit a Selling Fund or Acquiring Fund with such amounts as are necessary to ensure that the Selling Fund has the benefit of any receipts, and bears the cost of any outgoings, in respect of the Tranche of Approved Mortgages (and all corresponding Loans, Collateral Securities and other rights and entitlements relating thereto) relating to the period up to (but not including) the Transfer Date and the Acquiring Fund has the benefit of such receipts, and bears such costs, relating to the period from (and including) the Transfer Date. Notwithstanding the foregoing, and without limiting clause 20.25, CCC Liability in respect of a Tranche of Approved Mortgages will be borne by the Fund that holds that Tranche of Approved Mortgages at the time that notice of that CCC Liability is first given under clause 20.26. A written advice by the Manager pursuant to this clause shall be accompanied by a certificate from the Manager addressed to the Trustee that the relevant amount in its opinion is properly to be debited or credited to the Selling Fund or Acquiring Fund (as the case may be).

6B.3        ADJUSTMENT ADVANCE

            If the Manager specifies in a Transfer Proposal that that there will be an Adjustment Advance in relation to a Tranche of Approved Mortgages, the Trustee as trustee of the Acquiring Fund shall pay to the Trustee as trustee of the relevant Selling Fund (which may occur by ledger entry in the Trustee's books) an amount equal to that Adjustment Advance on the corresponding Transfer Date as an interest free loan from the Acquiring Fund to the Selling Fund. The Trustee as trustee of the Selling Fund shall repay to the Trustee as trustee of the Acquiring Fund the Adjustment Advance by:

            (a) crediting to the Acquiring Fund amounts that would otherwise have been credited to the Selling Fund pursuant to clause 6B.2(f) in respect of that Tranche of Approved Mortgages; and/or

            (b) debiting to the Selling Fund amounts that would otherwise have been debited to the Acquiring Fund pursuant to clause 6B.2(f) in respect of that Transfer of Approved Mortgages,

            until the aggregate of such debits and credits equals the Adjustment Advance. If the Adjustment Advance has not been repaid in full in accordance with the foregoing provisions within 90 days of the corresponding Transfer Date the Trustee as trustee of the Selling Fund shall repay to the Trustee as trustee of the Acquiring Fund (which may occur by ledger entry in the Trustee's books) the outstanding balance of the Adjustment Advance on that day.

6B.4        OPTION TO ACQUIRE APPROVED MORTGAGES

            A Warehousing Investment Deed or Sub-Fund Notice relating to a Fund (the "DISPOSING FUND") may grant the power to the Trustee to transfer Approved Mortgages (together with the benefit of all Loans, Collateral Securities, and other rights and entitlements relating thereto) to one or more other Funds (each a "PURCHASING FUND") in the circumstances and on the terms specified in that Warehousing Investment Deed or Sub-Fund Notice, as applicable. Subject to this Deed (including, without limitation, clauses 6B.1 and 6B.2) and the Warehousing Investment Deed or Sub-Fund Notice, as applicable, corresponding to the Disposing Fund and each Purchasing Fund, the Trustee must, at the direction of the Manager, given by the Manager in its absolute discretion, transfer the relevant Approved Mortgages (together with the benefit of all Loans, Collateral Securities, and other rights and entitlements relating thereto) from the Disposing Fund to each relevant Purchasing Fund in accordance with this clause 6B. Subject to the Warehousing Investment Deed or Sub-Fund Notice, as applicable, corresponding to the relevant Disposing Fund and each Purchasing Fund, the Manager may, in its absolute discretion, determine the extent (if any) to which the Trustee will transfer Approved Mortgages (together with the benefit of all Loans, Collateral Securities, and other rights and entitlements relating thereto) from the Disposing Fund to each Purchasing Fund without being liable, except for fraud, negligence or wilful default, to any Noteholder, Unitholder, Warehousing Investor or any other person in relation to such determination.

--------------------------------------------------------------------------------
7.          NOTES

7.1         TYPES OF NOTES

            Subject to the provisions of this Deed and the corresponding Sub-Fund Notice, Notes may be issued by the Trustee as trustee of a Sub-Fund at any time and from time to time with such Face Value and upon such terms and bearing interest at such respective rates of interest (whether fixed, variable or determined by a stated method) and having such dates for payment of interest or principal (not being later than one day prior to the Vesting Date) and with such preferred, deferred or other special rights or restrictions, whether with regard to the payment of interest, voting, the repayment of principal or otherwise, and divided into such classes, as, in each case, is specified in the corresponding Sub-Fund Notice and/or in the special terms (if any) in relation to the Notes issued pursuant to the Sub-Fund Notice or in the Issuing Documents (if any) in relation to the Notes. Subject to the provisions of the corresponding

            Sub-Fund Notice, there shall be no limit on the amount or value of Notes which may be created in respect of a Sub-Fund. Notes issued by the Trustee as trustee of a Sub-Fund may either be issued pursuant to clause 7.5 or pursuant to the terms of one or more Issuing Documents.

7.2         NO DISCLOSURE REQUIREMENTS

            Notwithstanding anything contained in this Deed, but subject to the corresponding Sub-Fund Notice, no offer of Notes for issue or invitation to apply for the issue of the Notes will be made if the offer or invitation to apply requires disclosure to investors under
            Part 6D.2 of Chapter 6D of the Corporations Act 2001.

7.3         LOCATION OF REGISTERED NOTES

            The property in Registered Notes shall for all purposes be regarded as situated at the place where the Register is located on which such Registered Notes are recorded.

7.4         NOTES NOT INVALID IF ISSUED IN BREACH

            No Note shall be invalid or unenforceable on the ground that it was issued in breach of this Deed or any other Transaction Document.

7.5         ACKNOWLEDGEMENT OF INDEBTEDNESS

            In respect of any Notes specified by the Manager to be issued pursuant to this clause 7.5 ("Registered Notes"), and subject to the terms of this Deed, the Trustee hereby acknowledges its indebtedness as trustee of each Sub-Fund for the principal represented by such Notes issued by it as trustee of the Sub-Fund. Subject to this Deed, the corresponding Sub-Fund Notice, the special terms and conditions (if any) applying to the Notes and the Security Trust Deed (if any) relating to a Sub-Fund, the Trustee as trustee of each Sub-Fund must in respect of the Registered Notes issued by it in such capacity pay to the Noteholders of those Registered Notes their Noteholder Entitlements on each date for payment of such Noteholder Entitlements in accordance with this Deed, the corresponding Sub-Fund Notice and the special terms (if any) applying to the Notes.

7.6 BENEFIT OF THIS DEED, SUB-FUND NOTICES, SPECIAL TERMS, ISSUING DOCUMENTS AND THE SECURITY TRUST DEED

            All Notes shall be issued with the benefit of, and subject to, the terms of this Deed, the corresponding Sub-Fund Notice, the special terms (if any) of the Notes, any Issuing Document in relation to the Notes, and the terms of the Security Trust Deed (if any) relating to the Sub-Fund issuing the same.

7.7         NO DISCRIMINATION BETWEEN NOTEHOLDERS IN A SUB-FUND

            Subject to the corresponding Sub-Fund Notice, any special terms relating to the Notes and any Issuing Document in relation to the Notes, and subject to the terms of the applicable Security Trust Deed (if any), there shall be no discrimination or preference or priority between Noteholders in a Sub-Fund including by reason of priority in the time of issue of Notes or for any other reason.

7.8         ACKNOWLEDGMENTS

            (a) An Acknowledgement in relation to Registered Notes or Units shall not be a certificate of title as to the Registered Notes or Units and the Register shall be the only conclusive evidence as to the ownership of the Registered Notes or Units and all Noteholder Entitlements or Unitholder Entitlements relating thereto.

            (b) Each Acknowledgement shall be signed on behalf of the Trustee manually or in facsimile by mechanical or electronic means by any two duly Authorised Signatories of the Trustee. If any such Authorised Signatory of the Trustee whose signature appears on an Acknowledgement dies or otherwise ceases to be such an Authorised Signatory before the Acknowledgement has been issued, the Trustee may nevertheless issue such Acknowledgement.

            (c) A Noteholder or Unitholder desiring the issue of more than one Acknowledgement shall return its Acknowledgement to the Trustee and at the same time request the issue of a specified number of separate Acknowledgments and the Trustee shall cancel the original Acknowledgement and issue in lieu thereof separate Acknowledgments for a fee prescribed by the Trustee not exceeding $10.00.

            (d) If any Acknowledgement is worn out or defaced then upon production thereof to the Trustee it may cancel the same and may cause to be issued a new Acknowledgement in lieu thereof. If any Acknowledgement is lost or destroyed then upon proof thereof to the satisfaction of the Trustee and on such indemnity as the Trustee may deem adequate being given, a new Acknowledgement in lieu thereof shall be given to the person entitled to such lost or destroyed Acknowledgement. An entry as to the issue of the new Acknowledgement and of the indemnity (if any) shall be made in the Register. A fee as prescribed by the Trustee not exceeding $10.00 shall be paid to the Trustee by the person requesting the new Acknowledgement.

            (e) If a single parcel of Registered Notes or Units is to be held by more than one Noteholder or Unitholder, only the person whose name stands first in the Register in relation to that parcel of Registered Notes or Units shall be entitled to:

                    (i) be issued the relevant Acknowledgement and (if applicable) a Marked Transfer and Acceptance; and

                    (ii) be paid (as paying agent) any moneys due to such Noteholders or Unitholders in respect of their Noteholder Entitlements or Unitholder Entitlements.

            (f) Subject to clause 7.8(g), an Acknowledgement may be sent to the relevant Noteholder or Unitholder by mail or by personal delivery to its Registered Address and every document so sent shall be at the risk of the Noteholder or Unitholder entitled thereto absolutely.

            (g) If a Noted Security Holder is specified in the Register in relation to any Registered Notes, then the Noteholder Acknowledgement in respect of such Registered Notes shall be marked with the name of that Noted Security Holder and sent to that Noted Security Holder by mail or by personal delivery to the Noted Security Holder's Registered Address and every document so sent shall be at the risk of the Noted Security Holder (and the relevant Noteholder) entitled thereto absolutely.

7.9         ISSUE OF REGISTERED NOTE

            A Registered Note will be deemed to be created and issued upon completion of all the following:

            (a) the receipt by the Trustee of a duly completed and executed Application for Notes in respect of the proposed Registered Note by the subscriber of that Registered Note;

            (b) the receipt by the Trustee, or as it may otherwise direct, of the subscription proceeds for that proposed Registered
                    Note in cleared and immediately available funds; and

            (c) the entry in the Register of the subscriber as the initial Noteholder of that Registered Note.
--------------------------------------------------------------------------------
8.          TRANSFERS OF REGISTERED NOTES AND UNITS


8.1         MINIMUM TRANSFER OF REGISTERED NOTES

            A Noteholder shall not be entitled to transfer any of its Registered Notes unless:

            (a) the amount payable by the transferee is at least the amount (if any) provided for in the corresponding Sub-Fund Notice or the special terms and conditions (if any) for the Notes;

            (b)     either:

                    (i) the offer to the proposed transferee by the Noteholder in relation to the Registered Note is an offer of securities for sale which does not need disclosure to investors under Part 6D.2 of Chapter 6D of the Corporations Act 2001; or

                    (ii) the transfer is made in compliance with Part 6D.2 of Chapter 6D of the Corporations Act 2001; and

            (c) if a Noted Security Holder is specified in the Register in relation to such Notes, the prior written consent of that Noted Security Holder to such transfer is obtained.

8.2         FORM OF TRANSFER

            All transfers of Registered Notes shall be effected by a Note Transfer and Acceptance. All transfers of Units shall be effected by a Unit Transfer and Acceptance.

8.3         EXECUTION OF TRANSFER AND ACCEPTANCE

            Every Transfer and Acceptance shall be executed by the transferor and transferee.

8.4         STAMPING OF TRANSFER

            The Trustee may decline to register any Transfer and Acceptance unless it is duly stamped (if applicable).

8.5         TRUSTEE MAY REFUSE TO REGISTER

            The Trustee shall refuse to register a transfer of Registered Notes or Units unless a Note Transfer and Acceptance or a Unit Transfer and Acceptance, as applicable, has been delivered to it accompanied by the Noteholder Acknowledgement or Unitholder Acknowledgement to which it relates. The Trustee may in its absolute discretion refuse to register any transfer of Registered Notes or Units which would result in:

            (a)     a contravention of or failure to observe:

                    (i) the corresponding Sub-Fund Notice, the special terms (if any) of the Registered Notes or the Security Trust Deed (if any) relating thereto; or

                    (ii) a law of a State or of the Commonwealth of Australia; or

            (b) an obligation to procure registration of any of the foregoing with, or the approval of any of the foregoing by, any regulatory authority in any State or with the Commonwealth of Australia.

            The Trustee shall not be bound to give any reason for any such refusal and its decision shall be final and conclusive and binding on Noteholders and Unitholders.

8.6         REGISTRATION OF TRANSFEREE AS NOTEHOLDER OR UNITHOLDER

            Subject to this clause 8 the Trustee shall upon receipt of a Transfer and Acceptance register the transferee in the Register as the Noteholder or Unitholder, as applicable, in respect of the relevant Registered Notes or Units.

8.7         RIGHTS AND OBLIGATIONS OF TRANSFEREE

            A transferee of Registered Notes or Units pursuant to this Deed shall have the following rights and obligations:

            (a)     all those rights which the transferor previously had; and

            (b) all those obligations of a Noteholder or Unitholder, as provided by this Deed, the corresponding Sub-Fund Notice, the special terms (if any) of the Notes and any applicable Security Trust Deed, as if the transferee was originally a party hereto and thereto.

8.8         WHEN TRANSFER EFFECTIVE

            (a) Subject to refusal by the Trustee to register same as contemplated by this clause 8, and subject to clause 8.8(b), a Transfer and Acceptance shall be deemed for the purposes of this Deed to take effect from the beginning of the Banking Day on which the Transfer and Acceptance was received by the Trustee except that if a Transfer and Acceptance is received by the Trustee after 4:00 pm Sydney time (or such other time in respect of a Sub-Fund which the Trustee may reasonably determine for this purpose) the Transfer and Acceptance shall not be deemed to be effective until the beginning of the next Banking Day following receipt by the Trustee.

            (b) Where a Transfer and Acceptance is received by the Trustee during any period when the Register in respect of the Fund is closed for any purpose, the Transfer and Acceptance will, subject to this clause 8.8, be deemed to be effective from the beginning of the first Banking Day on which the Register is re-opened.

            (c) The provisions of clause 21.1 shall apply to a statement or certificate by the Trustee as to the time of receipt of a Transfer and Acceptance in accordance with this clause 8.8.

8.9         ISSUE OF NEW NOTEHOLDER ACKNOWLEDGEMENT

            Upon registration of a Transfer and Acceptance of Registered Notes or Units the Trustee shall issue to the transferee a Noteholder Acknowledgement or Unitholder Acknowledgement, as applicable, in the transferee's favour in respect of the relevant Registered Notes or Units transferred and, where applicable, issue a Noteholder Acknowledgement or Unitholder Acknowledgement to the transferor in respect of the balance holding retained by the transferor.

8.10        PAYMENTS TO TRANSFEREE

            Subject to this Deed, upon entry of a transferee of Registered Notes or Units in the Register the transferee shall ipso facto become entitled to receive any payments then due or which become due to the holder of the relevant Registered Notes or Units and the Trustee shall be discharged for any such payment made to the transferee and, without limiting the foregoing, whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer PROVIDED ALWAYS that where a transfer is registered after closure of the Register as referred to in clause 15.5(b) but on or prior to the date upon which any Noteholder Entitlement or Unitholder Entitlement is due to be paid in respect of the transferred Registered Notes or Units then that Noteholder Entitlement or Unitholder Entitlement shall be paid to the transferor and not the transferee.

8.11        MARKED TRANSFER AND ACCEPTANCE

            Subject to this clause 8.11, a Noteholder in respect of Registered Notes shall be entitled from time to time to request the Trustee to provide the Noteholder with a Marked Transfer and Acceptance. In such event the Noteholder shall deliver the Note Transfer and Acceptance to the Trustee and the Trustee shall mark a Note Transfer and Acceptance in such manner as agreed from time to time by the Trustee and the Manager and issue same to the Noteholder and the following provisions shall apply:

            (a) until the expiry of ninety days (or such substitute period as the Trustee and Manager agree from time to time and as is advised to Noteholders in the relevant Sub-Fund) from the date on which the Note Transfer and Acceptance was marked the Trustee shall not register any transfer of Registered Notes relating to the Marked Transfer and Acceptance otherwise than on that Marked Transfer and Acceptance;

            (b) the period referred to in sub-paragraph (a) shall not be extended or deemed to be extended by the closing of the Register for any purpose.

            A Marked Transfer and Acceptance shall be issued to a Noteholder by personal delivery at the time the Noteholder attends at the offices of the Trustee for marking of the Transfer and Acceptance by the Trustee.

            If a Noted Security Holder is specified in the Register in relation to any Registered Notes, then any request for a Marked Transfer and Acceptance from the relevant Noteholder in respect of those Registered Notes will be of no effect unless accompanied by the written consent of that Noted Security Holder and the Noted Security Holder itself may request the Trustee to provide a Marked Transfer and Acceptance in accordance with this clause 8.11.

8.12        NO RESTRICTIONS ON TRANSFER

            Subject to this Deed, the corresponding Sub-Fund Notice and the special terms and conditions (if any) in relation to the relevant Registered Notes, there shall be no restriction on the transfer of Registered Notes.

8.13        TRANSMISSION OF ENTITLEMENTS

            Subject to clause 8.11, any person becoming entitled to a Noteholder Entitlement or Unitholder Entitlement in consequence of the death or bankruptcy of a Noteholder in respect of Registered Notes or a Unitholder may, upon producing such evidence as the Trustee requires of his said entitlement, elect to be either registered himself as the Noteholder or Unitholder, as applicable, or transfer the relevant Registered Notes or Units in the manner specified in this clause 8.

8.14        WARRANTY ON TRANSFER AND TRANSMISSION

            Upon transfer or transmission of Registered Notes or Units pursuant to this Deed the transferor and transferee shall be deemed to have warranted to the Trustee that neither as a result of such transfer or transmission or the surrounding circumstances shall the Registered Notes or Units, as applicable, this Deed or the Security Trust Deed (if any) relating thereto require registration with, or the approval of, any regulatory authority in any State or with the Commonwealth of Australia nor shall there be any requirement with any such authority for registration or approval of any offer or transfer document.

--------------------------------------------------------------------------------
9.          MANAGEMENT OF THE FUND

9.1         TRUSTEE'S POWERS

            Subject to the provisions of this Deed, any Warehouse Investment Deed (only insofar as the it relates to the corresponding Warehouse
            Fund), any Sub-Fund Notice (only insofar as it relates to the corresponding Sub-Fund) and subject to any exclusive delegation under the Management Deed, the Trustee shall have all the rights, powers and discretions over and in respect of Authorised Investments of the Funds which it could exercise if it were the absolute and beneficial owner of such Authorised Investments. Without in any way affecting the generality of the foregoing but subject to the Trustee's obligations under, and the provisions of, this Deed, any Warehouse Investment Deed (but only insofar as it relates to a given Warehousing Fund), any Sub-Fund Notice (only insofar as it relates to the corresponding Sub-Fund) and any exclusive delegation under the Management Deed, the Trustee shall have the following powers (but without limiting the operation of any other provision of this Deed conferring further powers on the Trustee):

            (a) to make Authorised Investments including Loans upon the security of Approved Mortgages as provided by this Deed and to enter into all Collateral Securities in relation thereto (including, without limitation, in accordance with the terms and conditions of clauses 5, 6B and 10 of this Deed);

            (b) to purchase, sell or acquire any Authorised Investment for cash or upon terms as provided by this Deed (without limitation, in accordance with the terms and conditions of clauses 5, 6B and 10 of this Deed or pursuant to a Sale Agreement);

            (c) to exercise any power of sale arising on default under any Approved Mortgage or any other right or remedy accruing in respect of a Warehouse Fund or Sub-Fund in relation to any Authorised Investment Support Facility insurance policy or Collateral Securities and to exercise all customary powers authorities and discretions following upon the exercise of that power, right or remedy where the Trustee considers that same is in the interests of the relevant Sub-Fund or the relevant Warehouse Fund;

            (d) to institute, prosecute, defend, settle and compromise legal or administrative proceedings of any nature whatsoever and generally to enforce and pursue its rights pursuant to and in respect of Authorised Investments;

            (e) to pay all Fees and Expenses of any Sub-Fund or Warehouse Fund which were properly incurred and payable out of the relevant Sub-Fund or Warehouse Fund;

            (f) to insure such Authorised Investments for such amounts for such risks and on such conditions as may be deemed necessary by the Trustee having regard to the interests of the relevant Sub-Fund or the relevant Warehouse Fund and to take such action where it considers same to be in the interests of the relevant Sub-Fund or Warehouse Fund as it thinks fit to recover any moneys due to it or which may in the opinion of the Trustee become due to it under any such insurance arrangements;

            (g) at the written direction of the Manager, to draw endorse discount sell purchase and otherwise deal with bills of exchange and other financial instruments in any manner which the Trustee deems fit;

            (h) to engage, and, subject to clause 9.6(a) to incur reasonable expenses in relation to, any valuers, solicitors, barristers, accountants, qualified advisers, experts and such other persons as may be necessary, usual or desirable for the purpose of enabling the Trustee to be fully and properly advised and informed in order that it may properly exercise its powers and perform its obligations hereunder;

            (i) to execute all such proxies, powers of attorney and other instruments as may be necessary or desirable to enable the Trustee, the Manager or any officer, delegate or agent of either to exercise any power, discretion or right of the Trustee as the Trustee shall in its absolute discretion see fit;

            (j) at the written direction of the Manager (but subject to the consent of any relevant Mortgage Insurer if required) consent to any mortgage, lease and/or sub-lease of or dealing with the Land over which an Approved Mortgage is held provided that, in the case of any such mortgage, the Approved Mortgage held by the relevant Sub-Fund or Warehouse Fund is not prejudiced by or ranks or will rank in priority to any dealing for which consent is sought;

            (k) at the written direction of the Manager (but subject to the consent of any relevant Mortgage Insurer if required) to grant any form of discharge or release or partial discharge or release of any Approved Mortgage or Collateral Securities where same is in the opinion of the Trustee not prejudicial to the relevant Sub-Fund or Warehouse Fund (and, without limitation, will not have the effect of removing an Approved Mortgage from the coverage of any Security Enhancement prior to the receipt of all moneys owing or which may become owing under the Approved Mortgage) and to execute all deeds or other documents as shall be necessary or incidental thereto and to deal with certificates of title or other indicia of title as the Trustee sees fit in relation thereto;

            (l) in performing its duties to appoint any person as permitted by clauses 9.4 and 9.5 to be delegate, attorney, agent or sub-agent of the Trustee for such purposes and with such powers, discretions and authorities as it thinks fit (not exceeding those vested in the Trustee) with power for the delegate, attorney, agent or sub-agent to sub-delegate any such powers, authorities or discretions and also to authorise the issue in the name of the Trustee of documents bearing facsimile signatures of the Trustee or of the attorney or agent either with or without proper manuscript signatures of their officers thereon;

            (m) subject to clause 9.4 to exercise any of its powers and perform any of its obligations under this Deed through or in conjunction with any Relevant Clearing System;

            (n) wherever it thinks it expedient or desirable in the interests of any relevant Sub-Fund or Warehouse Fund, to give any waiver, time or indulgence to any person on such terms as it may in its discretion determine;

            (o) to borrow and raise moneys from Noteholders as provided in clause 7;

            (p) subject to clause 20.16, at the written direction of the Manager, to otherwise borrow, raise moneys or procure financial accommodation where the Trustee considers the same to be in the interests of the relevant Sub-Fund or the relevant Warehouse Fund, but in the case of a Warehouse Fund, only with the prior written approval of the Warehousing Investor relating to that Warehouse Fund and in the case of a Sub-Fund to which a Current Rating Authority is applicable only where the Trustee receives a certificate from the Manager that the Manager is satisfied that the same will not result in a reduction, qualification or withdrawal of the rating assigned by such Current Rating Authority to the Notes (or the Specified Investor Securities, as the case may be) in respect of that Sub-Fund and in any case upon such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably) provided always in the case of a Sub-Fund that, subject to the corresponding Sub-Fund Notice, the repayment of any such moneys or financial accommodation and any interest, costs, charges or other moneys accruing thereon or payable in relation thereto are each fully subordinated to the rights of Noteholders in the relevant Sub-Fund to the payment of Noteholder Entitlements;

            (q) subject to clause 20.16, to enter into, vary and perform its obligations under any Warehouse Investment Deed or any other deed, agreement or arrangement collateral or incidental to any such Warehouse Investment Deed, all containing such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (r) subject to clause 20.16, to enter into, vary and perform its obligations under any Security Trust Deed containing such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (s) subject to clause 20.16, to enter into, vary and perform its obligations under any Distribution Agreement (and give any indemnity thereunder) on such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (t) subject to clause 20.16, to enter into, vary and perform its obligations under any Origination Agreement on such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (u) subject to clause 20.16, to enter into, vary and perform its obligations under any Sale Agreement containing such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (v) to enter into Title Insurance Policies in respect of Loans and Approved Mortgages with a Title Insurer;

            (w) subject to clause 20.16, to enter into, vary and perform its obligations under any Support Facility containing such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (x) subject to clause 20.16, to enter into, vary and perform its obligations under any Issuing Document containing such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

            (y) to exercise any other power in relation to a Fund as is conferred on the Trustee under the corresponding Warehouse Investment Deed (in the case of a Warehouse Fund) or the corresponding Sub-Fund Notice (in the case of a Sub-Fund); and

            (z) subject to clauses 9.6(b) and 20.16, with the written agreement of the Manager, to do all such things incidental to any of the foregoing powers or necessary or convenient to be done for or in connection with any Fund or the Trustee's functions under this Deed PROVIDED THAT the Trustee may act pursuant to this clause without the written agreement of the Manager if in its bona fide opinion to do so would be in the interests of the Noteholders of a Sub-Fund or necessary to maintain the rating assigned by a Current Rating Authority (if any) to the Notes (or Specified Investor Securities, as the case may be) in respect of a Sub-Fund.

            The Trustee's rights, powers and discretions under this Deed shall be exercised by such persons, or exercised in conjunction with, with the approval of, or at the discretion of such persons, as contemplated by this Deed or any other Transaction Document.

9.2         NO RESTRICTION ON TRUSTEE'S AND MANAGER'S BUSINESS

            Nothing contained in this Deed shall prevent the Trustee and the Manager from establishing or acting as trustee or manager of any trust or trusts separate from the trusts created by this Deed.

9.3         POWERS AND DUTIES OF MANAGER

            Notwithstanding any other provision of this Deed (except clause 9.5), the Trustee shall appoint the Manager and/or other persons as directed by the Manager upon such terms and conditions (including as to fees and remuneration) and with such rights, powers and discretions and limitations on liability as the Trustee thinks fit, to undertake the following duties and obligations, and to exercise the following rights, powers and discretions and the Trustee shall thereafter have no duty or obligation to Noteholders, any Warehousing Investor, the Unitholders of any Sub-Fund or any other person except as expressly provided in this Deed in relation to such duties, obligations, rights, powers and discretions:

            (a)     processing applications for and facilitating Loans;

            (b)     raising funds from potential Noteholders;

            (c) selecting, and making arrangements for Authorised Investments, managing, monitoring and supervising Authorised Investments and facilitating the payment to the Trustee of all income and principal and other payments arising from or in respect of Authorised Investments;

            (d) establishing and monitoring Support Facilities in respect of each Sub-Fund and Warehouse Fund and making any claims and applications thereunder;

            (e) dealing with Mortgagors, Mortgage Insurers, other insurers and other persons in respect of Authorised Investments or proposed Authorised Investments;

            (f) the appointment and termination of, and making all arrangements and dealings with Originators including, without limitation, the setting of fees payable from a Sub-Fund or a Warehouse Fund to any Originator;

            (g) the establishment and maintenance of records in relation to Authorised Investments (other than the Register);

            (h) the establishment and maintenance of books of account and other accounting records of the Funds and each Sub-Fund and Warehouse Fund; and

            (i) where the Manager considers that it will not be prejudicial to the relevant Sub-Fund or Warehouse Fund and where, in the case of a Sub-Fund, the Manager has an opinion from the Auditor of such Sub-Fund that such a declaration would not have an adverse tax impact on the Sub-Fund, and in the case of a Warehouse Fund, the Manager has received a notice in writing from the corresponding Warehousing Investor (which may be contained in any applicable Warehousing Investment
                    Deed), to execute and deliver a certificate to the Trustee declaring that a period other than or in addition to the periods referred to in the definition of Financial Year contained in clause 1.1 shall constitute a Financial Year for the Funds or any Sub-Fund or Warehouse Fund (as the case may be).

            Notwithstanding any other provision of this Deed, if the Trustee fails to make any payment when due to a Noteholder in respect of any Notes in circumstances where the Trustee has funds available to it for the purpose of making such payment, the Manager is authorised and obliged to take such steps as are reasonable in the circumstances to ensure that payment occurs to the extent of available funds.

            Neither the Manager nor any other person appointed by the Trustee in accordance with this clause 9.3 shall by virtue of this clause 9.3 or otherwise be deemed to be an agent, attorney, sub-agent or partner of the Trustee or, in the case of any such other person, of the Manager in exercising their rights, powers and discretions and in performing their duties and obligations under or pursuant to this clause 9.3, the Manager and any other such person being independent contractors in all respects in relation thereto and neither the Manager nor any other such person shall use the Trustee's name or title (or, in the case of any other such person, the Manager's name or title) in relation to their rights, powers, discretions, duties and obligations hereunder unless expressly authorised in writing by the Trustee (or, in the case of any other such person and the Manager's name or title, unless expressly authorised in writing by the Manager).

9.4         DELEGATION TO A RELEVANT CLEARING SYSTEM

            The Trustee shall, where the Manager considers it appropriate, delegate any of the matters referred to in clause 9.1 (in whole or in part) relating to the establishment and maintenance of the Register and/or the clearing of transactions involving Notes to Austraclear or such other Relevant Clearing System as is agreed between the Trustee and the Manager provided that no such delegation shall take place in respect of a Sub-Fund unless the Trustee receives a certificate from the Manager that the Manager is satisfied that the then rating assigned to the Notes (or Specified Investor Securities, as the case may be) by each Current Rating Authority (if any) for the Sub-Fund that has issued the Notes will be maintained notwithstanding any such delegation. In order to facilitate any such delegation the Trustee shall, if so directed by the Manager, enter Austraclear or such other Relevant Clearing System as the holder of the relevant Noteholder Entitlements, Warehousing Investor Entitlements or Unitholder Entitlements.

9.5         DELEGABLE AND NON-DELEGABLE DUTIES OF TRUSTEE

            The Trustee may, in its absolute discretion, delegate to the Manager and/or any other person reasonably believed by the Trustee to be competent, any of its trusts, duties, powers and discretions hereunder save and except:

            (a) subject to the penultimate paragraph in clause 9.3, the receipt and payment of money;

            (b) the custody of Title Documents (save and except where held by an Approved Solicitor, a Title Insurer or a Mortgage Insurer); and

            (c) any right of enforcement or recovery which the Trustee possesses as Trustee of a Sub-Fund or Warehouse Fund including any right of action which it may possess in respect of a default under an Approved Mortgage or right of action under a Support Facility,

            PROVIDED THAT:

            (d) the Trustee may delegate the matters referred to in paragraphs (a)-(c) of this clause to a Related Body Corporate of the Trustee but the Trustee shall be liable for any fraud, negligence or wilful default on the part of any such Related Body Corporate;

            (e) subject to clauses 9.6(b) and (c), the Trustee or any Related Body Corporate delegate thereof may only exercise its rights of enforcement, recovery and action referred to in paragraph (c) of this clause, with the approval or concurrence of the Manager; and

            (f) the Trustee may in its absolute discretion delegate the matters referred to in paragraphs (a) and (c) of this clause to the Manager or any other person if directed to by the Manager.

9.6         DURATION OF CERTAIN LIMITATIONS

            (a) The requirement in clause 9.1(h) that the Trustee may only incur reasonable expenses in relation to engaging the persons referred to therein shall not apply if:

                    (i) the Trustee bona fide believes it is necessary to engage such a person or persons in order to protect the interests of Noteholders;

                    (ii) there has been a failure (which is continuing) to pay any amount due and payable on Notes; or

                    (iii) the Trustee bona fide believes that it is necessary to engage such a person or persons in order to properly perform its functions under this Deed.

            (b) The requirement in clause 9.1(y) that the Trustee cannot exercise its powers thereunder without obtaining the written agreement of the Manager and the proviso to clause 9.5(c) in clause 9.5(e) shall not apply if:

                    (i) unless otherwise agreed by the Trustee (in its absolute discretion), Macquarie Securitisation Limited is no longer the Manager; or

                    (ii) the Manager is in default of its material obligations or duties under this Deed or the Management Deed.

            (c) The proviso to clause 9.5(c) in clause 9.5(e) shall, in addition to clause 9.6(b), also not apply if the Trustee or any Related Body Corporate delegate thereof is of the bona fide opinion that to exercise such rights of enforcement, recovery and action referred to in clause 9.5(c) would be in the interests of the Noteholders of a Sub-Fund or necessary to maintain the rating assigned by a Current Rating Authority (if any) to the Notes (or Specified Investor Securities, as the case may be) in respect of a Sub-Fund.

--------------------------------------------------------------------------------
10.         INVESTMENT OF THE FUND


10.1        AUTHORISED INVESTMENTS ONLY

            Subject to this Deed, each Sub-Fund and Warehouse Fund shall comprise only assets and property which at the date of acquisition shall be Authorised Investments. Subject to clause 6B, no Authorised Investments may be acquired as assets of a Sub-Fund to which a Current Rating Authority is applicable if the consideration for the principal component of that Authorised Investment is an amount greater than its Face Value unless each Current Rating Authority in respect of that Sub-Fund confirms to the Manager that such acquisition will not result in a downgrade, qualification or withdrawal of any credit rating assigned by it to the Notes or Specified Investor Securities of that Sub-Fund. The Trustee shall not acquire any partial interest in any Authorised Investment.

10.2        PRIMARY INVESTMENT POLICY

            The primary investment policy of each of the Funds shall be to invest in Loans upon the security of Approved Mortgages either directly or indirectly through the acquisition of mortgaged-backed securities.

10.3        DISPOSAL OR REALISATION OF AUTHORISED INVESTMENTS

            (a) Subject to clauses 10.3(b) and (c), the terms of any applicable Sub-Fund Notice or Security Trust Deed and the terms of any Support Facility, Authorised Investments in respect of a Sub-Fund shall be held until their maturity (and the Trustee shall accordingly not have power to dispose of or realise any Authorised Investment in a Sub-Fund) provided however that nothing in this Deed shall affect the rights and powers and duties and obligations of the Trustee in relation to enforcing its rights in respect of any default under an Approved Mortgage or otherwise in relation to any

                    Authorised Investment or Support Facility.

            (b) The Trustee may dispose of or realise any Authorised Investment of a Sub-Fund, other than any Approved Mortgages or Loans or Collateral Securities relating to an Approved Mortgage, prior to its maturity date, including by transfer of such Authorised Investment to the Trustee as trustee of another Fund, provided that no such Authorised Investment is to be sold for less than its Face Value plus accrued interest unless the Manager has received confirmation from each Current Rating Authority in relation to the Sub-Fund that the proposed sale will not result in a reduction, qualification or withdrawal of any credit rating then assigned by the relevant Current Rating Authority to the Notes or Specified Investor Securities in relation to the Sub-Fund.

            (c) The Trustee has power to dispose of or realise Approved Mortgages, and any Loans or Collateral Securities relating to an Approved Mortgage, in accordance with clause 6B or in accordance with the terms of a Sale Agreement or an Origination Agreement.

            (d) Subject to clauses 5.5(b), 10.1 and 10.2 there shall be no restriction on the disposal or realisation of or temporary investment or reinvestment in Authorised Investments in a Warehouse Fund.

10.4 TEMPORARY INVESTMENT OF CASH AND LIMITATION ON MATURITY OF AUTHORISED INVESTMENTS

            (a) Subject to clause 9.3, the Trustee shall in respect of a Sub-Fund be entitled to cause cash on hand not required for:

                    (i)     immediate payment of Fees and Expenses; or

                    (ii) immediate payment to Noteholders or Unitholders, to be invested in any other Authorised Investment as the Trustee, upon the director of the Manager, thinks fit provided that (subject to this Deed and the corresponding Sub-Fund Notice) to the extent that such Authorised Investments represent moneys required for the payment of liabilities of the Sub-Fund they must mature on a date on or before the due date for payment of those liabilities.

            (b) No Authorised Investment, having a stated maturity, of a Sub-Fund shall mature later than the Banking Day prior to the day upon which the Face Value of all Notes of that Sub-Fund must be repaid, or have been repaid, in full.

10.5        SUPPORT FACILITIES

            (a) Subject to clauses 10.5(b) and (c), the Trustee shall in relation to any Sub-Fund or Warehouse Fund, on the prior written direction of the Manager, enter into or acquire and perform, Support Facilities on such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee (acting reasonably).

            (b) In relation to a Sub-Fund to which a Current Rating Authority is applicable, and subject to the corresponding Sub-Fund Notice, any Hedge Arrangement and Stand-by Arrangement shall be entered into by the Trustee on or prior to the initial date upon which the Trustee issues Notes as trustee of that Sub-Fund provided that:

                    (i) the Trustee may, on the prior written direction of the Manager, enter into a new Hedge Arrangement or a Standby Arrangement as trustee of a Sub-Fund, if and only if, the Trustee receives a certificate from the Manager that the Manager is satisfied that the then rating of the Notes

                            (or Specified Investor Securities, as the case may be) in respect of that Sub-Fund by that Current Rating Authority will not be downgraded as a result of the entering into of such Hedge Arrangement or Standby Arrangement; and

                    (ii) the Trustee may, on the prior written direction of the Manager, substitute a new Hedge Arrangement or a new Stand-by Arrangement for any existing Hedge Arrangement or Stand-by Arrangement entered into in accordance with this clause 10.5(b), if and only if, the Trustee receives a certificate from the Manager that the Manager considers the same is in the interests of that Sub-Fund and that the then rating of the Notes (or Specified Investor Securities, as the case may be) in respect of that Sub-Fund by that Current Rating Authority will not be downgraded as a result of such substitution.

            (c) The Trustee shall not be obliged to enter into any Support Facility unless and until the Trustee is satisfied in its absolute discretion that the Trustee will not incur any personal liability in respect thereof or that any such personal liability is limited in such manner as the Trustee in its absolute discretion thinks fit.

            (d) Nothing in this clause or elsewhere contained in this Deed shall be construed as requiring that any given Sub-Fund has the benefit of any Support Facility.

10.6        RATED NOTES OR SPECIFIED INVESTOR SECURITIES

            (a) If at any time Notes of a given Sub-Fund are rated by a Current Rating Authority and for so long as the rating of the Notes of the Sub-Fund by that Current Rating Authority is current the Manager shall not knowingly direct the Trustee to make any investment or enter into any contractual commitment to make an investment nor shall the Manager knowingly do any other thing in relation to that Sub-Fund that would result in a reduction, qualification or withdrawal of the rating by that Current Rating Authority.

            (b) If the special terms (if any) of any Notes of a given Sub-Fund, or the Sub- Fund Notice in relation to that Sub-Fund, specify Specified Investor Securities which are rated by a Current Rating Authority, then for so long as the rating of those Specified Investor Securities by that Current Rating Authority is current the Manager shall not, in connection with the relevant Sub-Fund, knowingly direct the Trustee to make any investment or enter into any contractual commitment to make an investment, nor shall the Manager knowingly do any other thing in relation to that Sub-Fund that would result in a reduction, qualification or withdrawal of the rating of those Specified Investor Securities by that Current Rating Authority.

10.7        DOWNGRADING OF COUNTERPARTIES

            If the rating (if any) by a Current Rating Authority for a Sub-Fund of a party providing a Support Facility in respect of the Sub-Fund is downgraded and a Current Rating Authority has downgraded, or has indicated that it proposes to downgrade, its rating of Notes or any class of Notes (or Specified Investor Securities, as the case may be) in respect of the Sub-Fund, the Trustee shall, if required by the Manager, promptly enter into any substitute or additional Support Facility identified by the Manager, and on such terms required by the Manager (subject to clauses 10.5 and 20.16), to maintain the rating of such Notes (or Specified Investor Securities, as the case may be) as it stood prior to such downgrading or proposed downgrading of the rating of such party.

10.8        ISSUE OF UNRATED STOCK

            Nothing in this Deed including, without limiting the generality of the foregoing, this clause 10 shall be construed as preventing the Trustee from issuing Notes as trustee of a Sub-Fund which are unrated by any Rating Authority.

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11.         COVENANTS AND DUTIES OF THE TRUSTEE


11.1        GENERAL OBLIGATION

            Having regard to the terms of this Deed the Trustee covenants that it shall exercise all due care and diligence in carrying out its powers, duties and discretions in accordance with this Deed, shall protect to the extent permitted herein the rights and interests of each Sub-Fund and Warehouse Fund, shall conduct itself in a proper and efficient manner and shall use reasonable endeavours to ensure that the management of the transactions to which this Deed and any other Transaction Document relates and which are the Trustee's responsibility under this Deed or any other Transaction Document are carried on and conducted in a proper and efficient manner.

11.2        SPECIFIC DUTIES OF THE TRUSTEE

            Subject to the provisions of this Deed and any corresponding Sub-Fund Notice or Warehousing Investment Deed (and, without limitation, clause 9.3) the Trustee shall:

            (a) supervise the Authorised Investments including, without limitation, receiving the rents, profits, interest and/or net proceeds of sale or disposal arising from such Authorised Investments;

            (b) make Loans upon the security of Approved Mortgages and lend its name as mortgagee thereto as trustee on behalf of the relevant Sub-Fund or Warehouse Fund (as the case may be);

            (c) make claims on Mortgage Insurers and any other insurer or provider of a Security Enhancement in respect of Authorised Investments in a timely manner;

            (d) maintain or cause to be maintained the Accounts and ensure that all moneys raised from the issue of Notes and all proceeds of the Authorised Investments are promptly paid into the relevant Account;

            (e) draw cheques, orders and requests and other necessary documents in relation to the relevant Account when payments in or out of that Account are required;

            (f) keep the Register pursuant to clause 15 and records of all Authorised Investments;

            (g) appoint and maintain the appointment of the Auditor for each Warehouse Fund and Sub-Fund in accordance with clause 13;

            (h) establish and keep the books, records and accounts required pursuant to clause 13 other than those the responsibility of the Manager under clause 9.3;

            (i) make payments of moneys required pursuant to this Deed or any other Transaction Document to the extent of moneys available to it for that purpose from the relevant Sub-Fund or Warehouse Fund;

            (j) use its best endeavours to ensure the timely enforcement of the Trustee's rights and remedies under Approved Mortgages, Collateral Securities, insurance policies, Support Facilities and generally in relation to Authorised Investments where it considers same is necessary or desirable in the interests of the relevant Sub-Fund or Warehouse Fund;

            (k) act continuously as Trustee of the Funds set forth until such trusts are determined as herein provided or it has retired or been removed as trustee;

            (l) except as in this Deed provided, not sell, mortgage, charge, encumber, deal with or part with the possession of (or permit the Manager or any nominee agent or custodian of the Trustee so to do) any of the Authorised Investments of any Sub-Fund or Warehouse Fund;

            (m) hold all Authorised Investments and Title Documents in relation to any Authorised Investments or the evidence of title for the same together with all other documents usually held in accordance with ordinary commercial practice in relation to those Authorised Investments except where they are held in safe custody by a third party as agent for the Trustee being a Related Body Corporate of the Trustee, an Approved Solicitor or (where appropriate) Austraclear or such other Relevant Clearing System;

            (n) keep records of all documents held by it in custody and, if requested by the Manager, notify the Manager of the details of such documents;

            (o) not raise or borrow any moneys except as expressly provided by this Deed;

            (p) without limiting clause 11.2(j), promptly advise the Manager and/or any relevant Originator (as the case may be) of any material default of which the Trustee is aware in their respective obligations to the Trustee as trustee of a Sub-Fund or Warehouse Fund and enforce any rights it may have against the Manager any relevant Originator or any delegate or agent of the Trustee or any third party to recover any moneys due to or loss suffered by any Sub-Fund or Warehouse Fund;

            (q) use its best endeavours to observe all of the terms and conditions of all Support Facilities (including, without limitation, paying all amounts owing thereunder or agreed to be made in relation thereto) and to maintain all Support Facilities;

            (r) cause the Manager and any Originator to maintain proper books of account relating to Loans and in relation to insurance policies and Collateral Securities associated therewith; and

            (s) provide or cause to be provided in a timely manner to any Current Rating Authority (if any) for a Sub-Fund such notices, reports, advices or other documents as provided by this Deed or as otherwise agreed from time to time by the Manager with the Current Rating Authority and notified by the Manager to the Trustee.

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12.         BANK ACCOUNTS

12.1        OPENING OF ACCOUNTS

            (a) The Trustee shall open a separate account with a Bank in respect of each Warehouse Fund and Sub-Fund constituted pursuant to this Deed. The Trustee may open such additional accounts with a Bank in respect of a Warehouse Fund or a Sub-Fund as it sees fit provided always that, subject to clause 12.6, no moneys held by the Trustee in respect of a Sub-Fund or a Warehouse Fund shall be co-mingled with any moneys held by the Trustee in respect of another Sub-Fund or Warehouse Fund.

            (b) Each Account shall be opened by the Trustee in its name and/or the name of the relevant Warehouse Fund or Sub-Fund (as the case may be) with such Bank as the Manager may from time to time select.

            (c) No Account shall be used for any purpose other than for the relevant Warehouse Fund or Sub-Fund (as the case may be) in respect of which that Account is opened.

12.2        OPERATION

            (a) The Trustee shall ensure that the only authorised signatories for any Account are officers or employees of the Trustee or a Related Body Corporate of the Trustee.

            (b) Neither the Manager nor any Originator may deal with any Account or the moneys in any Account in any way.

            (c) The Trustee shall operate each of the Accounts in accordance with this clause 12.

12.3        DEPOSITS

            (a) Except in respect of business transacted through the Austraclear System (or any other Relevant Clearing System), the Trustee shall, subject to clause 12.3(c), pay into the relevant Account:

                    (i) all subscription moneys raised in respect of Notes and other moneys deposited with the Trustee in respect of the relevant Warehouse Fund or Sub-Fund (as the case may be);

                    (ii) all proceeds of the Authorised Investments and Support Facilities in respect of the relevant Warehouse Fund or Sub-Fund (as the case may be); and

                    (iii) all other moneys received by the Trustee in respect of the relevant Warehouse Fund or Sub-Fund (as the case may be),

                    except where such moneys are to be applied on the same day in accordance with this Deed or the relevant Warehousing Investment Deed or Sub-Fund Notice, in which case the Trustee will see to such application.

            (b) The Trustee shall ensure that it is a term of appointment of the Manager that the Manager agrees to pay all moneys received by it which properly accrue to any Warehouse Fund or Sub-Fund forthwith to the relevant Account.

            (c) No moneys shall be deposited into an Account unless a deposit to that Account is an Authorised Investment.

12.4        WITHDRAWALS

            The Trustee shall withdraw funds from the relevant Account and apply the same when necessary for:

            (a) purchasing Authorised Investments in compliance with this Deed and making payments required in connection with Authorised Investments;

            (b) making payment to Noteholders, Unitholders or Warehousing Investors; and

            (c) making payment to itself, the Manager, Originators, Austraclear (or any other Relevant Clearing System) or any other person(s) of amounts entitled to be paid to or retained for their respective benefits and accounts under this Deed or any other Transaction Document.

12.5        TRUST MONEYS

            Moneys received by the Trustee as trustee of each Warehouse Fund and/or Sub-Fund shall be deposited in the relevant Account and shall be held by the Trustee on the terms of the trust of the relevant Warehouse Fund or Sub-Fund (as the case may be).

12.6        COMBINED ACCOUNT

            Notwithstanding anything to the contrary in this Deed, the Trustee may, on the direction of the Manager, open one or more accounts with a Bank (each a "COMBINED ACCOUNT"), in addition to the Accounts referred to in clause 12.1, into which the Trustee may pay moneys received by the Trustee in respect of two or more Funds. The following provisions will apply in relation to each Combined
            Account:

            (a) the Trustee may only withdraw funds from the Combined Account to be paid into an Account in respect of a Fund or to be applied towards payments in respect of a Fund referred to in clause 12.4(a) to (c) (inclusive);

            (b) the Trustee must keep a record in respect of the Combined Account and each Fund of:

                    (i) all moneys received by the Trustee in respect of the Fund which are deposited in the Combined Account;

                    (ii) all moneys withdrawn from the Combined Account and applied in respect of the Fund pursuant to clause 12.6(a);

                    (iii) any fees, charges, taxes or other expenses apportioned to the Fund in respect of the Combined Account and paid from funds held in the Combined Account pursuant to clause 12.6(c);

                    (iv) any interest credited to the Combined Account and apportioned to the Fund pursuant to clause 12.6(d); and

                    (v) the Balance of the Combined Account in respect of the Fund.

                    The "BALANCE" of the Combined Account in respect of a Fund means at any time the aggregate of all moneys in respect of the Fund previously deposited into the Combined Account and any interest earned in respect of the Combined Account previously apportioned to the Fund less the aggregate of all moneys previously withdrawn from the Combined Account and applied in respect of the Fund and any fees, taxes, charges or other expenses in respect of the Combined Account previously apportioned to the Fund;

            (c) any fees, charges, taxes or other expenses in respect of a Combined Account must be apportioned between the Funds on the following basis:

                    (i) first, any fees, charges, taxes or other expenses which relate directly to a transaction in respect of the Combined Account which relates to a particular Fund must be apportioned to that Fund;

                    (ii) then, any remaining fees, charges, taxes or other expenses must be apportioned between the Funds which have a Balance in respect of the Combined Account when the fee, charge, tax or expense is incurred based upon their then respective Balances.

                    Such fees, charges, taxes or other expenses apportioned to a Fund may be paid by the Trustee from the funds held in the Combined Account (provided that this would not cause the Combined Account to have a negative balance in respect of the Fund) or from other assets of the Fund;

            (d) any interest earned in respect of a Combined Account will be apportioned between the Funds which have a Balance in the Combined Account at the time that such interest accrues in the manner agreed by the Trustee and the Manager from time to time;

            (e) the Trustee must not withdraw funds from the Combined Account to be applied in respect of a Fund in excess of the then Balance of the Combined Account in respect of that Fund;

            (f) the Trustee will hold the Combined Account on trust as trustee of each Fund which has a Balance in the Combined Account, proportionally for each such Fund based on the amount of its Balance; and

            (g)     the Combined Account must:

                    (i) not be an account under which the Trustee may draw funds in excess of the balance of funds held in the account;

                    (ii) be on terms under which the relevant Bank agrees that it will not:

                            A. set-off any funds held in the account against amounts owing to the Bank by the Trustee or any other person; or

                            B. combine the account with any other account held with the Bank by the Trustee or any other person.

13.         ACCOUNTS AND AUDIT

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13.1        RECORDS

            Subject to this Deed, the Trustee shall:

            (a) keep or cause to be kept proper and timely records and accounts of each Sub-Fund and Warehouse Fund in separate books of account in relation to the transactions entered by the Trustee arising from or in connection with this Deed and any other Transaction Document and, without limitation, all payments and receipts and details of the Sub-Funds and Warehouse Funds to which those payments and receipts relate, and shall maintain same in such manner as will permit a convenient audit thereof; and

            (b) keep those records and books of account at the Trustee's registered office or at such other place as the Trustee may from time to time nominate and keep those records and books of account open at all reasonable times for any relevant inspection by the Auditor.

13.2        MATTERS TO BE DETERMINED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES

            The treatment of any amount received or disbursed by the Trustee, the determination of the net income of a Fund and whether any item is of a capital or income nature shall be determined, and the accounts of each Fund shall be maintained, in accordance with generally accepted Australian accounting principles and practices.

13.3        ANNUAL AUDITED ACCOUNTS

            The Trustee shall require the Auditor to audit the annual accounts prepared by the Manager in respect of each Fund unless, in the case of a Warehouse Fund, otherwise required in writing by the Warehousing Investor relating thereto. The Manager shall upon receiving a copy of the audited accounts for a Sub-Fund from the Trustee or the Auditor, promptly forward or cause to be forwarded the same to each Current Rating Authority (if any) for that Sub-Fund.

13.4        TAX RETURNS

            The Manager must prepare and lodge (or cause to be prepared and lodged), for signing by the Trustee, all necessary income tax returns for each Fund, unless, in the case of a Warehouse Fund, otherwise required in writing by the Warehousing Investor relating thereto. All such tax returns must be prepared and submitted to the relevant authorities within the prescribed time limits.

13.5        CHECK OF RECORDS BY AUDITOR

            Unless otherwise required by a Warehousing Investor in writing to the Trustee in relation to its Warehouse Fund, at least once a year the Auditor shall examine the books and records and accounts relating to each Fund (including those maintained by, in the custody of or under the control of the Manager and the Trustee) and report to the Trustee and the Manager the result of such examination.

13.6        APPOINTMENT OF AUDITOR

            (a) Subject to any contrary agreement with a Warehousing Investor in respect of its Warehouse Fund, the Auditor of a Warehouse Fund or Sub-Fund shall be a registered company auditor which is a nationally recognised and reputable firm approved by the Manager.

            (b) Such Auditor may also be the company auditor of the Trustee or the Manager but may not be an officer of the Trustee or of the Manager.

13.7        REMOVAL AND RETIREMENT OF AUDITOR

            (a) Subject to any contrary requirement of a Warehousing Investor in respect of its Warehouse Fund, the Trustee after consulting with the Manager may from time to time remove the Auditor of a Warehouse Fund or Sub-Fund provided it has appointed in its place for the Warehouse Fund or Sub-Fund (as the case may be) another registered company auditor which is a nationally recognised and reputable firm approved by the Manager.

            (b) If an Auditor retires the Trustee shall appoint a registered company auditor which is a nationally recognised and reputable firm to fill the vacancy thus ensuing.

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14.         APPLICATION OF MONEYS RECEIVED

14.1        PAYMENTS

            (a) Subject to the terms of the corresponding Sub-Fund Notice or Warehousing Investment Deed and any relevant special terms applying to Notes, Issuing Document or Security Trust Deed, failure of the Trustee for any reason to make a payment due to a Noteholder, the Trustee in its capacity as trustee of a Warehouse Fund or Sub-Fund, a Warehousing Investor, a Unitholder the Manager or any other person on the due date for payment, shall not entitle any such person to require the Trustee to pay to him additional interest or, in the case of non-payment of interest, to require (for example) premature payment of the Face Value of Notes.

            (b) Subject to this clause 14, payment of moneys due to Noteholders, any Warehousing Investor or Unitholder may be made:

                    (i) in the case of payments in respect of Registered Notes, by payment to a bank account nominated by such person as recorded in the Register, by cheque made payable to such person and sent to its Registered Address, by means of electronic transfer through Austraclear (or any other Relevant Clearing System) or in such other manner as such person may in writing direct and the Trustee approve; and

                    (ii) in the case of payments in respect of Notes issued under an Issuing Document, in the manner specified in that Issuing Document.

            (c) Subject to any relevant Issuing Document, the Trustee or any person making payments on behalf of the Trustee may deduct tax imposed by any Governmental Agency from payments in respect of any Notes or Units where the Trustee, or such person, considers this is required in accordance with the Tax Act or any other applicable law. For the purposes of this clause a certificate pursuant to section 15-15 of
                    Schedule 1 to the Tax Administration Act 1953 (Cth.), a tax file number, an Australian Business Number or any other relevant document or information provided by a Noteholder or Unitholder will be considered not to have been produced to the Trustee unless it is produced to the Trustee not later than close of business on the second Banking Day immediately preceding the relevant payment date.

            (d) Subject to the corresponding Sub-Fund Notice or any relevant special terms or Issuing Document in relation to the Notes:

                    (i) any payment to a Noteholder in respect of Notes must be rounded down to the nearest smallest unit of the currency of denomination of those Notes; and

                    (ii) if any Specified Investor Securities are outstanding in relation to a Fund, the Trustee, at the direction of the Manager, may round down payments in respect of the Notes in relation to that Fund by an amount sufficient such that payments of principal and interest in respect of those Notes may be divided between the holders of those Specified Investor Securities in accordance with their terms in whole amounts to the nearest smallest unit of the currency of denomination of those Specified Investor Securities.

            (e) Notwithstanding any other provision of this Deed, if on any day the Trustee as trustee of a Fund is required under this Deed or any other Transaction Document in relation to the Fund to make payments to a person or to credit an account in relation to that Fund and is also entitled or required to receive payments from that person or debit that account in relation to that Fund, unless otherwise directed by the Manager the Trustee is only obliged to pay or credit the amount (if a positive number) or to receive or debit (if a negative number) the difference between the amounts payable or required to be credited by the Trustee on that day less the amounts receivable or required to be debited by the Trustee on that day.

14.2        NOTED SECURITY HOLDER

            If a Noted Security Holder is specified in the Register in relation to any Registered Notes then all payments of interest due in respect of such Registered Notes and payment of the Face Value of such Registered Notes shall be made in accordance with the payment directions specified by, or given with the consent of, the relevant Noted Security Holder. Such a payment direction is binding on the Trustee irrespective of any contrary direction by the relevant Noteholder. Failing such a payment direction being given to the Trustee payment of moneys due in respect of such Registered Notes will be made by cheque made payable to the Noted Security Holder and sent to its Registered Address, or in such other manner as such person may in writing direct and the Trustee approve.

14.3        WAREHOUSE FUND - ORDER OF PAYMENT

            Subject to the corresponding Warehouse Investment Deed (if any), any relevant Security Trust Deed and clauses 14.8, 14.9 and 14.10, all moneys received by the Trustee under or by virtue of the Authorised Investments, Support Facilities, insurance or otherwise under or pursuant to this Deed or any other Transaction Document in respect of a particular Warehouse Fund shall prior to the date of termination of the Warehouse Fund be applied in the following order:

            (a) first, in payment of any unpaid Fees and Expenses then due in respect of that Warehouse Fund or in allowance as the Trustee, after consultation with the Manager, considers necessary for Fees and Expenses which may become due in respect of that Warehouse Fund;

            (b) secondly, in payment to the Warehousing Investor of amounts then due in respect of that Warehouse Fund under clause 5.8; and

            (c)     lastly, by reinvestment in Authorised Investments.

14.4        ORDER OF PAYMENT ON TERMINATION OF WAREHOUSE FUND

            On termination of a Warehouse Fund, subject to the corresponding Warehouse Investment Deed (if any), the following order of payments shall apply:

            (a) first, in payment of or allowance for unpaid Fees and Expenses due or which may become due in respect of the Warehouse Fund; and

            (b)     as to the balance, to the Warehousing Investor

14.5        SUB-FUND ORDER OF PAYMENT

            Subject to clauses 14.8, 14.9 and 14.10 (except as specifically provided in the corresponding Sub-Fund Notice) and any relevant Security Trust Deed, all moneys received by the Trustee under or by virtue of the Authorised Investments, Support Facilities, insurance or otherwise under or pursuant to this Deed or any other Transaction Document in respect of a particular Sub-Fund shall prior to and on termination of the Sub-Fund be applied in the order specified in the corresponding Sub-Fund Notice.

14.6        DETERMINATION OF NET ACCOUNTING INCOME

            The Manager must determine in accordance with clause 13.2:

            (a) the net income of each Fund in respect of each Financial Year of each Fund and may determine whether any receipt, profit, gain, payment, loss, outgoing, provision or reserve or any sum of money or investment in a Financial Year is or is not to be treated as being on income or capital account of the Fund (including treating the transfer of amounts from the capital of the Fund as income of the Fund for any purpose); and

            (b) whether and the extent to which any provisions and reserves need to be made for the Financial Year.

14.7        DETERMINATION OF NET TAX INCOME

            The Manager must determine the Net Tax Income of each Fund for each Financial Year.

14.8        MANAGER TO MAKE ALLOCATIONS

            Having regard to the determinations made under clauses 14.6 and 14.7, the Manager must make the allocation and/or take such action (as the case may be) as referred to in clause 14.9 or direct the Trustee to make that allocation and/or take such action.

14.9        ALLOCATION OF NET ACCOUNTING INCOME/NET TAX INCOME

            (a) The Unitholders of a Sub-Fund are presently entitled to their pro-rata share of the whole of the Net Accounting Income of that Sub-Fund subject to and in accordance with the Sub-Fund Notice for the Sub-Fund.

            (b) For each Financial Year of a Sub-Fund, the Unitholders of the Sub-Fund will be presently entitled to their pro-rata share of the whole of the Net Tax Income of the Sub-Fund for that Financial Year subject to and in accordance with the Sub-Fund Notice for the Sub-Fund.

            (c) The Warehouse Investor in respect of a Warehouse Fund is presently entitled to the whole of the Net Accounting Income of that Warehouse Fund subject to and in accordance with the Warehousing Investment Deed in relation to that Warehouse Fund.

            (d) For each Financial Year of a Warehouse Fund the Warehouse Investor in respect of that Warehouse Fund will be presently entitled to the whole of the Net Tax Income of the Warehouse Fund for that Financial Year subject to and in accordance with the Warehousing Investment Deed in relation to that Warehouse Fund.

            (e) The Manager must act or direct that the Trustee takes such action as is necessary in each case to ensure (to the extent possible) that any tax liability in respect of a Fund in respect of a Financial Year under Division 6 of Part III of the Tax Act is borne by, in the case of a Sub-Fund, the Unitholders of the Sub-Fund in such proportions as correspond to their pro rata share of the Net Accounting Income of that Sub-Fund allocated in accordance with clause 14.4(a) or, in the case of a Warehouse Fund, is borne by the Warehousing Investor in respect of that Warehouse Fund, and not by the Trustee.

14.10       REINVESTMENT OF INCOME

            (a) On the last day of each Financial Year of a Sub-Fund, each Unitholder of the Sub-Fund will be entitled to be paid an amount equal to whichever is the greater of the following:

                    (i) its proportion of the Net Accounting Income of the Sub-Fund to which it is presently entitled under clause 14.9(a); and

                    (ii) its proportion of the Net Tax Income of the Sub-Fund to which it is presently entitled under clause 14.9(b).

            (b) On the last day of each Financial Year of a Warehouse Fund, the Warehousing Investor of the Warehouse Fund will be entitled to be paid an amount equal to whichever is the greater of the following:

                    (i) the Net Accounting Income of the Warehouse Fund to which it is presently entitled under clause 14.9(c); and

                    (ii) the Net Tax Income of the Warehouse Fund to which it is presently entitled under clause 14.9(d).

            (c) The Manager may in its absolute discretion require a Unitholder to invest an amount in a Sub-Fund (by way of a subscription or additional subscription payment in respect of its previously issued units, not by way of subscription for additional

                    Units) if the following requirements are all satisfied:

                    (i) the amount represents an amount which the Unitholder is entitled to be paid under clause 14.10(a) in respect of any Financial Year;

                    (ii) that amount was not actually paid to the Unitholder in the relevant Financial Year; and

                    (iii) the Unitholder requests the Manager to pay or otherwise deal with such amount on behalf of that Unitholder.

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15.         THE REGISTER

15.1        INFORMATION ON REGISTER

            (a) The Trustee shall keep a register in respect of each Sub-Fund in which register shall be kept the following information:

                    (i)     the name or designation of the Sub-Fund;

                    (ii) the Sub-Fund Notice in relation to the Sub-Fund and any amendments to that Sub-Fund Notice;

                    (iii)   the Inception Date of the Sub-Fund;

                    (iv)    the Financial Year of the Sub-Fund;

                    (v) the classes, Face Value and special terms and conditions, of all Registered Notes issued in relation to the Sub-Fund and the classes of all Units issued in relation to the Sub-Fund;

                    (vi) the Authorised Investments comprised and the Face Value of those Authorised Investments in such Sub-Fund;

                    (vii)   the names and Registered Addresses of:

                            A.      Noteholders in respect of Registered Notes;
                                    and

                            B.      Unitholders in respect of Units,

                            in that Sub-Fund;

                    (viii) the date of entry and date of cessation in respect of:

                            A.      each Noteholder in respect of Registered
                                    Notes; and

                            B.      each Unitholder in respect of Units;

                    (ix)    A..     the Noteholder's account to which any
                                    payments due to the Noteholder in respect of Registered Notes are to be paid (if applicable); and

                            B. the Unitholder's account to which any payments due to the Unitholder in respect of Units are to be paid (if applicable);

                    (x) if the Sub-Fund Notice or the special terms (if any) of any Registered Notes provide that a Noted Security Holder may be specified in relation to such Registered Notes, the name of the Noted Security Holder specified in the relevant Application for Registered Notes together with the payment directions specified by that Noted Security Holder and the Registered Address of that Noted Security Holder;

                    (xi)    a record of each distribution in respect of:

                            A.      the Registered Notes; and

                            B.      the Units,

                            issued in relation to the Sub-Fund; and

                    (xii) such other information as the Trustee considers necessary or desirable or as the Manager shall reasonably require.

            (b) The Trustee shall keep a register in respect of each Warehouse Fund in which register shall be kept the following information:

                    (i)     the name or designation of the Warehouse Fund;

                    (ii) the Authorised Investments and the Face Value of those Authorised Investments comprised in such Warehouse Fund;

                    (iii)   the name and address of each Warehouse Investor;

                    (iv) the date of entry and date of cessation of each Warehousing Investor; and

                    (v) such other information as the Trustee considers necessary or desirable or as the Manager shall reasonably require.

15.2        PLACE OF KEEPING REGISTER, COPIES AND ACCESS

            The Register shall be:

            (a) kept at such place as the Trustee may, from time to time, nominate (however that part of the Register which relates to Registered Notes in respect of which a Noted Security Holder is noted may not be removed from one jurisdiction to another without the prior written consent of that Noted Security Holder);

            (b) open to the Auditor of the Fund to which it relates, and the Manager, to inspect during normal business hours;

            (c) open for inspection by a Noteholder, a Unitholder, a Noted Security Holder or Warehousing Investor during the Trustee's ordinary business hours but only in respect of information relating to that Noteholder, a Unitholder, Noted Security Holder or Warehousing Investor (as the case may be); and

            (d) not available to be copied by any person except in compliance with such terms and conditions (if any) as the Manager and Trustee in their absolute discretion nominate from time to time.

15.3        BRANCH REGISTERS

            (a) The Trustee may at any time and from time to time and shall if reasonably requested by the Manager establish and maintain a branch register or registers (each severally a "BRANCH REGISTER") on which there shall be entered the names of those Noteholders in respect of Registered Notes, Unitholders, or Warehousing Investors who request that their names and any or all of the Notes or Warehousing Investor Entitlements held by them respectively shall be so recorded, the Registered Notes, Units or Warehousing Investor Entitlements in respect of which the request is made, the date on which the name of any Noteholder, Unitholder or Warehousing Investor was entered on such Branch Register and any other details considered necessary or desirable by the Trustee or the Manager. The name of such Noteholder, Unitholder or Warehousing Investor and details regarding such Registered Notes, Units or Warehousing Investor Entitlements shall be removed from any Register other than such Branch Register.

            (b) Every such Branch Register shall be designated the Branch Register for the place where it is established.

            (c) The Trustee shall have the power to discontinue a Branch Register and thereupon all entries thereon shall be transferred to some other Branch Register or to the Register.

            (d) Except where otherwise expressly stated herein, every reference in this Deed to the "REGISTER" shall be deemed to include every Branch Register, unless it appears from the context that a particular Register or Branch Register is referred to, in which case the reference shall be deemed to be to the Register or Branch Register, as the case may be, on which the Registered Notes, Units or Warehousing Investor Entitlements in question are registered.

            (e) The provisions of clause 15.1 and 15.2 shall mutatis mutandis apply to every Branch Register.

            (f) Registered Notes, Units or Warehousing Investor Entitlements registered on a Branch Register may, at the request of a Noteholder (or, in relation to Registered Notes in respect of which a Noted Security Holder appears in the Register, that Noted Security Holder), a Unitholder or Warehousing Investor (as the case may be) and with the consent of the Trustee, be transferred to another Branch Register or to the Register.

            (g) If a Noted Security Holder is specified in the Register in relation to any Registered Notes, the written consent of that Noted Security Holder must be obtained prior to such Registered Notes being transferred to a Branch Register.

15.4        DETAILS ON REGISTER CONCLUSIVE

            (a) Upon the Trustee being notified of any change of name or Registered Address or payment or other details of any Noteholder in respect of Registered Notes, a Unitholder or a Warehousing Investor, the Trustee shall alter the Register accordingly provided that, if a Noted Security Holder is specified in the Register in respect of any Registered Notes, the prior written consent of that Noted Security Holder must be obtained to any change in details of such Registered Notes or the relevant Noteholder.

            (b) The Trustee shall be entitled to rely on the Register as being a correct and complete and conclusive record of the matters set out therein at any time and whether or not the information shown in the Register is inconsistent with any other document, matter or thing.

            (c) Subject to clause 15.4(d), the Trustee shall not be obliged to enter on the Register notice of any trust or encumbrance or interest of whatsoever nature in respect of any Registered Notes, Noteholder Entitlements, Units, Unitholder Entitlements or Warehousing Investor Entitlements or otherwise howsoever and the Trustee shall be entitled to recognise a Noteholder as the absolute owner of Registered Notes, a Unitholder or the absolute owner of Units and a Warehousing Investor as the absolute owner of Warehousing Investor Entitlements and the Trustee shall not be bound or affected by any trust affecting the ownership any of same unless so ordered by a court of competent jurisdiction or required by statute.

            (d) If a Sub-Fund Notice or the special terms (if any) of any Registered Notes provide that a Noted Security Holder may be specified in the Register in relation to certain Registered Notes, the Trustee shall enter in the Register the name of the Noted Security Holder specified on the relevant Application for Registered Notes (provided that Application has endorsed on it the consent of the proposed Noted Security Holder in the form prescribed in the Tenth
                    Schedule (or any other form approved by the Trustee) or a copy of that Application with a consent in such form is separately delivered to the Trustee). If directed in writing to do so by the Noted Security Holder, the Trustee shall enter in the Register the name, payment direction and Registered Address of any other person specified as a substitute Noted Security Holder by the existing Noted Security Holder (at which time that other person will become the Noted Security Holder in lieu of the existing Noted Security Holder).

                    The entry of a Noted Security Holder's name in the Register will not:

                    (i) entitle the Noted Security Holder to any rights in respect of the relevant Registered Notes other than the rights expressly provided for in this Deed; or

                    (ii)    impose any liability on the Noted Security Holder;
                            or

                    (iii) in itself create or evidence the existence of any mortgage, charge or other security interest.

15.5        CLOSING OF REGISTER

            (a) The Trustee may with prior notice to the relevant Noteholders, Unitholders and Warehousing Investors, close the Register for one or more Sub-Funds and/or one or more Warehouse Funds (as applicable) for periods not exceeding thirty days (or such other period agreed between the Trustee and the Manager) in aggregate in any calendar year.

            (b) In addition to the Trustee's rights pursuant to clause 15.5(a), the Register of each Sub-Fund shall be closed by the Trustee for the purpose of determining Noteholder Entitlements or Unitholder Entitlements in respect of that Sub-Fund during the period commencing from the close of business on the Banking Day immediately prior to, and ending on the commencement of business on the Banking Day immediately after, the date for calculation of such Noteholder Entitlements or Unitholder Entitlements.

15.6        RECTIFICATION OF REGISTER

            If:

            (a)     an entry is omitted from the Register;

            (b) an entry is made in the Register otherwise than in accordance with this Deed;

            (c)     an entry wrongly exists in the Register;

            (d)     there is an error or defect in any entry in the Register; or

            (e) default is made or unnecessary delay takes place in entering in the Register that any person has ceased to be the holder of Registered Notes or Units or has ceased to be a Warehousing Investor, the Trustee may rectify the same.

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16.         RECEIPTS

16.1        VALID RECEIPTS

            The receipt of the Trustee for any moneys payable to or receivable by it by virtue of this Deed shall exonerate the person paying the same from all liability to make a further enquiry in relation thereto.

16.2        EFFECTIVE DISCHARGE

            Every such receipt shall as to the moneys paid or expressed to be received in such receipt, effectually discharge the person paying such moneys from such liability or enquiry and from being concerned to see to the application or being answerable or accountable for any loss or misapplication of such moneys.

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17.         FEES AND EXPENSES

17.1        TRUSTEE'S FEE

            The Trustee shall be entitled to deduct from each Sub-Fund and Warehouse Fund such fee as is, or the method of calculation of which is, agreed from time to time between the Trustee and the Manager. In relation to a Sub-Fund, such fee shall be determined for the life of the Sub-Fund on or prior to the Issue Date upon which Notes are first issued by the Trustee as trustee of that Sub-Fund and advised by the Manager in writing in advance to each Current Rating Authority (if any) for the Sub-Fund. This clause shall not affect any right or entitlement of the Trustee to be reimbursed for expenses and liabilities incurred in the course of performing its duties hereunder.

17.2        REIMBURSEMENT OF EXPENSES

            In addition to the Trustee's remuneration pursuant to clause 17.1, the following liabilities, fees, costs, outgoings and expenses shall be paid from the Sub-Fund or Warehouse Fund to which they relate or reimbursed to the Trustee, the Manager or any Originator or other person who has paid same on behalf of the relevant Sub-Fund or Warehouse Fund (as the case may be):

            (a) bank charges and debits on the flow of moneys pursuant to this Deed or any other Transaction Document which would in the normal course be to the account of the Trustee as trustee of the Sub-Fund or Warehouse Fund;

            (b) the fees of the Auditor appointed pursuant to clause 13 applicable to the relevant Sub-Fund or Warehouse Fund;

            (c) stamp duty payable in respect of this Deed or any other Transaction Document;

            (d) fees and expenses payable to the Manager or any Originator in respect of the Sub-Fund or Warehouse Fund;

            (e) amounts paid or payable under, and all costs, damages, expenses, indemnities and liabilities arising under or in relation to any Transaction Document in relation to the Fund (including in relation to compliance by the Trustee with its obligations under any such Transaction Document and the establishment or maintenance of any such Transaction Document);

            (f) fees and expenses charged from time to time by Austraclear or any other Relevant Clearing System to the Trustee's account as an issuer of securities lodged with

                    Austraclear or such other Relevant Clearing System;

            (g) any costs, charges, expenses, fees and other outgoings incurred by the Trustee in exercising its powers under clause 9.1, subject to the limitations referred to therein;

            (h) CCC Liability arising in respect of or allocated to that Sub-Fund or Warehouse Fund under clause 20.17 or clause 20.25;

            (i) all other liabilities, taxes and other imposts, costs, charges, expenses and other outgoings properly incurred by or which in the reasonable opinion of the Trustee may (whether upon any contingency or otherwise) be incurred by the Trustee or a Related Body Corporate thereof or the Manager, any Originator or any delegate, sub-delegate or agent of the Trustee or any person to whom the Trustee or the Manager has delegated or assigned any task or function in accordance with this Deed, in respect of the Sub-Fund or Warehouse Fund, provided that any remuneration payable to employees of the Trustee or a Related Body Corporate thereof or costs, charges, expenses or other outgoings incurred in the internal administration of the business of the Trustee or any Related Body Corporate thereof shall not be payable out of a Warehouse Fund or Sub-Fund.

17.3        ASSETS AND LIABILITIES OF FUND

            The Trustee must not apply the assets of a Fund to meet any liabilities of any other Fund,

17.4        NO AGGREGATION OF LIABILITIES

            The Trustee must not:

            (a) aggregate the liabilities of a Fund with the liabilities of any other Fund; or

            (b) set-off the liabilities of a Fund against any other assets of the Fund, other than the assets of the Fund to which those liabilities relate.

17.5        DESIGNATION AND DISCHARGE OF LIABILITIES

            The Trustee must allocate to each Fund those liabilities which in the opinion of the Manager are properly referable to that Fund (including, without limitation, those liabilities which were incurred in purchasing the assets of that Fund). Subject to the provisions of this Deed, the Trustee must pay out of a Fund (or make adequate provision for) all liabilities in connection with that Fund.

17.6        NO MIXTURE OF ASSETS

            The Trustee must account for the assets of each Fund separately from the assets of all other Funds and must account for the liabilities which are referable to each Fund separate and apart from the liabilities which are referable in all other Funds but must (after consultation with the Manager) make a fair apportionment between Funds of any property coming into the hands of the Trustee which belongs to one or more Funds.

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18.         ASSIGNMENTS


18.1        DEED BINDS ASSIGNS

            This Deed shall be binding upon and enure to the benefit of the Noteholders, the Warehousing Investors, the Unitholders of each Sub-Fund, the Manager and the Trustee and their respective successors and assigns.

18.2        ASSIGNMENT BY THE TRUSTEE

            The Trustee shall not assign or transfer all or any part of its rights or obligations under this Deed except as expressly provided in this Deed.

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19.         RETIREMENT AND REPLACEMENT OF TRUSTEE

19.1        RETIREMENT

            (a) The Trustee may at any time retire as Trustee of the Funds upon not less than ninety days' written notice to the Manager (or such shorter period of time as may be agreed with the Manager) provided that no retirement of the Trustee shall become effective until the appointment of a new Trustee in accordance with clause 19.2.

            (b) The Trustee will retire as Trustee of the Funds forthwith upon written notice from the Manager upon the occurrence of any of the following events:

                    (i)     the commencement of the winding up of the Trustee;

                    (ii) the appointment of a receiver or official manager in respect of the whole or part of the undertaking of the Trustee;

                    (iii)   the cessation by the Trustee of its business;

                    (iv) a compromise or arrangement by the Trustee with its creditors;

                    (v) failure of the Trustee to remedy within fourteen days after written notice by the Manager any material breach of duty on the part of the Trustee; or

                    (vi) if without the prior written consent of the Manager there occurs:

                            A. a change in fifty-one per cent (or such other percentage the Manager may in its absolute discretion determine shall constitute a change in the effective control of the Trustee) of the shareholding of the Trustee existing at the date of this Deed (whether occurring at one time or through a series or succession of transfers or issues of shares); or

                            B. a change in the effective management of the Trustee as existing at the date of this Deed such that the Trustee is no longer able to fulfil its duties and obligations in relation to the Fund; or

                            C. the establishment by any means of any trust under which any third party becomes a beneficial owner of any of the Trustee's rights under this Deed,

                            and the determination of the Manager (acting bona fide and reasonably) that any of these matters has occurred shall be conclusive.

                    If the Trustee fails to retire after such notice, the Manager shall have the right to remove the Trustee forthwith provided always that no retirement or removal of the Trustee shall become effective until the appointment of a new Trustee in accordance with clause 19.2.

19.2        REPLACEMENT TRUSTEE

            (a) The Manager shall have the exclusive right for sixty days after receipt of notice of retirement referred to in clause 19.1(a), to appoint a new Trustee having, to the extent possible, the appropriate experience and resources to properly perform its functions under the Transaction Documents, but if within such period the Manager does not so nominate a suitably qualified Trustee who is willing to act and to undertake the obligations of the Trustee contained in this Deed, the Trustee shall for a period sixty days thence ensuing have the exclusive right to appoint in its stead a new Trustee qualified as aforesaid and who is willing to act and to undertake the obligations of the Trustee contained in this Deed.

            (b) Where the Trustee is to retire or is removed by the Manager pursuant to clause 19.1(b), the Manager shall have the right to appoint a new Trustee having the same qualifications as referred to in clause 19.2(a).

            (c) Where the Trustee has given notice of retirement pursuant to clause 19.1(a) and no new trustee has been appointed within one hundred and twenty days of the date of the said notice, the Trustee shall not be entitled to retire, but shall continue as Trustee until termination of the Funds provided that:

                    (i) the Trustee shall not accept further subscriptions to the Funds or any Sub-Fund or Warehouse Fund or permit further investments to be vested in it; and

                    (ii) the Trustee may at any time and from time to time appoint a substitute trustee having the qualifications set out in clause 19.2(a).

19.3        DELIVERY OF RECORDS

            The Trustee shall on retirement or removal deliver to the new Trustee all documents, records, accounts, registers and other property whatsoever relating to the Funds (except where it is required by law to hold same in which case the Trustee shall deliver true copies) and shall transfer to the new Trustee its title and interest in and to all Authorised Investments of the Funds.

19.4        EXECUTION OF DEED

            (a) Any company so appointed as new Trustee shall prior to its appointment execute a deed in such form as the Manager may require whereby such company shall undertake to perform all the obligations of the retiring Trustee hereunder and thereupon the retiring Trustee shall be absolved and released from all further obligations hereunder and the new Trustee shall and may thereafter exercise all the powers and enjoy all the rights and shall be subject to all the duties and obligations of the Trustee hereunder as fully as if such new Trustee had been originally named as a party to this Deed.

            (b) Any release in accordance with this clause 19.4 shall not extend to any antecedent fraud, negligence or wilful default on the part of the retiring Trustee.

19.5        TRUSTEE'S REMUNERATION

            Notwithstanding the Trustee's retirement or removal for whatever reason it shall retain its entitlement to remuneration in accordance with clause 17.1 of this Deed and to be paid or reimbursed as provided in clause 17.2 provided always that the Trustee's entitlement in respect of clause 17.1 shall be calculated on a pro rata daily basis in respect of the relevant calculation period to the date the Trustee retires or is removed under the provisions of this Deed. Amounts payable to the Trustee under this clause 19.5 arising from the Trustee's entitlements under clause 17.1 shall be paid to the Trustee at such time as would have been applicable had the Trustee not retired or been removed but those amounts arising from the Trustee's entitlements under clause 17.2 shall be forthwith paid by the new Trustee to the outgoing

            Trustee out of the relevant Sub-Fund or Warehouse Fund (as the case may be).

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20.         TRUSTEE'S AND MANAGER'S POWERS, LIABILITY AND INDEMNITY GENERALLY


            Without prejudice to any indemnity allowed by law or elsewhere herein given to the Trustee or the Manager, it is expressly declared as follows:

20.1        RELIANCE ON CERTIFICATES

            The Trustee and the Manager shall not incur any liability in respect of any action taken or thing suffered by it in reliance upon any notice, resolution, direction, consent, certificate (including any certificate as to title, or as to any documents held, by an Approved Solicitor or a Title Insurer), receipt, affidavit, statement, valuation report, other paper or document (including without limitation, any of same submitted or provided by the Manager (in the case of the Trustee only), by the Trustee (in the case only of the Manager) or by any Originator) which it has no reason to believe is not genuine, signed by the proper parties and with appropriate authority.

            Without limiting the generality of the foregoing the Trustee may rely upon:

            (a)     a statement by the Manager that:

                    (i)     an investment of the Fund is an Authorised
                            Investment;

                    (ii) a proposed loan would constitute a Loan and/or that a proposed mortgage constitutes an Approved Mortgage; and

                    (iii) to the best of its knowledge and belief, a proposed Loan, Approved Mortgage or any related guarantee or other support complies with the Consumer Credit Code;

            (b)     a Transfer Proposal issued by the Manager; and

            (c) a certificate by the Manager pursuant to this Deed, a Warehousing Investment Deed or a Sub-Fund Notice.

            In preparing any notice, certificate, advice or proposal hereunder (including, without limiting the generality of the foregoing, a Transfer Proposal) the Manager shall be entitled to assume that each person under any Authorised Investment, Approved Mortgage, Loan, Collateral Security, Support Facility, other Transaction Document or any other deed, agreement or arrangement incidental to any of the foregoing or to any Fund, will perform their obligations thereunder in full by the due date and otherwise in accordance with the terms thereof.

20.2        ASSUME SIGNED DOCUMENTS TO BE GENUINE

            (a)     Subject to sub-clause (b):

                    (i) the Trustee shall be entitled to assume the authenticity and validity of any signature on any application, request or other instrument or document delivered to the Trustee (other than a document executed or purporting to be executed by or on behalf of the Manager, as to which clause 20.3 shall apply);

                    (ii) the Trustee shall not be in any way liable to make good out of its own resources any loss incurred by any person in the event of any signature on any document being forged or otherwise failing to bind the person whose signature it purports to be or the person on whose behalf it purports to be executed and, if the Trustee becomes liable for such loss, then subject to any right of reimbursement from any other person (including, if the law so provides, the Manager) and subject to this Deed it shall be entitled to reimbursement for the amount of such loss from the relevant Fund;

                    (iii) the Manager shall be entitled to rely on the authenticity and validity of any signature on any application, request or other instrument or document delivered to the Manager (other than a document executed or purporting to be executed by or on behalf of the Trustee, as to which clause 20.4 shall apply); and

                    (iv) the Manager shall not be in any way liable to make good out of its own resources any loss incurred by any person in the event of any signature on any document being forged or otherwise failing to bind the person whose signature it purports to be or the person on whose behalf it purports to be executed and if the Manager becomes liable for such loss then, subject to any right of reimbursement from any other person (including, if the law so provides, the Trustee) and subject to this Deed, it shall be entitled to reimbursement for the amount of such loss from the relevant Fund.

            (b) The Trustee or the Manager shall not be entitled to the benefit of paragraph (a) in relation to an application, request or other instrument or document if it was actually aware that the signature thereon was not genuine and binding.

20.3        TRUSTEE'S RELIANCE ON MANAGER

            Whenever any certificate, notice, calculation, proposal, direction, instruction or other communication is to be given by the Manager to the Trustee, the Trustee may accept as sufficient evidence as to the form and content thereof a document reasonably believed to be signed on behalf of the Manager by any 2 Authorised Signatories of the Manager. The Trustee shall not be responsible for any loss arising from any act, neglect, mistake or discrepancy of the Manager or any officer, employee, agent or delegate of the Manager in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, provided that the Trustee is not actually aware that such document is not genuine and correct, whether or not an error in any such information, document, form or list is reproduced by the Trustee in any step taken by it.

20.4        MANAGER'S RELIANCE ON TRUSTEE

            Whenever any certificate, notice, calculation, proposal, direction, instruction or other communication is to be given by the Trustee to the Manager, the Manager may accept as sufficient evidence as to the form and content thereof a document reasonably believed to be signed on behalf of the Trustee by any 2 Authorised Signatories of the Trustee. The Manager shall not be responsible for any loss arising from any act, neglect, mistake or discrepancy of the Trustee or any officer, employee, agent or delegate of the Trustee in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, provided that the Manager is not actually aware that such document is not genuine and correct, whether or not an error in any such information, document, form or list is reproduced by the Manager in any step taken by it.

20.5        COMPLIANCE WITH LAWS

            The Trustee and the Manager shall not incur any liability to anyone in respect of any failure to perform or to do any act or thing which by reason of any provision of any relevant present or future law of any place or any ordinance, rule, regulation or by-law made pursuant thereto or of any decree, order or judgment of any competent court or other tribunal, the Trustee and/or the Manager shall be hindered, prevented or forbidden from doing or performing.

20.6        TAXES

            The Trustee and the Manager shall not be liable to account to any person for any payments made in good faith to any duly empowered fiscal authority of the Commonwealth of Australia or any State or Territory thereof or any other place for taxes or other charges upon any of the Funds or upon any Notes or Units or with respect to any transaction under or arising from this Deed or any other Transaction Document notwithstanding that any such payment ought or need not have been made.

20.7        RELIANCE ON EXPERTS

            The Trustee and the Manager may act upon the opinion or statement or certificate or advice of or information obtained from the Manager (in the case of the Trustee only), the Trustee (in the case of the Manager only), any Originator, barristers or solicitors, bankers, accountants, brokers, valuers and other persons believed by it in good faith to be expert or properly informed in relation to the matters upon which they are consulted and the Trustee and the Manager shall not be liable for anything done or suffered by it in good faith in reliance upon such opinion, statement, certificate, advice or information.

20.8        OVERSIGHTS OF OTHERS

            Subject to this Deed, the Trustee and the Manager shall not be responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the Manager (in the case of the Trustee only), the Trustee (in the case of the Manager only), any Originator, any other delegate or agent or other person appointed by the Trustee or the Manager or upon whom the Trustee or the Manager is entitled to rely pursuant to this Deed or any other Transaction Document (other than a Related Body Corporate thereof), attorney, banker, receiver, barrister, solicitor, agent or other person acting hereunder as agent or adviser to the Trustee or the Manager.

20.9        POWERS, AUTHORITIES AND DISCRETIONS

            Except insofar as herein otherwise expressly provided and in the absence of fraud, negligence or wilful default, the Trustee and the Manager shall not be in any way responsible for any loss (whether consequential or otherwise), costs, damages or inconvenience that may result from the exercise or non-exercise of any powers, authorities and discretions vested in it.

20.10       IMPOSSIBILITY OR IMPRACTICABILITY

            If for any reason whatsoever it becomes impossible or impracticable to carry out any or all of the provisions of this Deed or any other Transaction Document the Trustee and the Manager shall not be under any liability therefor or thereby except to the extent of their own fraud, negligence or wilful default nor shall either of them incur any liability by reason of any error of law or any matter or thing done or suffered or omitted to be done in good faith by either of them or their respective officers, employees, agents or delegates.

20.11       DUTIES AND CHARGES

            The Trustee and the Manager shall not be required to effect any transaction or dealing with any Notes, Noteholder Entitlements, Units, Unitholder Entitlements, Warehousing Investor Entitlements or with any instrument or with all or any part of the Authorised Investments of the Fund on behalf or for the benefit or at the request of any Noteholder, Unitholder or Warehousing Investor or other person unless such Noteholder, Unitholder or Warehousing Investor or other person (as the case may be) shall first have paid in cash or otherwise provided to its satisfaction for all duties, taxes, governmental charges, brokerage, transfer fees, registration fees and other charges (whether similar to the foregoing or not) whether in respect of the Notes, Noteholder Entitlements, Warehousing Investor Entitlements or the relevant instrument or all or the relevant part of the Authorised Investments of the relevant Sub-Fund or Warehouse Fund or otherwise (herein called collectively "DUTIES AND CHARGES") which have or may become payable in respect of or prior to or upon the occasion of such transaction or dealing PROVIDED ALWAYS THAT the Trustee and the Manager shall be entitled if it so thinks fit to pay and discharge all or any of such duties and charges on behalf of the Noteholder or Warehousing Investor or other person and to retain the amount so paid of any moneys or property to which such Noteholder or Warehousing Investor or other person may be or become entitled hereunder AND PROVIDED THAT, in respect of any Notes issued under an Issuing Document, this clause 20.11 is subject to any provisions to the contrary in that Issuing Document.

20.12       LEGAL AND OTHER PROCEEDINGS

            The Trustee and the Manager shall be indemnified out of the relevant Sub-Fund or Warehouse Fund from and against any expense and liability which may be incurred in prosecuting or defending any action, suit, proceedings or dispute in respect of or arising from or in connection with the provisions of this Deed or any other Transaction Document or the realisation of any Authorised Investment or rights relating thereto or any Support Facilities. Each of the Trustee and the Manager shall be entitled to claim in respect of the foregoing indemnity from the relevant Sub-Fund or Warehouse Fund for its expenses and liabilities incurred in defending any action, suit, proceeding or dispute in which fraud, negligence or wilful default is alleged or claimed against it, but upon the same being proved, accepted or admitted by it, it shall from its personal assets immediately repay to such Sub-Fund or Warehouse Fund the amount previously paid by such Sub-Fund or Warehouse Fund to it in respect of such indemnity in relation thereto.

20.13       NO LIABILITY EXCEPT FOR NEGLIGENCE ETC.

            In the absence of fraud, negligence or wilful default, the Trustee and the Manager shall not be liable personally in the event of failure to pay moneys on the due date for payment to any Noteholder, Unitholder, Warehousing Investor, the Manager (in the case of the Trustee), the Trustee (in the case of the Manager) or any other person or for any loss howsoever caused in respect of any of the Funds or to any Noteholder, Unitholder, Warehousing Investor, the Manager (in the case of the Trustee), the Trustee (in the case of the Manager) or other person.

20.14       FURTHER LIMITATIONS ON TRUSTEE'S LIABILITY

            Subject to clause 20.3, the Trustee shall not be liable:

            (a) for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion or for any other act or omission on its part under this Deed, any other Transaction Document or any other document except where the exercise or non-exercise of any discretion, or any act or omission, by the Trustee, or any of its officers, employees, agents or delegates, constitutes fraud, negligence or wilful default;

            (b) for any losses, costs liabilities or expenses arising out of the exercise or non-exercise of a discretion by the Manager or the act or omission of the Manager except to the extent that it is caused by the Trustee's, or any of its officer's, employee's, agent's or delegate's, fraud, negligence or wilful default; or

            (c) for any losses, costs, damages or expenses caused by its acting on any instruction or direction given to it by the Manager under this Deed, any other Transaction Document or any other document except to the extent that it is caused by the Trustee's, or any of its officer's, employee's, agent's or delegate's, fraud, negligence or wilful default.

            Nothing in this clause 20.14 alone (but without limiting the operation of any other clause of this Deed) shall imply a duty upon the Trustee to supervise the Manager in the performance of the Manager's functions and duties, and the exercise by the Manager of its discretions, hereunder. A reference herein to an agent or delegate of the Trustee shall not include the Manager, the Originator, Austraclear or any other Relevant Clearing System.

20.15       FURTHER LIMITATIONS ON MANAGER'S LIABILITY

            Subject to clause 20.4, the Manager shall not be liable:

            (a) for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion or for any other act or omission on its part under this Deed, any other Transaction Document or any other document except where the exercise or non-exercise of any discretion, or any act or omission, by the Manager, or any of its officers, employees, agents or delegates, constitutes fraud, negligence or wilful default;

            (b) for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of a discretion by the Trustee or the act or omission of the Trustee except to the extent that it is caused by the Manager's, or any of its officer's, employee's, agent's or delegate's, fraud, negligence or wilful default; or

            (c) for any losses, costs, damages or expenses caused by its acting on any instruction or direction given to it by the Trustee under this Deed, any other Transaction Document or any other document except to the extent that it is caused by the Manager's, or any of its officer's, employee's, agent's or delegate's, fraud, negligence or wilful default.

            Nothing in this clause 20.15 alone (but without limiting the operation of any other clause of this Deed) shall imply a duty upon the Manager to supervise the Trustee in the performance of the Trustee's functions and duties, and the exercise by the Trustee of its discretions, hereunder.

20.16       EXTENT OF LIABILITY

            The Trustee shall not in any event be liable to any Noteholder, Unitholder or Warehousing Investor, or to any other person to any greater extent than in respect of the investments, Cash and other property actually vested in the Trustee or received by it in accordance with the provisions of this Deed in respect of the relevant Sub-Fund or Warehouse Fund (as the case may be) to which the liability relates except where such liability arises from the fraud, negligence or wilful default of the Trustee or any of its officers, employees, agents or delegates. A reference herein to an agent or delegate of the Trustee shall not include the Manager, an Originator, Austraclear or any other Relevant Clearing System. The Trustee shall not be required to enter into any transaction pursuant to this Deed unless it is satisfied that its liability in relation to such transaction is limited to the assets of the relevant Sub-Fund or Warehouse Fund (as the case may be) from time to time available to it, subject to the exception hereinbefore mentioned.

20.17       RIGHT OF INDEMNITY

            The Trustee and the Manager shall be indemnified out of the relevant Sub-Fund or Warehouse Fund in respect of any liability, cost or expense properly incurred by them in their capacity as Trustee and Manager of the relevant Sub-Fund or Warehouse Fund or so incurred by any delegate, sub-delegate or agent of them. This right of indemnity will extend to any CCC Liability (including liability under indemnities between the Manager and the Trustee but excluding liability under the Primary CCC Indemnity in relation to the relevant Sub-Fund or Warehouse Fund). The right of indemnity of the Trustee or Manager in respect of a particular liability will not be affected by any fraud, negligence or wilful default of the Trustee or the Manager (as the case may be) which is not related to that liability.

20.18       CONFLICTS

            Nothing in this Deed shall prevent the Trustee, the Manager or any Related Body Corporate or Associate of either of them or the directors or other officers thereof or any other person (all being included unless the context otherwise requires in the expression the "TRUSTEE AND THE MANAGER" where hereafter used in this clause) from subscribing for purchasing, holding, dealing in or disposing of any Notes, Noteholder Entitlement, Units, Unitholder Entitlement, Warehousing Investor Entitlement or from otherwise at any time contracting or acting in any capacity as representative or agent or otherwise or entering into any financial, banking, development, insurance, agency, broking or other transaction with, or providing any advice or services for any of the Funds or from being interested in any such contract or transaction or otherwise and the Trustee and the Manager shall not be in any way liable to account to any Noteholder, Unitholder, Warehousing Investor or any other person or any of them for any profits or benefits (including but without limiting the generality thereof any profit, bank charges, commission, exchange, brokerage and fees) made or derived thereby or in connection therewith and the Trustee and the Manager shall not by reason of any fiduciary relationship be in any way precluded from making any contracts or entering into any transactions with any such person in the ordinary course of the business or from undertaking any banking, financial, development, agency or other services and without prejudice to the generality of these provisions it is expressly declared that such contract and transactions may include any contract or transaction in relation to the placing of or dealing with any investment and the acceptance of any office of profit or any contract of loan or deposits or other contract or transaction which any person or company not being a party to this Deed could or might have lawfully entered into if not a party to this Deed and the Trustee and the Manager shall not be accountable to Noteholders, Unitholders, Warehousing Investors or any other person for any profits arising from any such contracts, transactions or offices.

20.19       TRUSTEE NOT OBLIGED TO INVESTIGATE THE MANAGER ETC.

            The Trustee shall be responsible only for so much of the Authorised Investments, and the income and proceeds emanating therefrom, as may be actually transferred or paid to it and the Trustee is hereby expressly excused from taking any action or actions to investigate the accounts management control or activities of the Manager, any Originator or any other person or to inquire into or in any manner question or bring any action suit or proceeding or in any other manner whatsoever seek to interfere with the management control or activities (including the exercise or non-exercise of powers and discretions) of any of such persons or in any other manner whatsoever seek to remove from office any of such persons or take any steps or bring any action suit or proceedings or in any other manner whatsoever seek to vary amend delete from or add to this Deed or other instrument establishing the Fund, or wind up any of such persons or vest the Fund.

20.20       INDEPENDENT INVESTIGATION OF CREDIT

            (a) The Trustee and the Manager shall be entitled to assume that each Noteholder, Unitholder and Warehousing Investor has, independently and without reliance on the Trustee, the Manager or any other Noteholder, Unitholder or Warehousing Investor (as the case may be), and based on such documents and information as each has deemed appropriate, made its own investigations in relation to the Notes, Noteholder Entitlements, Units, Unitholder Entitlements, Warehousing Investor Entitlements, the Trustee, the Manager and the provisions of this Trust Deed and any other Transaction Document.

            (b) Each Noteholder and Warehousing Investor agrees that it will, independently and without reliance on the Trustee, the Manager or any other Noteholder or

                    Warehousing Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions as to all matters relating to this Deed and any other Transaction Document.

20.21       INFORMATION

            Except for notices and other documents and information (if any) expressed to be required to be furnished to any person by the Trustee under this Deed or any other Transaction Document, the Trustee shall not have any duty or responsibility to provide any person (including, without limitation, any Noteholder, Unitholder or Warehousing Investor but not including the Manager) with any credit or other information concerning the affairs, financial condition or business of any of the Funds.

20.22       DIRECTIONS BY MANAGER

            The Trustee shall comply with any direction or instruction given to it by the Manager so long as such direction or instruction is not inconsistent with the provisions of this Deed or any other Transaction Document or with the Trustee's duties hereunder.

20.23       REMOVAL OF MANAGER

            If the Manager is removed pursuant to the Management Deed, then pending the appointment of a new Manager:

            (a) the Trustee shall perform all the functions, duties and obligations of the Manager hereunder;

            (b) the Trustee shall be entitled to the rights and benefits of the Manager hereunder, and to payment of the Manager's Income Fee (as defined in the Management Deed), in both cases calculated and accruing from the date of removal of the Manager;

            (c) where any notice, certificate, act or other matter is required hereunder by the Manager (including as a precondition to any act by the Trustee hereunder) it shall be sufficient compliance with this Deed if the notice, certificate, act or other matter is signed or done (as the case may be) by the Trustee; and

            (d) no further Approved Mortgages shall be made or acquired by the Fund and no further Notes or Units shall be issued by any Sub-Fund.

            It is recognised and accepted by the parties and by each Warehousing Investor, Unitholder and Noteholder that the Trustee in performing the functions, duties and obligations of the Manager hereunder pursuant to sub-clause (a), does not hold itself out, and shall not be judged on the basis that it is, expert or competent to fulfil such functions, duties and obligations of the Manager.

20.24       CONSUMER CREDIT CODE - RELIANCE ON OTHERS

            The Trustee may rely on others in relation to compliance with the Consumer Credit Code.

20.25       UNALLOCATED CCC LIABILITY

            Where the Trustee or the Manager incurs a CCC Liability which is not imposed, or does not arise, in respect of one or more specific Loans or Approved Mortgages (or related guarantees or other support), that CCC Liability will be allocated (notwithstanding clause 17.3) amongst the Sub-Funds (other than the Nominated Sub-Funds) and Warehouse Funds comprising the PUMA Fund on a pro rata basis having regard to the Face Value of Approved Mortgages in each such Fund at the time of allocation. Once allocated to a Sub-Fund or Warehouse Fund in accordance with this clause 20.25, CCC Liability will be recoverable from that Sub-Fund or

            Warehouse Fund as though it had been imposed in respect of one or more Approved Mortgages contained in that Sub-Fund or Warehouse Fund (as the case may be).

20.26       NOTICE OF CCC LIABILITY

            Each of the Manager and the Trustee must notify the other as soon as practicable upon becoming aware of any claim, proceedings or threatened claim or proceedings that could give rise to CCC Liability. For this purpose, the Trustee will be aware of a thing only if the Trustee is actually aware of that thing by virtue of the actual knowledge of the officers of the Trustee responsible for the administration of the PUMA Fund.

20.27       FIRST RECOURSE TO PRIMARY CCC INDEMNITY

            Where the Trustee incurs a CCC Liability it must seek recourse to the Primary CCC Indemnities in relation to the relevant Funds (to the extent it is available) before seeking any indemnity it may be entitled to from the assets of the Funds in respect of that CCC Liability. If for any reason that CCC Liability is not fully satisfied pursuant to a Primary CCC Indemnity within 1 week of the Trustee demanding satisfaction of that CCC Liability pursuant to the Primary CCC Indemnity, the Trustee may seek any indemnity it may be entitled to from the assets of the Funds in respect of that CCC Liability. The Trustee's rights under a Primary CCC Indemnity in respect of that CCC Liability will not be limited by any indemnity obtained from the assets of the Funds in respect of that CCC Liability, but the Trustee will account to the Funds in respect of amounts subsequently recovered under the Primary CCC Indemnity in respect of that CCC Liability to the extent necessary to prevent any double recovery.

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21.         NOTICES

21.1        NOTICES GENERALLY

            Subject to clauses 21.2 and 21.4, every notice, certificate, request, direction, demand or other communication of any nature whatsoever required to be served, given or made under or arising from this Deed:

            (a)     shall be in writing in order to be valid;

            (b) shall be deemed to have been duly served, given or made in relation to a party if it is:

                    (i) delivered to the address of that party set out in sub-paragraph (e) (or at such other address as may be notified in writing by that party to the other party from time to time); or

                    (ii)    posted by prepaid registered post to such address;
                            or

                    (iii) sent by facsimile to the facsimile number set out in sub-paragraph (e) (or to such other number as may be notified in writing by that party to the other party from time to time); or

                    (iv) sent by email to an email address specified for this purpose from time to time by the addressee;

            (c) shall be sufficient if executed by the party giving, serving or making the same or on its behalf by any two then Authorised Signatories of such party or, in the case of communications by email, if sent by an Authorised Signatory of such party;

            (d)     shall be deemed to be given, served or made:

                    (i) (in the case of prepaid registered post) within 2 Banking Days of posting;

                    (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission;

                    (iii)   (in the case of delivery by hand) on delivery; and

                    (iv)    (in the case of email) when the email is received;

            (e) the addresses and facsimile numbers for service of notices as referred to in sub-paragraph (b) of this clause are as follows:

                    (i)     where the Trustee is the recipient:
                            Perpetual Trustees Australia Limited
                            Level 3
                            39 Hunter Street, Sydney
                            New South Wales 2000

                            Fax: (02) 9221 7870

                            Attention: Manager - Mortgage Securitisation

                    (ii)    where the Manager is the recipient:

                            Macquarie Securitisation Limited
                            Level 23
                            20 Bond Street, Sydney
                            New South Wales 2000

                            Fax: (02) 8232 4755

                            Attention: The Manager: PUMA Programme

                    (iii)   where a Warehousing Investor is the recipient:

                            at its address or facsimile number for service of notices under the corresponding Warehousing Investment Deed, or if there is no such Warehousing Investment Deed, at its address appearing in the Register

                    (iv) where a Noteholder in respect of Registered Notes or Unitholder is the recipient:

                            at its Registered Address or, if a facsimile number is recorded in the Register in relation to that Noteholder, that facsimile number and, in the case of a Noteholder which holds Notes in respect of which a Noted Security Holder is specified in the Register, copied to the Registered Address of that Noted Security Holder or, if a facsimile number is recorded on the Register in relation to that Noted Security Holder, that facsimile number provided that any notice, certificate, request, direction, demand or other communication to Noteholders in respect of Notes issued under an Issuing Document must be given in accordance with that Issuing Document.

21.2        NOTICES TO NOTEHOLDERS

            A notice, request or other communication by the Trustee or the Manager to Registered Noteholders shall be deemed to be duly given or made by an advertisement placed on a Banking Day in The Australian Financial Review (or other nationally distributed newspaper).


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


21.3        NOTICES TO CURRENT RATING AUTHORITIES

            The Manager shall provide a copy of each notice, request or other communication by the Trustee or the Manager to Noteholders to each Current Rating Authority (if any) for the Sub-Fund concerned as from time to time agreed in writing with that Current Rating Authority.

21.4        EMAIL

            Notwithstanding any other provision of this clause 21, a notice, request, certificate, approval, demand, consent or other communication to be given under this Deed may only be given by email where the recipient has expressly agreed with the sender that such communication, or communications of that type, may be given by email.

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22.         AMENDMENT

22.1        AMENDMENT BY TRUSTEE

            The Trustee may with the written approval of the Manager (in which respect the Manager must comply with its obligations under clause 10.6, except for the purposes of paragraphs (b), (e) or (g) of this clause 22.1) by way of supplemental deed alter, add to or modify this Deed (including this clause 22) in respect of any one or more Sub-Funds or Warehouse Funds or alter, add to or modify a Sub-Fund Notice so long as such alteration, addition or modification is:

            (a) to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

            (b) in the opinion of the Trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any Governmental Agency;

            (c) in the opinion of the Trustee appropriate or expedient as a consequence of the enactment of, or an amendment to, any statute or regulation or the altered requirements of any Governmental Agency or the decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Trustee appropriate or expedient as a consequence of the enactment of, or an amendment to, any statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any announcement or statement of any Governmental Agency or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Funds);

            (d) in the opinion of the Trustee neither prejudicial nor likely to be prejudicial to the interests of the Noteholders (or the holder of any Specified Investor Security, if applicable) or Unitholders in respect of a then constituted Sub-Fund (in the case of an alteration, addition or modification affecting that Sub-Fund) or a Warehousing Investor in respect of a then constituted Warehouse Fund (in the case of an alteration, addition or modification affecting that Warehouse Fund);

            (e) an alteration, addition or modification to the Second Schedule where without such alteration, addition or modification, any stamp duty concession in respect of the issue or transfer of Notes, would be prejudiced;

            (f) to apply only in respect of Sub-Funds or Warehouse Funds yet to be constituted hereunder;

            (g) necessary to ensure that neither this Deed nor any offer or transfer in respect of Notes is required to be registered with or approved by any regulatory authority in

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                    any State or Territory of the Commonwealth of Australia; or

            (h) in the opinion of the Trustee will enable the provisions of this Deed or any Transaction Document to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

22.2        AMENDMENT WITH CONSENT

            Where in the opinion of the Trustee a proposed alteration, addition or modification to this Deed referred to in clause 22.1(h), is prejudicial or likely to be prejudicial to the interests of Noteholders or a class of Noteholders or any Unitholder in a particular then constituted Sub-Fund or to the interests of a Warehousing Investor in a particular then constituted Warehouse Fund, such alteration, addition or modification may be effected by the Trustee with the prior consent, respectively, of the Noteholders, or that class of Noteholders, in the particular Sub-Fund pursuant to an Extraordinary Resolution of the Noteholders, or that class of Noteholders, in the Sub-Fund or with the prior written consent of such Unitholders in respect of the Sub-Fund or all Warehousing Investors in respect of the particular Warehouse Fund. If an alteration, addition or modification is prejudicial or likely to be prejudicial to all Noteholders of a Sub-Fund an Extraordinary Resolution of all such Noteholders may approve such alteration, addition or modification and an Extraordinary Resolution of each class of Noteholders of the Sub-Fund is not required.

22.3        COPY OF AMENDMENTS TO NOTEHOLDERS

            The Trustee shall upon request by a Noteholder or Warehousing Investor, provide the Noteholder or Warehousing Investor with a copy of the supplemental deed effecting any alteration, addition or modification to this Deed. The Manager shall provide each Noted Security Holder with a copy of any supplemental deed effecting any alteration, addition or modification to this Deed in its application to the Sub-Fund in respect of which that Noted Security Holder holds security over Notes.

22.4        COPY OF AMENDMENTS IN ADVANCE TO CURRENT RATING AUTHORITIES

            The Manager shall provide a copy of a proposed alteration, addition or modification to this Deed, and to any other document in relation to a Sub-Fund agreed in writing with a Current Rating Authority, to each Current Rating Authority (if any) for the Sub-Fund at least 5 Banking Days prior to the same taking effect.

22.5        ASSUMPTION BY TRUSTEE

            For the purposes of this clause 22, the Trustee may assume that any alteration, addition or modification referred to in clause 22.1 is not prejudicial or likely to be prejudicial to the interests of Noteholders or a class of Noteholders if the Trustee receives written confirmation from each relevant Current Rating Authority that the proposed alteration, addition or modification will not result in a reduction, qualification or withdrawal of any credit rating then assigned by that Current Rating Authority to the relevant Notes.

--------------------------------------------------------------------------------
23.         MISCELLANEOUS

23.1        CERTIFICATES BY MANAGER

            Any statement or certificate by the Manager in relation to any act, matter, thing or state of affairs in relation to any of the Funds, this Deed or any other Transaction Document shall, in the absence of manifest error be final, be binding and conclusive upon the Trustee, Noteholders, Warehousing Investors, Unitholders and all other persons.



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23.2        WAIVERS, REMEDIES CUMULATIVE

            Save as provided in this Deed, no failure to exercise and no delay in exercising on the part of the Trustee or the Manager of any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right power or privilege preclude any other or further exercise of such right power or privilege, or the exercise of any other right, power or privilege.

23.3        GOVERNING LAW

            This Deed shall be governed by and construed in accordance with the laws of the State of New South Wales.

23.4        JURISDICTION

            (a) Each of the Trustee, the Manager, the Warehousing Investors, the Noteholders and the Unitholders of each Sub-Fund irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

            (b) Each of the Trustee, the Manager, the Warehousing Investors, the Noteholders and the Unitholders of each Sub-Fund irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

23.5        SEVERABILITY OF PROVISIONS

            In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

23.6 LIABILITY OF NOTEHOLDERS, WAREHOUSING INVESTORS, THE MANAGER AND THE UNITHOLDERS OF EACH SUB-FUND

            The Noteholders, Warehousing Investors, the Unitholders of each Sub-Fund and the Manager shall not be personally liable to indemnify the Trustee or make any payments to any other person in relation to any Sub-Fund or Warehouse Fund except to the extent of the assets then comprised in the Sub-Fund or Warehouse Fund in respect of which they are Noteholders, Warehousing Investors, Unitholders or the Manager (as the case may be) except in the case of the Manager that there shall be no limit on the Manager's liability for any fraud, negligence or wilful default by it in its capacity as the Manager of the relevant Sub-Fund or Warehouse Fund and in the case of the Manager or the Warehousing Investors except to the extent provided in any other Transaction Document.

23.7        COUNTERPARTS

            This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

23.8        INSPECTION OF DEED

            Noteholders, Warehousing Investors and the Unitholders of each Sub-Fund may inspect a copy of this Deed at the office of the Trustee during normal business hours, but shall not be entitled to a copy thereof.

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FIRST SCHEDULE
PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.          DEFINITIONS AND INCORPORATION OF TERMS

            In this Schedule, unless the context indicates a contrary intention:

            (a)     "REPRESENTATIVE" means:

                    (i) in the case of a Noteholder, a person who is appointed as a proxy for that Noteholder pursuant to clause 9 of this Schedule; and

                    (ii) without limiting the generality of paragraph (i), in the case of a Noteholder which is a body corporate, a person who is appointed pursuant to clause 10 of this Schedule by the Noteholder;

            (b) "TRUST DEED" means the Trust Deed of which this Schedule forms part (as altered, added to or modified from time to time);

            (c)     a reference to a clause is to a clause of this Schedule; and

            (d) terms defined in the Trust Deed have the same meaning in this Schedule.

2.          CONVENING OF MEETINGS

            (a) The Trustee or the Manager at any time may convene a meeting of the Noteholders or a class of Noteholders (the "RELEVANT NOTEHOLDERS") of a Sub-Fund.

            (b) Subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned, upon a request in writing of Noteholders holding not less than one-tenth of the Face Value of the Notes for the time being outstanding (which may include, without double counting, requests made by a Noted Security Holder in respect of Notes in relation to which it is noted in the Register), the Trustee must convene a meeting of Noteholders of a Sub-Fund.

            (c) Every meeting of the Relevant Noteholders shall be held at such time and place as the Trustee approves.

3.          NOTICE OF MEETINGS

            At least 7 days' notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting of the Relevant Noteholders shall be given to the Relevant Noteholders of the Sub-Fund. A copy of the notice shall in all cases be given by the Trustee or the Manager convening the meeting to the other. Such notice shall be given in the manner provided in the Trust Deed and shall specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the person maintaining the Register in relation to the Registered Notes (if any) corresponding to the Relevant Noteholders may for the purpose of appointing Representatives be instructed not to register a transfer of such Notes in the period 2 Banking Days prior to the date fixed for the meeting and shall, in relation to Notes issued under an Issuing Document (if any) corresponding to the Relevant Noteholders, include such other statements as are required in accordance with that Issuing Document. Notwithstanding that a meeting is convened upon shorter notice than as specified in this clause or a meeting or details thereof are not notified, advised or approved in accordance with this clause, it shall be deemed to be duly convened if it is so agreed by the Relevant Noteholders representing a quorum. The accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any meeting.


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4.          CHAIRMAN

            A person (who need not be a Relevant Noteholder and who may be a representative of the Trustee) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Relevant Noteholders present shall choose one of their number to be chairman.

5.          QUORUM

            At any such meeting any 2 or more persons present in person being Relevant Noteholders holding, or Representatives holding or representing, in the aggregate not less than 25% of the Face Value of Notes corresponding to the meeting of Relevant Noteholders and then outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall be persons present being Relevant Noteholders holding, or being Representatives holding or representing, in aggregate 67% or more of the Face Value of Notes corresponding to the meeting of Relevant Noteholders issued in relation to the Sub-Fund and then outstanding.

6.          ADJOURNMENT

            (a) If within 15 minutes from the time appointed for any such meeting a quorum is not present the meeting shall stand adjourned (unless the Trustee agrees that it be dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman. At such adjourned meeting 2 or more persons present in person being Relevant Noteholders holding, or being Representatives holding or representing, Notes corresponding to the meeting of Relevant Noteholders and then outstanding (whatever the Notes so held or represented) shall form a quorum (except for the purposes of passing an Extraordinary Resolution) and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting. The quorum at any such adjourned meeting for passing an Extraordinary Resolution shall be as specified in clause 5.

            (b) The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

            (c) At least 5 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

7.          VOTING PROCEDURE

            (a) Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Relevant Noteholder or as a Representative.

            (b) At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Trustee or the Manager or by one or more persons being Relevant Noteholders holding, or being Representatives holding or representing, in aggregate not less than 2% of the Face Value of Notes corresponding to the meeting of Relevant Noteholders and then outstanding, a

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

                    declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

            (c) If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

            (d) Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

            (e) Subject to clause 7(a) of this Schedule, at any meeting (a) on a show of hands every person being a Relevant Noteholder holding, or being a Representative holding or representing, then outstanding Notes corresponding to the meeting of Relevant Noteholders shall have one vote and (b) on a poll every person who is so present shall have one vote for each $100,000 (but not part thereof) of the Face Value of Notes corresponding to the meeting of Relevant Noteholders and then outstanding that he holds or in respect of which he is a Representative. Any person entitled to more than one vote need not use all his votes or cast all his votes to which he is entitled in the same way.

8.          RIGHT TO ATTEND AND SPEAK

            The Trustee and the Manager (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of Relevant Noteholders. No person shall otherwise be entitled to attend or vote at any meeting of Relevant Noteholders unless he holds outstanding Notes corresponding to the meeting of Relevant Noteholders or is a Representative holding or representing such Notes.

9.          APPOINTMENT OF PROXIES

            (a) Each appointment of a proxy shall be in writing and, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution, shall be deposited at the registered office of the Trustee or at such other place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the appointment of proxy shall be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy proof as aforesaid (if applicable) of due execution shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such appointment. The proxy named in any appointment of proxy need not be a Relevant Noteholder.

            (b) Any vote given in accordance with the terms of an appointment of proxy conforming with clause 9(a) of this Schedule shall be valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the Relevant Noteholder's instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.


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10.         CORPORATE REPRESENTATIVES

            A person authorised pursuant to section 250D of the Corporations Act 2001 by a Relevant Noteholder being a body corporate to act for it at any meeting shall, in accordance with his authority until his authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Relevant Noteholder and shall be entitled to produce evidence of his authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he proposes to vote.

11.         RIGHTS OF REPRESENTATIVES

            A Representative shall have the right to demand or join in demanding a poll and shall (except and to the extent to which the Representative is specially directed to vote for or against any proposal) have power generally to act at a meeting for the Relevant Noteholder. The Trustee, the Manager and any officer of the Trustee and the Manager may be appointed a Representative.

12.         POWERS OF A MEETING OF NOTEHOLDERS

            (a) A meeting of Relevant Noteholders shall, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, only have power exercisable by Extraordinary Resolution:

                    (i) to sanction any action that the Trustee or the Manager proposes to take to enforce the provisions of any Transaction Document relating to the Relevant Noteholders;

                    (ii) to sanction any proposal by the Manager or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Relevant Noteholders against the Trustee or the Manager whether such rights arise under any Transaction Document or otherwise;

                    (iii) to sanction the exchange or substitution of Notes for or the conversion of Notes into, bonds or other obligations or securities of the Trustee or any other body corporate formed or to be formed;

                    (iv) pursuant to clause 22.2 of the Trust Deed, to consent to any alteration, addition or modification of the Trust Deed which shall be proposed by the Trustee or the Manager;

                    (v) to discharge or exonerate the Trustee or the Manager from any liability in respect of any act or omission for which it may become responsible under any Transaction Document relating to the Relevant Noteholders; and

                    (vi) to authorise the Trustee, the Manager or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

            (b) A meeting of Relevant Noteholders shall not have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

                    (i)     removing the Trustee or Manager from office;

                    (ii) interfering with the management of the Sub-Fund or any other Warehouse Fund or Sub-Fund;

                    (iii) winding up or terminating the Sub-Fund or any other Warehouse Fund or Sub-Fund;

                    (iv)    altering the Authorised Investments of the Fund; or

                    (v) varying the Trust Deed, any Transaction Document or the terms of the Notes (but without limiting clause 12(a)(iv) above).

13.         EXTRAORDINARY RESOLUTION BINDING ON NOTEHOLDERS

            An Extraordinary Resolution passed at a meeting of Relevant Noteholders duly convened and held in accordance with this Schedule or passed in accordance with clause 15 is binding upon all the Relevant Noteholders whether or not present at such meeting and each of the Relevant Noteholders, the Trustee and the Manager are bound to give effect thereto accordingly provided that:

            (a) a resolution of all Relevant Noteholders which in its terms (or having regard to the terms of the Trust Deed or the corresponding Sub-Fund Notice) affects a particular class of Noteholders only, or in a manner different to the rights of the Relevant Noteholders generally, is not binding on the Noteholders of that particular class unless the Noteholders of that particular class have, by Extraordinary Resolution, agreed to be bound thereby; and

            (b) a resolution of Relevant Noteholders which in its terms (or having regard to the terms of the Trust Deed or the corresponding Sub-Fund Notice) affects a particular Noteholder only, or in a manner different to the rights of all Noteholders of its class generally, is not binding on that Noteholder unless it has agreed to be bound thereby.

14.         MINUTES AND RECORDS

            Minutes of all resolutions and proceedings at every meeting of Relevant Noteholders shall be made and duly entered in the books to be from time to time provided for that purpose by the Trustee and any such minutes as aforesaid if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Relevant Noteholders shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

15.         WRITTEN RESOLUTIONS

            Notwithstanding the preceding provisions of this Schedule, a resolution of Relevant Noteholders (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have been signed by all Relevant Noteholders. Any such instrument shall be effective upon presentation to the Trustee for entry in the records referred to in clause 14 of this Schedule.

16.         FURTHER PROCEDURES FOR MEETINGS

            Subject to all other provisions contained in this Schedule, the Trustee may without the consent of the Relevant Noteholders prescribe such further regulations regarding the holding of meetings of Relevant Noteholders and attendance and voting thereat as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

            (a) so as to satisfy itself that persons who purport to attend or vote at any meeting of

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

                    Relevant Noteholders are entitled to do so in accordance with this Schedule and the Trust Deed; and

            (b)     as to the form of appointment of a Representative.

17.         NOTED SECURITY HOLDER

            Notwithstanding the preceding provisions of this Schedule, if a Noted Security Holder is specified in the Register in respect of any Registered Notes, the rights of the relevant Noteholder to vote (including by the appointment of a Representative) and to otherwise participate in a meeting of Relevant Noteholders may only be exercised by the Noted Security Holder or by the Noteholder with the prior written consent of the Noted Security Holder and all notices issued to that Noteholder must also be issued by the Trustee or the Manager, as the case may be, to the Noted Security Holder. Each such written consent, and (if so required by the Trustee) proof satisfactory to the Trustee of its due execution, shall be deposited at the registered office of the Trustee or at such other place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting. Any vote given in accordance with the terms of such consent shall be valid notwithstanding the previous revocation or amendment of that consent, provided that no intimation in writing of such revocation or amendment is received by the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting.

18.         NOTES IN FOREIGN CURRENCIES

            If any Notes corresponding to a meeting of Relevant Noteholders are denominated in a currency other than Dollars then for the purposes of this Schedule the Face Value of such Notes will be an amount denominated in Dollars calculated by converting the Face Value of those Notes in that other currency to Dollars at the prevailing exchange rate, as determined by the Trustee, on the day 2 Banking Days prior to the date of any relevant meeting (or, in the case of a request pursuant to clause 2(b), on the date of such request).




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SECOND SCHEDULE
AUTHORISED INVESTMENTS

The Authorised Investments in relation to a Fund are, subject to the corresponding Warehousing Investment Deed or Sub-Fund Notice in relation to that Fund, any of the following investments denominated in Australian dollars:

(a)         Loans secured by Approved Mortgages over Land.

(b)         Cash.

(c) Bonds, debentures, stock or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia.

(d) Deposits with, or the acquisition of certificates of deposit issued by, a bank.

(e) Bills of exchange, which at the time of acquisition have a maturity date of not more than 200 days, accepted or endorsed (with recourse) by a bank.

(f) Securities which are "mortgage-backed securities" within the meaning of the Duties Act 1997 (NSW) and the Trustee Act 1958 (Vic).

(g) Debentures or stock of any public statutory body constituted under the laws of the Commonwealth of Australia or any State of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth or the State.

PROVIDED THAT only for a Sub-Fund to which a Current Rating Authority is applicable (but subject to clause 10.6 or any agreement to the contrary by each such Current Rating Authority for the Sub-Fund):

1.          an investment of the nature referred to in paragraphs (c), (d), (e),
            (f) or (g) acquired by the Trustee as trustee of the Sub-Fund and being at call or having a remaining maturity at the date of such acquisition of not more than 12 months must have, or the issuer in respect thereof must have:

            (a) a credit rating of P-1 (in the case of Moody's if it is a Current Rating Authority), of F1+ (in the case of Fitch if it is a Current Rating Authority) and the equivalent short term credit rating from any other Rating Authority (other than S&P) which is a Current Rating Authority;

            (b) if S&P is a Current Rating Authority for the Sub-Fund, a credit rating of A- 1 provided that if the aggregate of such investments held by the Sub-Fund exceeds 20% of the then outstanding principal balance of all Notes of the Sub-Fund (converted to A$, where required, in accordance with the Sub-Fund Notice):

                    (i) any additional such investment must have a credit rating of A-1+; and

                    (ii) the Trustee must transfer the funds in any Account or Combined Account held with a financial institution with a credit rating of less than A-1+ to an Account or Combined Account held with a financial institution with a credit rating of A-1+ to the extent necessary such that the aggregate of such investments held by the Sub-Fund no longer exceeds 20% of the then outstanding principal balance of all the Notes of the Sub-Fund (converted to A$, where required, in accordance with the Sub-Fund Notice); and

            (c) if Moody's is a Current Rating Authority for the Sub-Fund, such investment, or the issuer in respect thereof, must have a long term credit rating from Moody's of the following:

                    (a) A2 or better if the investment is at call or has a remaining maturity at the date of acquisition of one month or less;

                    (b) A1 or better if the investment has a remaining maturity at the date of acquisition of greater than one month but not more than 3 months;

                    (c) Aa3 or better if the investment has a remaining maturity at the date of acquisition of greater than 3 months but not more than 6 months; and

                    (d) Aaa if the investment has a remaining maturity at the date of acquisition of more than 6 months.

            (2)     an investment of the nature referred to in paragraphs (c),
                    (d), (e), (f) or (g) acquired by the Trustee as trustee of the Sub-Fund and having a remaining maturity at the date of acquisition of more than 12 months must have, or the issuer in respect thereof must have, a long term credit rating of Aaa (in the case of Moody's if it is a Current Rating Authority), AAA (in the case of S&P or Fitch if they are Current Rating Authorities) and the equivalent long term credit rating by a Rating Authority which is a Current Rating Authority.

THIRD SCHEDULE LOANS

A.          SECURITY REQUIREMENTS

            Loans are to be secured by registered first legal mortgages or by mortgages registrable as first legal mortgages over freehold land or leasehold land with a lease term at least 15 years longer than the loan term (subject to any prior statutory charges and any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, which in the opinion of the Manager, do not prevent the mortgage from being considered a first-ranking mortgage in accordance with standard lending practice in the relevant State at the time the Mortgage is granted or transferred to the Trustee). The mortgage is to be registered under the appropriate statute of the State in which the property is located.

B.          SECURITY DOCUMENTS

            All evidence of title and ancillary documents and insurance must be verified by the Trustee or the Manager prior to the loan being originated or acquired, and the corresponding mortgage being treated as an Approved Mortgage. The Trustee or the Manager shall be taken to have verified evidence of title and ancillary documents and insurances if it sights a certificate given by Approved Solicitors or Title Insurers so verifying those matters (or obtains such other confirmation, enhancement or warranty (which may include, without limitation, title insurance in relation to the Approved Mortgage) as it is directed to obtain by the Manager in lieu of a certificate given by Approved Solicitors or Title Insurers).

C.          CURRENCY OF LOAN

            The loan must be a loan made in Dollars and repayable in Australia in Dollars.

D.          WAREHOUSING INVESTOR REQUIREMENTS

            A loan and each mortgage securing that loan acquired by the Trustee of a Warehouse Fund must satisfy the additional requirements (if any) from time to time specified or approved by the Warehousing Investor in relation to that Warehouse Fund.

E.          RATING AUTHORITY REQUIREMENTS

            If a loan and each mortgage securing that loan are to be transferred from the Trustee as trustee of a Selling Fund to the Trustee as trustee of an Acquiring Fund pursuant to clause 6B the loan and such mortgage at the time of initial acquisition by the Trustee as trustee of a Fund must also satisfy the additional requirements (if any) from time to time specified or approved by each Current Rating Authority (if any) for the Acquiring Fund at the time of the transfer.

FOURTH SCHEDULE
FORM OF NOTEHOLDER ACKNOWLEDGEMENT

PUMA FUND

                             CERTIFICATE NUMBER [ ]

PERPETUAL TRUSTEES AUSTRALIA LIMITED
ABN 86 000 431 827
(the "TRUSTEE")

MACQUARIE SECURITISATION LIMITED
ABN 16 003 297 336
(the "MANAGER")

THIS IS TO CERTIFY THAT:

NOTEHOLDER:             [                                ]

                        ACN [                            ] (the "NOTEHOLDER")

ADDRESS:                [                                ]

appears in the Register as the holder of the Note specified below (the "NOTE")
issued by the Trustee as trustee of PUMA Sub-Fund [    ] (the "SUB-FUND") as
constituted by a Trust Deed dated 13 July 1990 as amended from time to time
establishing the PUMA Fund (the "TRUST DEED") dated [    ] 2000 between the
Manager and the Trustee and a Sub-Fund Notice as amended from time to time (the
"SUB-FUND NOTICE") dated [    ] from the Manager to the Trustee.

Unless defined in this Noteholder Acknowledgement or a contrary intention appears, words and expressions used in this Noteholder Acknowledgement have the same meaning as in the Sub-Fund Notice (including by incorporation by reference).

The Noteholder was entered on the Register as holder of the Note described below
at [   ] on [        ].

SUB-FUND REFERENCE:

DATE OF ISSUE:

NAME OF NOTE:

CLASS OF NOTE:

MATURITY DATE OF NOTE:

FACE VALUE OF NOTE:

COUPON RATE OF NOTE:

INTEREST PAYMENT DATES OF NOTE:

[A tax file number or Australian Business Number has/has not been obtained from the person named above.]

The Note is issued and held subject to the provisions of the Trust Deed, the Sub-Fund Notice and a Security Trust Deed in relation to the Sub-Fund (the
"SECURITY TRUST DEED") dated [    ] between the Manager, the Trustee and [    ],
(as Security Trustee). Copies of the Trust Deed, the Sub-Fund

Notice, the Register and the Security Trust Deed are available for inspection by Noteholders at the offices of the Trustee at Level 7, 39 Hunter Street, Sydney NSW 2000.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase any Notes from Noteholders.

This Noteholder Acknowledgement is not a certificate of title and the Register on which this Note is registered is the only conclusive evidence of the title of the abovementioned person to the Note.

The Trustee issues the Note in its role as trustee of the Sub-Fund. Any obligation or liability of the Trustee arising under or in any way connected with the Sub-Fund under the Trust Deed, the Sub-Fund Notice or any other Transaction Document (including the Note) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the assets of the Sub-Fund out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or willful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document in relation to the Sub-Fund).

Transfers of this Note must be pursuant to a Note Transfer and Acceptance as set out in the Fifth Schedule to the Trust Deed. Copies of Note Transfer and Acceptances are available from the Trustee at the abovementioned address. Executed Note Transfer and Acceptances must be lodged with the Trustee accompanied by this Noteholder Acknowledgement.

Neither the Manager nor the Trustee guarantees any payment or repayment of any Noteholder Entitlements in respect of the Notes.

The Notes do not represent deposits or other liabilities of the Manager. The holding of Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. Neither the Trustee (in its personal capacity) nor the Manager stands in any way behind the capital value and/or performance of the Notes or the assets held by the Sub-Fund.

Dated:

For and on behalf of

PERPETUAL TRUSTEES AUSTRALIA LIMITED
as trustee of the Sub-Fund


--------------------                           ---------------------
Authorised Signatory                           Authorised Signatory

FIFTH SCHEDULE
FORM OF NOTE TRANSFER AND ACCEPTANCE

                                    PUMA FUND

                                                               ----------------
TO: Perpetual Trustees Australia Limited,        Registry Use   Date Lodged
    ABN 86  000 431 827                          Only            /      /
    (the "TRUSTEE")

                                                               ----------------


                            ----------------------------------------------------
TRANSFEROR (the
"TRANSFEROR")
(Full Name, ACN/ABN (if     ----------------------------------------------------
applicable)and Address)
(Please Print)              ----------------------------------------------------

                            ----------------------------------------------------

                            ----------------------------------------------------

HEREBY APPLIES TO ASSIGN TO
TRANSFEREE (the             ----------------------------------------------------
"TRANSFEREE")
(Full Name, ACN/ABN (if     ----------------------------------------------------
applicable)and Address)
(Please Print)              ----------------------------------------------------

                            ----------------------------------------------------


the following Notes (the "NOTES") issued by the Trustee as trustee of PUMA
Sub-Fund [             ] (the "SUB-FUND"):

SUB-FUND REFERENCE:

DATE OF ISSUE:

CERTIFICATE NUMBER OF NOTE:

NAME OF NOTE:

CLASS OF NOTE:

FACE VALUE OF NOTE:

INTEREST PAYMENT DATES OF NOTE:

MATURITY DATE OF NOTE:        /      /

and all the Transferor's property and interest in the same and to the interest accrued thereon.

                                                      ------------------------
                                                      Settlement Amount
                                                      $
                                                      ------------------------


The Transferee acknowledges that:

(i) the Notes do not represent deposits or other liabilities of the Manager;

(ii) the holding of the Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested; and

(iii) neither the Trustee (in its personal capacity) nor the Manager, stand in any way behind the capital value and/or performance of the Notes or the assets held by the Sub-Fund.

TRANSFEROR
                         ------------------------------------------
(See notes below)                    Authorised Signatory

Witness                                                           Date    /    /

TRANSFEREE
                         ------------------------------------------
(See notes below)                    Authorised Signatory

Witness                                                           Date    /    /

PAYMENTS
(tick where appropriate)

--------------------------------------------------------------------------------
|_|       In accordance with existing instructions       (existing holders only)

|_|       By cheque posted to above address

|_| By crediting the following account in Australia and in the name of the Trustee only
--------------------------------------------------------------------------------
Name of Account                                                 Account No.
--------------------------------------------------------------------------------
Name of Financial Institution                                   Branch

|_|          Bank
                 -----------------------------------

|_|          Building Society
                              -----------------------------

--------------------------------------------------------------------------------
Tax File Number or Australian Business Number (if applicable):
--------------------------------------------------------------------------------


Authorised signature of Transferee                                Date:  /     /
                                  -----------------------------
NOTES

o The Transferor and the Transferee acknowledge that the transfer of the Notes in this Note Transfer and Acceptance only takes effect on the entry of the Transferee's name in the Register as the registered owner of the Note.

            o The Transferee agrees to accept the Note subject to the provisions of a Trust Deed dated 13 July 1990 as amended from time to time establishing the PUMA Fund (the "TRUST DEED"), a Sub-Fund Notice in relation to the Sub-Fund as amended from time to time (the "SUB-FUND NOTICE") dated [ ] 2001 from the Manager to the Trustee and a Security Trust Deed in relation to the Sub-Fund (the "SECURITY TRUST DEED") dated [ ] between the Trustee as trustee of the Sub-Fund, the Manager and [ ] , as Security Trustee. The Transferee agrees that the terms and conditions of the Trust Deed, the Sub- Fund Notice and the Security Trust Deed are binding on the Transferee and all persons claiming through the Transferee as if the Transferee and such persons were a party to the Trust Deed, the Sub-Fund Notice and the Security Trust Deed.

o Unless expressly defined in this Note Transfer and Acceptance or a contrary intention appears, words and expressions used in this Note Transfer have the same meaning as in the Sub-Fund Notice (including by incorporation by reference).

o The Transferee acknowledges that it has independently and without reliance on the Trustee or the Manager, (including without reliance on any materials prepared or distributed by the Trustee or the Manager) made its own assessment and investigations regarding its investment in the Note.

o The Trustee issues the Note in its role as trustee of the Sub-Fund. Any obligation or liability of the Trustee arising under or in any way connected with the Sub-Fund under the Trust Deed, the Sub-Fund

            Notice or any other Transaction Document in relation to the Sub-Fund (including the Note) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the assets of the Sub-Fund out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or willful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document in relation to the Sub-Fund).

o Where the Transferor and/or the Transferee is a trustee, this Note Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

o Where this Note Transfer and Acceptance is executed by a corporation, it must be executed in the manner described in sub-sections 127(1) or 127(2) of the Corporations Act 2001 or under a power of attorney executed in such a manner.

o If this Note Transfer and Acceptance is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Note Transfer and Acceptance.

o This Note Transfer and Acceptance must be lodged with the Trustee for registration, accompanied by the Noteholder Acknowledgement to which the Note relates.

o The Register will be closed from the close of business on the Banking Day which is prior to, and will be re-opened at the commencement of business on the Banking Day immediately after, each day on which Noteholder Entitlements in relation to the Notes are calculated. The Trustee may with prior notice given in the manner specified in the Trust Deed, close the Register at other times provided that the total period that the Register may be closed at such other times will not exceed 30 days (or such other period agreed to between the Manager and the Trustee) in aggregate in any calendar year. No Note Transfer and Acceptance received after 4.00 pm (or such other time as the Trustee reasonably determines) on the day of closure of the Register or while the Register is closed, will be registered until the Register is re-opened. In addition, if a Note Transfer and Acceptance is registered after closure of the Register for distribution of Noteholder Entitlements, but prior to the date upon which the Noteholder Entitlements are due to be paid, the Noteholder Entitlements will be paid to the transferor and not the transferee.

o If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee.

o           A Noteholder is only entitled to transfer the Note if:

         (a) the offer to the proposed transferee by the Noteholder in relation to the Note is an offer of securities for sale which does not need disclosure to investors under Part 6D.2 of Chapter 6D of the Corporations Act 2001; and

         (b) the transfer would not otherwise breach any restriction on transfer for the Note contained in the Sub-Fund Notice or Trust Deed.

[Marking where clause 8.11 of the Trust Deed applies:

The Trustee hereby certifies that the Transferor is noted in the Register as the holder of the Note specified in this Note Transfer and Acceptance and that it will not register any transfer of such Note other than pursuant to this Note Transfer and Acceptance before [insert date].]

Dated:

For and on behalf of
PERPETUAL TRUSTEES AUSTRALIA LIMITED
as trustee of the Sub-Fund


------------------------------                  -------------------------------
Authorised Signatory                            Authorised Signatory

SIXTH SCHEDULE
FORM OF UNITHOLDER ACKNOWLEDGEMENT



                                    PUMA FUND

PERPETUAL TRUSTEES AUSTRALIA LIMITED
ABN 86  000 431 827
(the "TRUSTEE")

MACQUARIE SECURITISATION LIMITED
ABN 16 003 297 336
(the "MANAGER")

THIS IS TO CERTIFY THAT:

UNITHOLDER:            [                       ]
                       ACN [                  ]
                       ("HOLDER")

ADDRESS:               [              ]

UNIT:                  [              ] ("UNIT")

appears in the Register as the holder of the Unit issued by the Trustee as trustee of PUMA Sub-Fund [ ] (the "SUB-FUND") as constituted by a Trust Deed dated 13 July 1990 as amended from time to time establishing the PUMA Fund (the "TRUST DEED") and a Sub-Fund Notice as amended from time to time (the "SUB-FUND
NOTICE") dated [    ] 2001 from the Manager to the Trustee.

Unless expressly defined in this Unitholder Acknowledgement or a contrary intention appears, words and expressions used in this Unitholder Acknowledgement have the same meaning as in the Sub-Fund Notice (including by incorporation by reference).

The Unit is issued and held by the Unitholder subject to the provisions of the Trust Deed, the Sub-Fund Notice and a Security Trust Deed in relation to the
Sub-Fund ( the "SECURITY TRUST DEED") dated [    ] between the Manager, the
Trustee and [    ], (as Security Trustee). Copies of the Trust Deed, the
Sub-Fund Notice and the Security Trust Deed are available for inspection by the Unitholder at the offices of the Trustee at Level 3, 39 Hunter Street, Sydney NSW 2000.

Payments or distributions to be paid on the Unit will be determined in accordance with the Sub-Fund Notice.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase or redeem the Unit.

This Unitholder Acknowledgement is not a certificate of title and the Register on which this Unit is registered is the only conclusive evidence of the title of the Unitholder to the Unit.

The Trustee issues the Unit in its role as trustee of the Sub-Fund. Any obligation or liability of the Trustee arising under or in any way connected with the Sub-Fund under the Trust Deed or any other Transaction Document in relation to the Sub-Fund (including the Unit) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Sub-Fund out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or willful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person for whose acts or omissions the Trustee is liable in accordance with any Transaction Document).

Neither the Manager nor the Trustee guarantees the payment of any Unitholder Entitlement in respect of the Unit.

[The Unit is not transferable./ Transfers of the Unit must be pursuant to a Unit Transfer and Acceptance as set out in the Seventh Schedule to the Trust Deed. Copies of Unit Transfer and Acceptances are available from the Trustee at the abovementioned address. Executed Unit Transfer and Acceptances must be lodged with the Trustee accompanied by this Unitholder Acknowledgement.]

The Unit does not represent a deposit or other liability of the Manager. The Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested. The Manager does not stand in any way behind the capital value and/or performance of the Unit or the assets of the Sub-Fund.

Dated:

For and on behalf of

PERPETUAL TRUSTEES AUSTRALIA LIMITED
as trustee of the Sub-Fund



------------------------                       ---------------------------------
Authorised Signatory                           Authorised Signatory

SEVENTH SCHEDULE
FORM OF UNIT TRANSFER AND ACCEPTANCE

                                    PUMA FUND

                                                              ------------------
TO:  Perpetual Trustees Australia Limited   Registry Use Only    Date Lodged
     ABN 86  000 431 827                                         /        /

     (the "TRUSTEE")                                          ------------------



                          ------------------------------------------------------
TRANSFEROR (the
"TRANSFEROR")
(Full Name, ACN/ABN (if   ------------------------------------------------------
applicable)and Address)
(Please Print)            ------------------------------------------------------

                          ------------------------------------------------------


                          ------------------------------------------------------
HEREBY APPLIES TO
ASSIGN AND TRANSFER TO
TRANSFEREE (the           ------------------------------------------------------
"TRANSFEREE")
(Full Name, ACN/ABN (if   ------------------------------------------------------
applicable) and Address)
(Please Print)            ------------------------------------------------------

                          ------------------------------------------------------


                            and its/their executors, administrators or assigns

SUB-FUND REFERENCE:

DATE OF ISSUE:

CERTIFICATE NUMBER OF UNIT:

NAME OF UNIT:

CLASS OF UNIT:

the Unit issued by the Trustee as trustee of PUMA Sub-Fund [ ] (the "SUB-FUND") and all the Transferor's property and interest in the same.

                                                 -------------------------------
                                                 Settlement Amount

                                                 $
                                                 -------------------------------


The Transferee acknowledges that:

(i) the Unit does not represent a deposit or other liability of the Manager;

(ii) the holding of the Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested; and

(iii) neither the Trustee (in its personal capacity) nor the Manager stands in any way behind the capital value and/or performance of the Unit or the assets of the Sub-Fund.

TRANSFEROR
               -----------------------------------------------
(See notes)    Authorised Signatory

Witness                                                       Date    /    /

TRANSFEREE     -----------------------------------------------
(See notes)    Authorised Signatory

Witness                                                       Date    /    /

PAYMENTS
(tick where appropriate)

--------------------------------------------------------------------------------
|_|       In accordance with existing instructions (existing holders only)

|_|       By cheque posted to above address

|_| By crediting the following account in Australia and in the name of the Trustee only
--------------------------------------------------------------------------------
Name of Account                                         Account No.
--------------------------------------------------------------------------------
Name of Financial Institution
                                                        Branch
|_|          Bank
                  ---------------------------------

|_|          Building Society
                              -------------------------------

--------------------------------------------------------------------------------
Tax File Number or Australian Business Number (if applicable):
--------------------------------------------------------------------------------


Authorised signature of Transferee                            Date    /    /

NOTES:

o The Transferor and the Transferee acknowledge that the transfer of the Unit specified in this Unit Transfer and Acceptance only takes effect on the entry of the Transferee's name in the Register as the registered owner of the Unit.

o The Transferee agrees to accept the Unit subject to the provisions of a Trust Deed dated 13 July 1990 as amended from time to time establishing the PUMA Fund (the "TRUST DEED"), the Sub-Fund Notice as amended from time to time (the "SUB-FUND NOTICE") dated [ ] 2001 from the Manager to the Trustee and a Security Trust Deed in relation to the Sub-Fund (the "SECURITY TRUST DEED") dated [ ] between the Trustee, the Manager and [ ], as Security Trustee. The Transferee agrees that the terms and conditions of the Trust Deed, the Sub-Fund Notice and the Security Trust Deed are binding on the Transferee and all persons claiming through the Transferee as if the Transferee and such persons were a party to the Trust Deed, the Sub-Fund Notice and the Security Trust Deed.

o The Transferee acknowledges that it has independently and without reliance on the Trustee or any other person (including without reliance on any materials prepared or distributed by the Trustee or the Manager) made its own assessment and investigations regarding its investment in the Unit.

o Unless expressly defined in this Unit Transfer and Acceptance, words and expressions used in this Unit Transfer and Acceptance have the same meaning as in the Sub-Fund Notice (including by incorporation by reference).

o The Trustee issues the Unit in its role as trustee of the Sub-Fund. Any obligation or liability of the Trustee arising under or in any way connected with the Sub-Fund under the Trust Deed, Sub-Fund Notice or any other Transaction Document (including the
            Unit) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the assets of the Sub-Fund out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or willful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person for whose acts or omissions the Trustee is liable in accordance with any Transaction Document).

o Where the Transferor and/or the Transferee is a trustee, this Unit Transfer and Acceptance must be completed in the name of the trustee and signed by the trustee without reference to the trust.

o Where this Unit Transfer and Acceptance is executed by a corporation, it must be executed in the manner described in sub-sections 127(1) or 127(2) of the Corporations Act 2001 or under a power of attorney executed in such a manner.

o If this Unit Transfer and Acceptance is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Unit Transfer and Acceptance.

o This Unit Transfer and Acceptance must be lodged with the Trustee for registration, accompanied by the Unit Acknowledgement to which the Unit relates.

o The Register will be closed from the close of business on the Banking Day which is prior to, and will be re-opened at the commencement of business on the Banking Day immediately after, each day on which Unitholder Entitlements in relation to the Units are calculated. The Trustee may with prior notice given in the manner specified in the Trust Deed, close the Register at other times provided that the total period that the Register may be closed at such other times will not exceed 30 days (or such other period agreed to between the Manager and the Trustee) in aggregate in any calendar year. No Unit Transfer and Acceptance received after 4.00 pm (or such other time as the Trustee reasonably determines) on the day of closure of the Register or while the Register is closed, will be registered until the Register is re-opened. In addition, if a Unit Transfer and Acceptance is registered after closure of the Register for calculation of Unitholder Entitlements, but on or prior to the date upon which the Unitholder Entitlements are due to be paid, the Unitholder Entitlements will be paid to the transferor and not the transferee.

o If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee.

o           A Unitholder is only entitled to transfer a Unit if:

         (a) the offer to the proposed transferee by the Unitholder in relation to the Unit is an offer of securities for sale which does not need disclosure to investors under Part 6D.2 of Chapter 6D of the Corporations Act 2001; and

         (b) the transfer would not otherwise breach any restriction on transfer for the Unit contained in the Trust Deed or the Sub-Fund Notice.

Dated:

For and on behalf of
PERPETUAL TRUSTEES AUSTRALIA LIMITED
as trustee of the Sub-Fund


---------------------                           ---------------------
Authorised Signatory                            Authorised Signatory

EIGHTH SCHEDULE
NOTICE BY WAREHOUSING INVESTOR OF DESIRE TO CREATE A WAREHOUSE FUND

                                    PUMA FUND

TO:      Perpetual Trustees Australia Limited (the "TRUSTEE")

[Name of Warehousing Investor] (the "WAREHOUSING INVESTOR") hereby requests the Trustee to accept the Authorised Investments specified hereunder to be vested (upon and subject to acceptance of this request by the Trustee) in the Trustee as trustee of a separate and distinct Warehouse Fund on our behalf on the terms of a Trust Deed dated 13 July 1990 (as amended from time to time) [and as the same may be varied and supplemented by a Warehousing Investment Deed dated [ ]].

The Warehousing Investor warrants that it is the legal and beneficial owner of the Authorised Investments free from any Security Interest whatsoever.

Dated:

For and on behalf of [name of Warehousing Investor].


--------------------                             ---------------------
Authorised Signatory                             Authorised Signatory

AUTHORISED INVESTMENTS

A.       APPROVED MORTGAGES

LOAN NO.      Loan         Security        Mortgage      Warehouse    Maturity
              Amount       Address         Rate          Rate


B.       OTHER AUTHORISED INVESTMENTS

NINTH SCHEDULE
WAREHOUSING INVESTOR'S TRANSFER CERTIFICATE

                                    PUMA FUND

TO: Perpetual Trustees Australia Limited, ABN 86 000 431 827, as trustee of the [ name ] Sub-Fund ] (the "TRUSTEE").

FROM:    [             ], ABN [                  ] ( the "WAREHOUSING INVESTOR")

This Warehousing Investor's Transfer Certificate is given to the Trustee in
relation to the Transfer Proposal dated [    ], a copy of which is annexed
hereto, and pursuant to clause 6B of the Trust Deed dated 13 July 1990 (as amended from time to time) establishing the PUMA Fund (the "TRUST DEED").

The Warehousing Investor hereby consents to the terms of the Transfer Proposal and to the transfer of the mortgages referred to therein to the Trustee in accordance with the Trust Deed and the Transfer Proposal.

The Warehousing Investor hereby certifies that it is, and will continue to be as at the Transfer Date, the sole beneficial owner of each of the mortgages referred to in the Transfer Proposal, and corresponding Loans, Collateral Securities, and other rights and entitlements referred to in the Transfer
Proposal and held by the Trustee as trustee of the Warehouse Fund known as [   ]
in accordance with its Warehousing Investor Entitlement free of any Security Interest whatsoever.

Each expression used in this Warehousing Investor's Transfer Certificate has the same meaning as in the Trust Deed.

Dated:

For and on behalf of [name of Warehousing Investor]


--------------------                            --------------------
Authorised Signatory                            Authorised Signatory

TENTH SCHEDULE
APPLICATION FOR NOTES

                                    PUMA FUND

TO:   Perpetual Trustees Australia Limited, ABN 86  000 431 827 (the "TRUSTEE")
      AND

      Macquarie Securitisation Limited, ABN 16 003 297 336 (the "MANAGER")

FROM:                                      (ACN         )
      -------------------------------------
                     (Name)

      of                                         (the "APPLICANT")
        -----------------------------------------

                     (Address)

The Applicant hereby applies for the following Notes (the "NOTES") to be issued by the Trustee as trustee of the [ ] Sub-Fund (the "SUB-FUND") pursuant to the Trust Deed dated 13 July 1990 (as amended from time to time) establishing the PUMA Fund (the "TRUST DEED"):

1.       The class of Notes applied for is:

2.       The amount of Notes applied for is:

3.       Payments due under the Notes should be made:

            |_|  by cheque posted to the above address.

            |_|  to the credit of the following account:

4. A marked Transfer and Acceptance of the abovementioned Notes is required: Yes/No.

5.       The Applicant's facsimile number is:

[6.      The Noted Security Holder is:

            Name:
            Address:
            Facsimile No.:
            a Consent to be Noted duly signed by the Noted Security Holder accompanies this Application.]

The Applicant agrees that the Notes will be issued subject to, and agrees to be bound by, the provisions of the Trust Deed, the Sub-Fund Notice in relation to the Sub-Fund, any special terms appearing in the Register in relation to the Notes and the Security Trust Deed dated [ ] in relation to the Sub-Fund.

The Applicant acknowledges that the liability of the Trustee to make payments in respect of the Notes is limited to the assets of the Sub-Fund from time to time available to make such payments pursuant to the Trust Deed and the Sub-Fund Notice in relation to the Sub-Fund.

The Applicant further acknowledges that it has independently and without reliance on the Trustee, Macquarie Securitisation Limited or any other person (including without reliance on any materials prepared or distributed by any of the foregoing) made its own assessment and investigations regarding its investment in the Notes.

Each expression used in this Application for Notes that is not defined herein has the same meaning as in the Trust Deed.

Dated:

SIGNED:
       ------------------------------------------

* Where the Applicant is a trustee, this Application for Notes must be completed in the name of the trustee and signed by the trustee without reference to the trust.

* Where this Application for Notes is executed by a corporation, it must be executed either in the manner described in sub-sections 127(1) or 127(2) of the Corporations Act 2001 or under a power of attorney.

* If this Application for Notes is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Application for Notes.

                              [CONSENT TO BE NOTED

The Noted Security Holder referred to in the above Application for Notes (the "APPLICATION") consents to be noted on the Register as Noted Security Holder in respect of the Notes referred to in the above Application. The Noted Security Holder agrees that the Notes will be issued subject to the provisions of the Trust Deed, the Sub-Fund Notice in relation to the Sub-Fund, any special terms appearing in the Register in relation to the Notes and the Security Trust Deed dated [ ] in relation to the Sub-Fund. The Noted Security Holder signs this document only for the purpose of having its interest in the relevant Notes noted in the appropriate Register, and no liability attaches to the Noted Security Holder as a result of doing so. The Noted Security Holder consents to the payment directions given in the Application.

Dated:

SIGNED:                                          ]
       ------------------------------------------

ELEVENTH SCHEDULE
TRANSFER PROPOSAL

                                    PUMA FUND

TO: Perpetual Trustees Australia Limited, ABN 86 000 431 827, as trustee of the [name of Acquiring Fund](the "TRUSTEE").

FROM: Macquarie Securitisation Limited, ABN 16 003 297 336 (the "MANAGER").

Pursuant to clause 6B of the Trust Deed dated 13 July 1990 (as amended from time to time) establishing the PUMA Fund (the "TRUST DEED") the Manager hereby proposes that the Trustee on [ ] (the "TRANSFER DATE") purchase as trustee of the abovementioned Fund (the "ACQUIRING FUND") all of the right title and interest in and to the Approved Mortgages specified in Part A below, on the terms of the Trust Deed.

PART A: THE TRANCHES OF APPROVED MORTGAGES

1. The details of each Tranche of Approved Mortgages the subject of this Transfer Proposal are as follows:

       (a)    The Selling Fund for this Tranche of Approved Mortgages, the
              details of which are set out in the First Schedule, is [     ].

              The Transfer Payment with respect to this Tranche of Approved Mortgages is [ ] and is calculated as follows:

              (i) the aggregate of the Face Values of the Approved Mortgages on the Transfer Date is: [ ]; and

              (ii) the additional amount, as determined by the Manager, which is [added to/deducted from] the Transfer Payment representing the net present value or burden (if any) to the Acquiring Fund of the difference between the fixed rate applying to each Approved Mortgage of the Tranche of Approved Mortgages under which interest is charged at a fixed rate and the fixed rate that would apply to that Approved Mortgage if the interest rate for the relevant amount of the Approved Mortgage was fixed on the Transfer Date until the end of the relevant fixed rate period taking into account any Hedge Arrangements transferred or novated with the Tranche of Approved Mortgages and any Hedge Arrangements in relation to the Approved Mortgages terminated and replaced with new Hedge Arrangements with the Acquiring Fund on the same terms on that Transfer Date, is: [ ].

              The Adjustment Advance in relation to the Tranche of Approved
              Mortgages is [         ].

       (b) The Selling Fund for this Tranche of Approved Mortgages, the details of which are set out in the Second Schedule, is [ ].

               The Transfer Payment with respect to this Tranche of Approved Mortgages is [ ] and is calculated as follows:

              (i) the aggregate of the Face Values of the Approved Mortgages on the Transfer Date is: [ ]; and

              (ii) the additional amount, as determined by the Manager, which is [added to/deducted from] the Transfer Payment representing the net present value or burden (if any) to the Acquiring Fund of the difference between the fixed rate applying to each Approved Mortgage of the Tranche of Approved Mortgages under which interest is charged at a fixed rate and the fixed rate that would apply to that Approved Mortgage if the interest rate for the relevant amount of the Approved Mortgage was fixed on the Transfer Date until the end of the relevant fixed rate period taking into account any Hedge Arrangements transferred or novated with the Tranche of Approved Mortgages and any Hedge Arrangements in relation to the Approved Mortgages terminated and replaced with new Hedge Arrangements with the Acquiring Fund on the same terms on that Transfer Date, is: [ ].

                     The Adjustment Advance in relation to the Tranche of Approved Mortgages is [ ].

2. The Manager hereby certifies in respect of each mortgage referred to above that, to the best of its knowledge and belief:

       (a) On the date of its first settlement or purchase by the Trustee as trustee of the Funds, the mortgage was an Approved Mortgage for the purposes of the Trust Deed and as at the date of this Transfer Proposal nothing has come to its actual attention that the mortgage is not still an Approved Mortgage.

       (b) Nothing has come to the Manager's actual attention which would lead it to believe that any of the warranties, statements, certificates or other information provided to the Manager or the Trustee by the corresponding Originator, any Approved Solicitor, any Title Insurer, any Approved Valuer or any other person prior to the first settlement or purchase of the mortgage by the Trustee as trustee of the Funds were incorrect, untrue or misleading in any material respect at the time they were made or given, other than as disclosed in writing to the Trustee in the Thir Schedule.

       (c) Nothing has come to the Manager's actual attention which would lead it to believe that there has been any material change in respect of any of the matters referred to in the warranties, statements, certificates or other information referred to in the preceding paragraph 2 which would adversely affect the benefit of the security provided by the mortgage or its coverage under the corresponding Mortgage Insurance Policy, other than as disclosed in writing to the Trustee in the Third Schedule.

       (d) The borrower under the Loan corresponding to the mortgage is not more than 30 days in arrears in respect of payments of interest or repayments of principal, as at the Transfer Date, other than as disclosed in writing to the Trustee in the Third Schedule.

       (e) Between the date of first settlement or purchase of the mortgage by the Trustee as trustee of the Funds and the date of this Transfer Proposal there has been no material default by the Mortgagor under the mortgage, other than as disclosed in writing to the Trustee in the Third Schedule.

       (f)           No Event of Default has occurred.

       (g) Upon settlement of the transfer of the mortgage under the Trust Deed and this Transfer Proposal, the Trustee as trustee of the Acquiring Fund will obtain the benefit of all Loans, Collateral Securities, and existing Security Enhancements in relation to the mortgage.

Nothing herein contained shall be construed as requiring the Manager to make any inquiry or investigation of the matters referred to in this Part A.

PART B: UNDERLYING SUPPORT FOR ACQUIRING FUND

For the purposes of clause 6A.4(d) of the Trust Deed, it is anticipated that on or prior to the Transfer Date, the Trustee as trustee of the Acquiring Fund will have the benefit of the following Support Facilities in relation to the Approved Mortgages which are the subject of this Transfer Proposal:

PART C: ACQUIRING FUND'S CAPACITY TO MEET OBLIGATIONS

The Manager hereby certifies to the Trustee, that based on the information available to the Manager and having regard to:

1. the Notes on issue or to be issued on the Transfer Date (if any) in relation to the Acquiring Fund and the Face Value of, and interest payable on, such Notes;

2. the anticipated Fees and Expenses (including fees payable to the Manager and Originators) in respect of the Acquiring Fund;

3. the amounts due in respect of borrowings or raisings (if any) by the Trustee on behalf of the Acquiring Fund pursuant to clause 9.1(p) of the Trust Deed;

4. the anticipated proceeds from the Authorised Investments of the Acquiring Fund; and

5. the terms of any existing or proposed Support Facility in relation to the Acquiring Fund;

the Manager believes that the Trustee as trustee of the Acquiring Fund will have sufficient funds in the Acquiring Fund to meet all of its obligations (and currently anticipated future obligations) as trustee of the Acquiring Fund.

Each expression used in this Transfer Proposal that is not defined herein has the same meaning as in the Trust Deed.

Dated:

For and on behalf of Macquarie Securitisation Limited


--------------------------                      ---------------------------
Authorised Signatory                            Authorised Signatory

TABLE OF CONTENTS

1.     DEFINITIONS AND INTERPRETATION...............................................................1

       1.1         Definitions......................................................................1
       1.2         General.........................................................................11
       1.3         Warehouse Investment Deeds......................................................12
       1.4         Security Trust Deeds............................................................12
       1.5         Consents and Approvals..........................................................12
       1.6         Incorporation of Schedules......................................................12


2.     THE FUNDS - CONSTITUTION, DURATION AND TERMINATION..........................................13

       2.1         Constitution of the Funds.......................................................13
       2.2         Name of Funds...................................................................13
       2.3         Duration and Termination of Funds...............................................13


3.     THE TRUSTEE.................................................................................13

       3.1         Appointment of Trustee and Declaration of Trust.................................13
       3.2         Powers and Duties of Trustee....................................................13

4.     DEED BINDING ON NOTEHOLDERS, WAREHOUSING INVESTORS, UNITHOLDERS AND MANAGER.................13


5.     WAREHOUSE FUNDS AND WAREHOUSING INVESTORS...................................................14

       5.1         Constitution of a Warehouse Fund................................................14
       5.2         Name of Warehouse Fund..........................................................14
       5.3         Commencement and Duration of Warehouse Fund.....................................14
       5.4         Entry of Warehouse Fund and Warehousing Investor in Register....................14
       5.5         Additions to Warehouse Fund and Creation of Approved Mortgages..................15
       5.6         Beneficial Interest in the Warehouse Fund.......................................15
       5.7         Dealing with Authorised Investments in a Warehouse Fund.........................15
       5.8         Warehousing Investor Entitlements...............................................16
       5.9         Prohibition on other Interests over Warehouse Funds.............................16
       5.10        Liability of Warehousing Investor for Later Fees and Expenses...................17


6A.    SUB-FUNDS...................................................................................17

       6A.1        Sub-Fund Notice.................................................................17
       6A.2        Constitution of Sub-Funds.......................................................17
       6A.3        Name of Sub-Fund................................................................18
       6A.4        Commencement and Duration of Sub-Fund...........................................18
       6A.5        Rights in Respect of a Sub-Fund.................................................18
       6A.6        Beneficial Interest in Sub-Funds................................................19
       6A.7        Act in Interests of Noteholders and Unitholders.................................20

6B.    TRANSFER OF APPROVED MORTGAGES BETWEEN FUNDS................................................20

       6B.1        Application of this Clause 6B...................................................20
       6B.2        Transfer of Approved Mortgages..................................................20
       6B.3        Adjustment Advance..............................................................22
       6B.4        Option to Acquire Approved Mortgages............................................23

7.     NOTES.......................................................................................23

       7.1         Types of Notes..................................................................23
       7.2         No Disclosure Requirements......................................................24
       7.3         Location of Registered Notes....................................................24
       7.4         Notes Not Invalid if Issued in Breach...........................................24

       7.5         Acknowledgement of Indebtedness.................................................24
       7.6         Benefit of this Deed, Sub-Fund Notices, Special Terms, Issuing Documents
                   and the Security Trust Deed.....................................................24
       7.7         No Discrimination between Noteholders in a Sub-Fund.............................24
       7.8         Acknowledgments.................................................................24
       7.9         Issue of Registered Note........................................................25

8.     TRANSFERS OF REGISTERED NOTES AND UNITS.....................................................26

       8.1         Minimum Transfer of Registered Notes............................................26
       8.2         Form of Transfer................................................................26
       8.3         Execution of Transfer and Acceptance............................................26
       8.4         Stamping of Transfer............................................................26
       8.5         Trustee May Refuse to Register..................................................26
       8.6         Registration of Transferee as Noteholder or Unitholder..........................27
       8.7         Rights and Obligations of Transferee............................................27
       8.8         When Transfer Effective.........................................................27
       8.9         Issue of New Noteholder Acknowledgement.........................................27
       8.10        Payments to Transferee..........................................................27
       8.11        Marked Transfer and Acceptance..................................................28
       8.12        No Restrictions on Transfer.....................................................28
       8.13        Transmission of Entitlements....................................................28
       8.14        Warranty on Transfer and Transmission...........................................28

9.     MANAGEMENT OF THE FUND......................................................................29

       9.1         Trustee's Powers................................................................29
       9.2         No Restriction on Trustee's and Manager's Business..............................31
       9.3         Powers and Duties of Manager....................................................32
       9.4         Delegation to a Relevant Clearing System........................................33
       9.5         Delegable and Non-Delegable Duties of Trustee...................................33
       9.6         Duration of Certain Limitations.................................................33

10.    INVESTMENT OF THE FUND......................................................................34

       10.1        Authorised Investments only.....................................................34
       10.2        Primary Investment Policy.......................................................34
       10.3        Disposal or Realisation of Authorised Investments...............................34
       10.4        Temporary Investment of Cash and Limitation on Maturity of Authorised
                   Investments.....................................................................35
       10.5        Support Facilities..............................................................35
       10.6        Rated Notes or Specified Investor Securities....................................36
       10.7        Downgrading of Counterparties...................................................36
       10.8        Issue of Unrated Stock..........................................................36

11.    COVENANTS AND DUTIES OF THE TRUSTEE.........................................................37

       11.1        General Obligation..............................................................37
       11.2        Specific Duties of the Trustee..................................................37

12.    BANK ACCOUNTS...............................................................................38

       12.1        Opening of Accounts.............................................................38
       12.2        Operation.......................................................................39
       12.3        Deposits........................................................................39
       12.4        Withdrawals.....................................................................39
       12.5        Trust Moneys....................................................................39
       12.6        Combined Account................................................................40

13.    ACCOUNTS AND AUDIT..........................................................................41

       13.1        Records.........................................................................41

       13.2        Matters to be determined in accordance with Accounting Principles...............41
       13.3        Annual Audited Accounts.........................................................41
       13.4        Tax Returns.....................................................................42
       13.5        Check of records by Auditor.....................................................42
       13.6        Appointment of Auditor..........................................................42
       13.7        Removal and Retirement of Auditor...............................................42

14.    APPLICATION OF MONEYS RECEIVED..............................................................42

       14.1        Payments........................................................................42
       14.2        Noted Security Holder...........................................................43
       14.3        Warehouse Fund - Order of Payment...............................................44
       14.4        Order of Payment on Termination of Warehouse Fund...............................44
       14.5        Sub-Fund Order of Payment.......................................................44
       14.6        Determination of Net Accounting Income..........................................44
       14.7        Determination of Net Tax Income.................................................44
       14.8        Manager to Make Allocations.....................................................44
       14.9        Allocation of Net Accounting Income/Net Tax Income..............................45
       14.10       Reinvestment of Income..........................................................45

15.    THE REGISTER................................................................................46

       15.1        Information on Register.........................................................46
       15.2        Place of Keeping Register, Copies and Access....................................47
       15.3        Branch Registers................................................................47
       15.4        Details on Register Conclusive..................................................48
       15.5        Closing of Register.............................................................49
       15.6        Rectification of Register.......................................................49

16.    RECEIPTS....................................................................................50

       16.1        Valid Receipts..................................................................50
       16.2        Effective Discharge.............................................................50

17.    FEES AND EXPENSES...........................................................................50

       17.1        Trustee's Fee...................................................................50
       17.2        Reimbursement of Expenses.......................................................50
       17.3        Assets and Liabilities of Fund..................................................51
       17.4        No Aggregation of Liabilities...................................................51
       17.5        Designation and Discharge of Liabilities........................................51
       17.6        No Mixture of Assets............................................................51

18.    ASSIGNMENTS.................................................................................51

       18.1        Deed binds Assigns..............................................................51
       18.2        Assignment by the Trustee.......................................................52

19.    RETIREMENT AND REPLACEMENT OF TRUSTEE.......................................................52

       19.1        Retirement......................................................................52
       19.2        Replacement Trustee.............................................................52
       19.3        Delivery of Records.............................................................53
       19.4        Execution of Deed...............................................................53
       19.5        Trustee's Remuneration..........................................................53

20.    TRUSTEE'S AND MANAGER'S POWERS, LIABILITY AND INDEMNITY GENERALLY...........................54

       20.1        Reliance on Certificates........................................................54
       20.2        Assume Signed Documents to be Genuine...........................................54
       20.3        Trustee's Reliance on Manager...................................................55
       20.4        Manager's Reliance on Trustee...................................................55

       20.5        Compliance with Laws............................................................55
       20.6        Taxes...........................................................................56
       20.7        Reliance on Experts.............................................................56
       20.8        Oversights of Others............................................................56
       20.9        Powers, Authorities and Discretions.............................................56
       20.10       Impossibility or Impracticability...............................................56
       20.11       Duties and Charges..............................................................56
       20.12       Legal and Other Proceedings.....................................................57
       20.13       No Liability except for Negligence etc..........................................57
       20.14       Further Limitations on Trustee's Liability......................................57
       20.15       Further Limitations on Manager's Liability......................................58
       20.16       Extent of Liability.............................................................58
       20.17       Right of Indemnity..............................................................58
       20.18       Conflicts.......................................................................59
       20.19       Trustee Not Obliged To Investigate the Manager etc..............................59
       20.20       Independent Investigation of Credit.............................................59
       20.21       Information.....................................................................60
       20.22       Directions by Manager...........................................................60
       20.23       Removal of Manager..............................................................60
       20.24       Consumer Credit Code - Reliance on Others.......................................60
       20.25       Unallocated CCC Liability.......................................................60
       20.26       Notice of CCC Liability.........................................................61
       20.27       First recourse to Primary CCC Indemnity.........................................61

21.    NOTICES.....................................................................................61

       21.1        Notices Generally...............................................................61
       21.2        Notices to Noteholders..........................................................62
       21.3        Notices to Current Rating Authorities...........................................63
       21.4        Email...........................................................................63

22.    AMENDMENT...................................................................................63

       22.1        Amendment by Trustee............................................................63
       22.2        Amendment with Consent..........................................................64
       22.3        Copy of Amendments to Noteholders...............................................64
       22.4        Copy of Amendments in Advance to Current Rating Authorities.....................64
       22.5        Assumption by Trustee...........................................................64

23.    MISCELLANEOUS...............................................................................64

       23.1        Certificates by Manager.........................................................64
       23.2        Waivers, Remedies Cumulative....................................................65
       23.3        Governing Law...................................................................65
       23.4        Jurisdiction....................................................................65
       23.5        Severability of Provisions......................................................65
       23.6        Liability of Noteholders, Warehousing Investors, the Manager and the
                   Unitholders of each Sub-Fund....................................................65
       23.7        Counterparts....................................................................65
       23.8        Inspection of Deed..............................................................65

      FIRST SCHEDULE PROVISIONS FOR MEETINGS OF NOTEHOLDERS                                        66

      SECOND SCHEDULE AUTHORISED INVESTMENTS                                                       72

      THIRD SCHEDULE LOANS                                                                         74

      FOURTH SCHEDULE FORM OF NOTEHOLDER ACKNOWLEDGEMENT                                           75

      FIFTH SCHEDULE FORM OF NOTE TRANSFER AND ACCEPTANCE                                          77

      SIXTH SCHEDULE FORM OF UNITHOLDER ACKNOWLEDGEMENT                                            80

      SEVENTH SCHEDULE FORM OF UNIT TRANSFER AND ACCEPTANCE                                        82

      EIGHTH SCHEDULE NOTICE BY WAREHOUSING INVESTOR OF DESIRE TO CREATE A WAREHOUSE FUND          85

      NINTH SCHEDULE WAREHOUSING INVESTOR'S TRANSFER CERTIFICATE                                   86

      TENTH SCHEDULE APPLICATION FOR NOTES                                                         87

      ELEVENTH SCHEDULE TRANSFER PROPOSAL                                                          89